UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

APRIL 27, 2023 ANNUAL MEETING
YOUR VOTE IS IMPORTANT

March 6, 2023

Dear Fellow Shareholder:

On behalf of your Board of Directors, we cordially invite you to attend the 2023 Annual Meeting of Shareholders of Central Pacific Financial Corp. The Annual Meeting will be held on Thursday, April 27, 2023, at 11:00 a.m., Hawaii time. This year’s Annual Meeting will be held virtually. You can attend online at www.virtualshareholdermeeting.com/CPF2023, where you will be able to vote and submit questions electronically during the Annual Meeting. You may vote before the Annual Meeting at www.proxyvote.com. Specific Instructions for accessing the Annual Meeting are provided on the notice, proxy card or voting instruction form you received (and please have this notice, proxy card or voting instruction form available when you visit the website) and in the “Attending the Meeting” section of the Proxy Statement.

This year, we will again be using the “Notice and Access” method of providing proxy materials to shareholders via the Internet. We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe proposals to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you vote by internet, telephone or by mail, as set forth in the voting instructions or proxy card that are included with these materials, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the meeting may withdraw their proxy and vote at the meeting if they wish to do so. Your vote is important, so please act at your earliest convenience.

We appreciate your continued interest in Central Pacific Financial Corp.

Sincerely,

Arnold D. Martines	A. Catherine Ngo
Chief Executive Officer	Board Chair

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2023

TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held virtually on Thursday, April 27, 2023, at 11:00 a.m., Hawaii time. The Meeting will be a completely virtual meeting of shareholders, to be conducted via live audio webcast. You will be able to attend the Meeting and submit your questions during the Meeting by attending virtually at www.virtualshareholdermeeting.com/CPF2023.

The Meeting is being held for the purpose of considering and voting upon the following proposals:

1.

Election of Directors.

To elect up to 12 persons to the Board of Directors for a term of one year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

2.	Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”).
3.	Frequency of Advisory Vote on Executive Compensation. To cast a non-binding, advisory vote on the frequency of the advisory “Say-On-Pay” vote.
4.	Approval of 2023 Stock Compensation Plan. To approve the Company’s 2023 Stock Compensation Plan.
5.

Ratification of Appointment of Independent Registered Public Accounting Firm.

To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

6.	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.

Only those shareholders of record at the close of business on February 23, 2023 shall be entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

Dated: March 6, 2023

By Order of the Board of Directors,

GLENN K.C. CHING

Executive Vice President and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 27, 2023

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are accessible, free of charge, at https://www.cpb.bank/2023proxy and https://www.proxyvote.com.

YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AND CAN DO SO BY INTERNET, TELEPHONE OR BY MAIL, AS SET FORTH IN THE VOTING INSTRUCTIONS OR PROXY CARD THAT ARE INCLUDED WITH THESE MATERIALS. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE AT THE MEETING IF THEY WISH TO DO SO.

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 2023

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the 2023 Annual Meeting of Shareholders (the “Meeting”) of the Company to be held online at www.virtualshareholdermeeting.com/CPF2023 on Thursday, April 27, 2023, at 11:00 a.m., Hawaii time, and at any and all adjournments or postponements thereof. The Notice of Internet Availability of Proxy Materials, this Proxy Statement and accompanying form of proxy or voting instruction card, are first being made available to shareholders on or about March 6, 2023.

Proposals to be Considered

The proposals to be considered and voted upon at the Meeting will be:

(1)	Election of Directors. To elect up to 12 persons to the Board of Directors for a term of one year and to serve until their successors are elected and qualified, as more fully described in this Proxy Statement.
(2)	Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers ("Say-On-Pay”).
(3)	Frequency of Advisory Vote on Executive Compensation. To cast a non-binding, advisory vote on the frequency of the advisory “Say-On-Pay” vote.
(4)	2023 Stock Compensation Plan. To approve the Company’s 2023 Stock Compensation Plan.
(5)	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
(6)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.

Record Date, Outstanding Securities and Voting Rights

The Board fixed the close of business on February 23, 2023 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company’s Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting. There were 27,043,545 shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately 2,952 holders of record. There are no other classes of shares of the Company’s capital stock outstanding.

Each holder of Common Stock will be entitled to one vote, virtually in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Quorum

The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present virtually in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.

Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain “routine” proposals if the NYSE member broker has transmitted proxy soliciting materials

PROXY STATEMENT

to the beneficial owner but has not received instructions from that owner. NYSE member brokers will not be permitted to vote on proposal numbers 1, 2, 3, or 4 unless they receive instructions from their customers. NYSE rules permit member brokers that do not receive instructions from their customers, to vote on proposal number 5 as discussed above in their discretion.

Vote Required to Approve the Proposals

The following chart sets forth the required vote to approve each proposal to be considered and voted upon at the Meeting, and the effect of “Withhold” votes, abstentions, and broker non-votes.

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1—Election of Directors	Affirmative vote of a plurality of the shares of Common Stock present virtually in person or by proxy and entitled to vote.	“Withhold” votes will have the effect of a vote AGAINST the election of directors. Broker non-votes will have no effect on the voting for the election of directors.
Proposal 2—Proposal relating to an advisory (non-binding) vote on executive compensation (“Say-On-Pay”)	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Proposal 3—Proposal relating to an advisory (non-binding) vote on frequency of advisory “Say-On-Pay” vote	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Proposal 4—2023 Stock Compensation Plan	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Proposal 5—Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Additional information regarding each of these proposals is provided in the section titled “DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS” (for Proposals 1 through 5 above).

The following is the Board’s recommendation with respect to each of the proposals to be considered and voted upon at the Meeting:

Proposal	Issue	FOR
Proposal 1	The Board recommends a vote “FOR” the election of all nominees as directors.
Proposal 2	The Board recommends a vote “FOR” the compensation of the Company’s named executive officers.
Proposal 3	The Board recommends a vote of “EVERY YEAR” to set the frequency of the advisory “Say-On-Pay” vote to an annual basis.
Proposal 4	The Board recommends a vote “FOR” the 2023 Stock Compensation Plan.
Proposal 5	The Board recommends a vote “FOR” ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting and this Proxy Statement. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board or, if no recommendation is given, in their own discretion.

2	2023 Proxy Statement

PROXY STATEMENT

Voting

You may vote by internet, telephone or by mail, as set forth in the voting instructions or proxy card that is provided to you.

Voting by Internet or Telephone. Voting by internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. The internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number which is provided with your voting instructions. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by internet or telephone, you do not have to mail in a proxy card, but your vote must be received by the voting deadline set forth in your voting instructions.

Voting by Mail. If you wish to vote by mail, you may request a paper copy of these materials which will include a proxy card. If you vote by proxy card, be sure to complete, sign, date and mail your proxy card in the accompanying postage-prepaid envelope by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if internet or telephone voting is available. If your bank or broker does make internet or telephone voting available, please follow the voting instructions provided by your bank or broker.

If you vote by internet or by telephone, you should not return a proxy card.

Revocability of Proxies

Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting and voting virtually in person at the Meeting, or by following the instructions at www.virtualshareholdermeeting.com/CPF2023. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.

Solicitation of Proxies

This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $10,000, plus reimbursement of expenses.

PROXY STATEMENT

Attending the Meeting

This year’s Meeting will be held virtually, and the Board of Directors and certain members of Company management may log in to the Meeting from remote locations.

How to Participate in the Meeting	Visit www.virtualshareholdermeeting.com/CPF2023. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials, proxy card, or voting instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Hawaii time on April 27, 2023. The meeting will begin promptly at 11:00 a.m. Hawaii time.
How to Get Help with Technical Difficulties	If you encounter any difficulties accessing the Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Meeting log-in page.
How to Ask Questions at the Meeting	Shareholders will be able to submit questions during the Meeting by logging into www.virtualshareholdermeeting.com/CPF2023, typing a question into the “Ask a Question” field, and clicking “Submit”.
The Company will answer shareholder-submitted questions pertinent to the proposals to be considered and voted upon at the Meeting, and appropriate general questions from shareholders regarding the Company.
The Company will try to answer as many shareholder-submitted questions as time permits that comply with the Meeting rules of conduct posted on the virtual Meeting website. If there are proper questions that comply with the Meeting rules of conduct posted on the virtual Meeting website that cannot be answered during the Meeting due to time constraints, a Company representative will reach out to those shareholders whose questions were not addressed at the Meeting to answer their questions.
Additional Questions	Email Company’s Investor Relations team at investor@cpb.bank.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2023.

The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available free of charge at https://www.cpb.bank/2023proxy and at https://www.proxyvote.com.

In addition, the Company will provide without charge, upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2022. Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811 or to https://www.proxyvote.com.

The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any shareholder who shares an address with other shareholders and where only one set of materials were sent to that address to be shared by all shareholders at that address.

We are furnishing materials to our shareholders primarily via the internet instead of mailing printed copies of those materials to our shareholders. By doing so, we save costs and reduce the environmental impact of the Meeting. On March 6, 2023, the Company mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to shareholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

4	2023 Proxy Statement

PROXY STATEMENT

Principal Shareholders

Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of February 23, 2023, the following were the only persons known to management of the Company to beneficially own more than five percent of the Company’s outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	3,904,548	14.3%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,178,492	11.67%
(1)	Pursuant to Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2023, wherein BlackRock, Inc. reported sole voting power as to 3,856,946 shared of Company Common Stock, and sole dispositive power as to 3,904,548 shares of Company Common Stock.
(2)	Pursuant to Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, wherein The Vanguard Group reported sole voting power as to 0 shares of Company Common Stock, shared voting power as to 17,602 shares of Company Common Stock, sole dispositive power as to 3,136,432 shares of Company Common Stock, and shared dispositive power as to 42,060 shares of Company Common Stock.

PROXY STATEMENT

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, nominees, and the Named Executive Officers (as defined under “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS—COMPENSATION DISCUSSION AND ANALYSIS”), as well as all directors and executive officers as a group, as of the close of business on February 23, 2023. Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Current Directors and Nominees
Christine H. H. Camp	110,755(3)	*
Earl E. Fry	51,850(4)	*
Jason R. Fujimoto	894(5)	*
Jonathan B. Kindred	3,469(6)	*
Paul J. Kosasa	63,115(7)	*
Duane K. Kurisu	26,191(8)	*
Christopher T. Lutes	11,303(9)	*
Arnold D. Martines	48,425(10)	*
Colbert M. Matsumoto (not standing for re-election)	16,513(11)	*
A. Catherine Ngo	219,986(12)	*
Saedene K. Ota	1,659(13)	*
Crystal K. Rose	27,469(14)	*
Paul K. Yonamine	98,957(15)	*
Named Executive Officers
David S. Morimoto	44,448(16)	*
All Directors and Current Executive Officers as a Group (17 persons)	723,712	2.7%
*	Less than one percent.
(1)	Except as otherwise noted below, each person has sole voting and investment power with respect to the shares listed. The numbers shown include the shares actually owned as of February 23, 2023 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within 60 days of February 23, 2023. For restricted stock awards which have not vested, individuals have voting power with respect to such shares but no investment power.
(2)	In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within 60 days after February 23, 2023 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.
(3)	103,196 shares of Common Stock are held by Ms. Camp as trustee of the Christine Camp Revocable Trust. 6,494 shares of Common Stock are directly held by Ms. Camp. 1,065 shares of Common Stock are held in Ms. Camp’s Simplified Employee Pension Plan Individual Retirement Account. In addition to the shares reported in the table, Ms. Camp’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 21,542 shares of Common Stock; Ms. Camp has no ownership rights to any such shares.
(4)	50,000 shares of Common Stock are held in the Fry Family Trust of which Mr. Fry and his wife are co-trustees and they share voting and investment power. 1,850 shares of Common Stock are directly held by Mr. Fry. In addition to the shares reported in the table, Mr. Fry’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 14,858 shares of Common Stock; Mr. Fry has no ownership rights to any such shares.
(5)	894 shares of Common Stock are directly held by Mr. Fujimoto.
(6)	3,469 shares of Common Stock are directly held by Mr. Kindred.
(7)	62,192 shares of Common Stock are directly held by Mr. Kosasa. 923 shares of Common Stock are held jointly by Mr. Kosasa and his wife and they share voting and investment powers.
(8)	26,191 shares of Common Stock are directly held by Mr. Kurisu. In addition to the shares reported in the table, Mr. Kurisu’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 1,700 shares of Common Stock; Mr. Kurisu has no ownership rights to any such shares.

6	2023 Proxy Statement

PROXY STATEMENT

(9)	11,303 shares are held jointly by Mr. Lutes and his wife.
(10)	25,066 shares of Common Stock are held jointly by Mr. Martines and his wife and they share voting and investment powers. 12,549 shares of Common Stock are held under Mr. Martines’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 4,924 shares of Common Stock are held under Mr. Martines’s wife’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation of which Mr. Martines is Vice President and a Director.
(11)	16,513 shares of Common Stock are directly held by Mr. Matsumoto. In addition to the shares reported in the table, Mr. Matsumoto’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 27,730 shares of Common Stock; Mr. Matsumoto has no ownership rights to any such shares.
(12)	201,906 shares of Common Stock are held by Ms. Ngo and her husband in their Family Trust of which Ms. Ngo and her husband are co-trustees and share voting and investment powers. 9,480 shares of Common Stock are held in Ms. Ngo’s Individual Retirement Account. 2,714 shares of Common Stock are held in Ms. Ngo’s husband’s Individual Retirement Account. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Ms. Ngo is President and Chair.
(13)	1,659 shares of Common Stock are directly held by Ms. Ota. In addition to the shares reported in the table, Ms. Ota’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 20,652 shares of Common Stock; Ms. Ota has no ownership rights to any such shares.
(14)	27,175 shares of Common Stock are directly held by Ms. Rose. 64 shares of Common Stock are held jointly by Ms. Rose and her husband and they share voting and investment powers. 230 shares of Common Stock are held by Ms. Rose as trustee of her pension plan. In addition to the shares reported in the table, Ms. Rose’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 24,835 shares of Common Stock; Ms. Rose has no ownership rights to any such shares.
(15)	76,179 shares of Common Stock are directly held by Mr. Yonamine. 8,627 shares are held jointly by Mr. Yonamine and his wife and they share voting and investment powers. 8,265 shares of Common Stock are held in Mr. Yonamine’s SEP Individual Retirement Account. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Mr. Yonamine is Vice President and a Director. In addition to the shares reported in the table, Mr. Yonamine’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 4,400 shares of Common Stock; Mr. Yonamine has no ownership rights to any such shares.
(16)	35,410 shares of Common Stock are directly held by Mr. Morimoto. 2,830 shares of Common Stock are held jointly by Mr. Morimoto and his wife and they share voting and investment powers. 322 shares of Common Stock are held under Mr. Morimoto’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Mr. Morimoto is Vice President, Treasurer and a Director.

Delinquent Section 16(a) Reports

The Company’s directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s Common Stock. Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year. To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2022 by any person who was at any time during year 2022 a director, officer, beneficial owner of more than 10% of the Common Stock, or any other persons subject to Section 16 of the Exchange Act with respect to the Company.

DIRECTOR BACKGROUND AND EXPERIENCE

The Company currently has 13 directors: Christine H. H. Camp, Earl E. Fry, Jason R. Fujimoto, Jonathan B. Kindred, Paul J. Kosasa, Duane K. Kurisu, Christopher T. Lutes, Arnold D. Martines, Colbert M. Matsumoto, A. Catherine Ngo, Saedene K. Ota, Crystal K. Rose, and Paul K. Yonamine, all of whom, other than Colbert M. Matsumoto who reached our mandatory retirement age and was not nominated for re-election, are also nominees for directors. The term of all directors expires at the Meeting. Accordingly, there are 12 directors to be elected at the Meeting to serve one-year terms expiring at the 2024 Annual Meeting of Shareholders and until their respective successors are elected and qualified, subject to the earlier of their death, resignation, retirement, disqualification or removal from office.

All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the proxy holders named on the proxy cards will vote in their discretion for such persons as the Board may recommend.

There are no family relationships among directors or executive officers of the Company. As of the date hereof and for the past five years, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for Director Christine H. H. Camp who is a former director of the Federal Home Loan Bank of Des Moines from 2018 to 2021; Director Earl E. Fry, who is a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”), and a director of Backblaze Inc. (NASDAQ ticker “BLZE”); Director Crystal K. Rose, who is also a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”); and Director Paul K. Yonamine, who is also a director of Circlace Co., Ltd. (Tokyo Stock Exchange ticker “5029.T”) and Seven & i Holdings, Co., Ltd. (Tokyo Stock Exchange ticker “3382.T”).

The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the 12 directorships to be filled at the meeting will be filled by the 12 nominees receiving the highest number of “FOR” votes. There is no cumulative voting in the election of directors.

Proposal 1. ELECTION OF DIRECTORS
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL 12 NOMINEES.

8	2023 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE

ELECTION OF DIRECTORS

We are pleased to propose 12 director nominees for election this year. We believe that our director nominees possess the requisite diversity, experience, qualifications, and skills, and mix of institutional knowledge and fresh perspectives necessary to maintain an effective Board to serve the best interests of the Company and its shareholders. All nominees are incumbent directors and are deemed “independent” except for Christopher T. Lutes (see discussion below), Arnold D. Martines, who is the current President and Chief Executive Officer of the Company, A. Catherine Ngo who is the former Executive Vice-Chair of the Company, and Paul K. Yonamine who is the former Chairman and Chief Executive Officer of the Company.

Our Board, which currently has 13 members, recognizes the importance of Board refreshment and has added a new independent director in each 2021 (Jonathan B. Kindred) and 2023 (Jason R. Fujimoto). In addition, Colbert M. Matsumoto, a current director, has reached our mandatory retirement age and was not nominated for re-election at the Meeting. Our Board has set the number of directors that will constitute our Board, effective as of the Meeting, at 12. Our Governance Committee and Board are committed to maintaining and enhancing our Board’s diversity of backgrounds, experience and skills in an effort to align our Board’s composition with the diverse clients and communities we serve, and our diverse workforce.

OVERVIEW OF BOARD NOMINEES*

Director Nominee Name and Principal Occupation	Age	Director Since	Independent	Public Boards	Committees
					Audit	Compensation	Governance	Risk
A. Catherine Ngo Board Chair, the Company and the Bank	62	2015 ©		1
Christine H. H. Camp President and Chief Executive Officer, Avalon Group, LLC	56	2004	✓	1
Earl E. Fry Retired Executive Vice President and Chief Financial Officer, Informatica Corporation	64	2005	✓	3
Jason R. Fujimoto President and Chief Executive Officer, Hawaii Planing Mill, Ltd.	42	2023	✓	1
Jonathan B. Kindred Retired President and CEO, Morgan Stanley Japan Holdings Co., Ltd.	62	2021	✓	1
Paul J. Kosasa President and Chief Executive Officer, ABC Stores	65	2002	✓	1
Duane K. Kurisu Chairman of the Board and Chief Executive Officer, aio Group	69	2004	✓	1
Christopher T. Lutes Chief Strategy Officer, Elevate Credit, Inc.	55	2018		1
Arnold D. Martines President and Chief Executive Officer, the Company and the Bank	58	2023		1
Saedene K. Ota President, Sae Design, Inc.	54	2015	✓	1
Crystal K. Rose Partner, Lung Rose Voss & Wagnild	65	2005	✓	2
Paul K. Yonamine Chairman Emeritus the Company and the Bank	65	2017		3

* Current director and Vice-Chair Colbert M. Matsumoto will retire as of the Meeting and is not listed here, as he was not renominated for election. Mr. Matsumoto serves on the Board Risk Committee.

©	– Board Chair
– Lead Independent Director
– Committee Chair
– Committee Member
– Audit Committee Financial Expert

DIRECTOR BACKGROUND AND EXPERIENCE

Board Nominee Highlights

The below provides information regarding the nominees to our Board, including certain types of knowledge, experience or attributes possessed by one or more of our director nominees.

Independence 66% Independent	Gender Diversity 33% Women
Ethnic Diversity* 75% Diverse	Financial Acumen 100% of Nominees

* “Ethnic Diversity” reflects that a director nominee self-identifies as one or more of: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or two or more races or ethnicities.

Demographic Background
Asian/ Chinese-American									•	•
Asian/ Japanese-American		•	•		•	•				•		•
Asian/Korean-American	•
Asian/Vietnamese-American			•
White/Caucasian		•		•			•	•			•
Native Hawaiian											•
Did Not Disclose
LGBTQ+
Gender Identity
Male		•	•	•	•	•	•	•				•
Female	•								•	•	•
Non-Binary
Did Not Disclose Gender

10	2023 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE

Board Skills and Expertise

The following table summarizes the specific skills and professional experience of each director nominee that led the Company’s Governance Committee and Board to determine that each such person should serve on the Board.

Director Nominee Skills and Experience
Banking	•	•		•			•	•	•			•	7
Business Transformation	•	•				•				•		•	5
CEO/Business Owner Experience	•		•	•	•	•		•	•	•	•	•	10
Finance/Accounting	•	•	•	•		•	•		•			•	8
Hawaii Business	•		•		•	•		•		•	•	•	8
International Business	•	•		•			•					•	5
Public Company	•	•					•				•	•	5
Real Estate	•				•	•					•		4
Regulatory/Legal	•			•	•				•		•		5
Sustainability	•												1
Technology/Cybersecurity		•										•	2

Board Refreshment

2015	2017	2018	2020	2021	2023
2 directors added • A. Catherine Ngo • Saedene K. Ota	1 director added • Paul K. Yonamine	1 director added • Christopher T. Lutes		1 director added • Jonathan B. Kindred	2 directors added • Jason R. Fujimoto • Arnold D. Martines
2 directors left Board			1 director retirement		1 director retirement

DIRECTOR BACKGROUND AND EXPERIENCE

DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION

The biographies below describe the business experience (including principal occupation for the past five years), directorships, and qualifications of each of our director nominees, our director who was not renominated since he reached our mandatory retirement age, and our executive officers. All directors and executive officers of the Company are also directors and executive officers of the Bank. In connection with each nominee’s re-election to the Board, the director nominees will also be re-elected to the board of the Bank.

Director Nominees

CHRISTINE H. H. CAMP

DIRECTOR SINCE: 2004 AGE: 56 COMMITTEES: ● Risk (Chair) ● Compensation

Ms. Camp has over 30 years’ experience in real estate, and her company Avalon Group, LLC is a full-service real estate company which provides financial and market analysis to a wide range of investors involved in various real estate transactions and development scenarios, and also real estate brokerage, market and financial consulting. Ms. Camp is also engaged in real estate development through her company Avalon Development Company, LLC. Prior to establishing Avalon Group, Ms. Camp was Vice President of Development at A&B Properties, Inc., a subsidiary of Alexander & Baldwin, Inc. (a publicly traded company listed on the NYSE) and was in charge of that company’s real estate development and investment acquisition activities. Ms. Camp also was the Senior Project Coordinator of Planning and Engineering at Castle & Cooke Properties, Inc., where she handled site acquisition and development of non-company owned properties. Ms. Camp’s real estate, financial, and public company knowledge and experience gained from her prior and current positions makes her a valuable resource to the Board and management in many areas, but particularly in connection with the Company’s real estate lending and other real estate related activities, to include the evaluation of real estate related risks, investments, opportunities, and asset management oversight.

BACKGROUND:

●         President and Chief Executive Officer, Avalon Group, LLC (2002—present) (real estate consulting)

●         Managing Director, Avalon Development Company, LLC (1999—present) (real estate development)

OTHER PUBLIC COMPANY BOARD SERVICE:

●         Federal Home Loan Bank of Des Moines (a privately held company registered with the Securities and Exchange Commission), Director 1/2018—12/2021

OTHER DIRECTORSHIPS AND POSITIONS:

●         Catholic Charities Hawaii, Board of Advisors

●         Institute for Human Services, Director

●         Kahala Senior Living Community, Inc. dba Kahala Nui, Director

●         Center for Tomorrow’s Leaders, Board of Advisors

●         City Mill Company, Limited, Director

EDUCATION:

●         Bachelor, Business Administration and Management, Hawaii Pacific University

SKILLS AND EXPERIENCE:

●         Banking

●         Business Transformation

●         CEO/Business Owner

●         Finance/Accounting

●         Hawaii Business

●         International Business

●         Public Company

●         Real Estate

●         Regulatory/Legal

●         Sustainability

12	2023 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE

EARL E. FRY

DIRECTOR SINCE: 2005 AGE: 64 COMMITTEES: ● Audit (Chair) BANK COMMITTEES: ● Trust

Mr. Fry is a retired Executive Vice President and Chief Financial Officer of Informatica Corporation (a privately held company that was previously publicly traded on NASDAQ), a company which provides data integration software and services, and which has reported annual revenue in excess of $1 billion. During his tenure as Chief Financial Officer of Informatica Corporation, Mr. Fry effected, among other things, numerous major capital and financial transactions, to include credit lines, equity offerings, convertible rate issuances, stock/bond buyback plans, over 15 technology acquisitions, and he established development and support centers in Bangalore, India, Dublin, Ireland, and Tel Aviv, Israel, and he also established Informatica’s enterprise risk management program. Mr. Fry also previously managed the Global Customer Support and Consulting Services areas of Informatica Corporation representing over half of Informatica’s revenue. Prior to joining Informatica Corporation, Mr. Fry was Chief Financial Officer of Omnicell, Inc. (a publicly traded company listed on NASDAQ) for four years, Chief Financial Officer of C-ATS Software Inc. for two years, Chief Financial Officer of Weitek Corporation for three years, and he also served at other technology companies in various finance and other capacities. Mr. Fry began his professional career at Ernst & Whinney, CPAs (now known as Ernst & Young), where he held the position of Senior Auditor. Mr. Fry was voted Software Chief Financial Officer of the Year by Institutional Investor in 2010, 2011, 2012, 2013 and 2014. Mr. Fry brings extensive finance, public company, and auditing knowledge and experience to the Board and Company.

BACKGROUND:

●         Director, Audit Committee Chair, and Executive Committee member, Hawaiian Holdings, Inc. (5/2016—present) (airline)

●         Director, Backblaze Inc. (8/2021—present) (technology)

●         Director, Xactly Corporation (9/2005—7/2017) (technology)

●         Interim Chief Financial Officer, Informatica Corporation (9/2015—1/2016) (technology)

●         Chief Customer Officer and Executive Vice President, Operations Strategy, Informatica Corporation (11/2014—8/2015) (technology)

OTHER PUBLIC COMPANY BOARD SERVICE:

●         Director, Audit Committee Chair, and Executive Committee member, Hawaiian Holdings, Inc. (5/2016—present) (NASDAQ: HA)

●         Director and member of Compensation, Audit, and Nominating and Governance Committees, Backblaze Inc. (8/2021—present) (NASDAQ: BLZE)

OTHER DIRECTORSHIPS AND POSITIONS:

●         PACE (Pacific Asian Center for Entrepreneurship), Director

●         Japanese Cultural Center of Kona, Board of Governors

●         Illuminate Ventures, Advisory Council member

EDUCATION:

●         Bachelor of Business Administration, University of Hawaii Shidler College of Business

●         Master of Business Administration, Stanford Graduate School of Business

SKILLS AND EXPERIENCE:

●         Banking

●         Business Transformation

●         Finance/Accounting

●         International Business

●         Public Company

●         Technology/Cybersecurity

DIRECTOR BACKGROUND AND EXPERIENCE

JASON R. FUJIMOTO

DIRECTOR SINCE: 2023 AGE: 42 COMMITTEES: ● Audit

Mr. Fujimoto is currently President and Chief Executive Officer of Hawaii Planing Mill, Ltd., doing business as HPM Building Supply (a building supply company headquartered on Hawaii Island with operations on all four major islands and in business for over 100 years), and has served in that capacity since January 2019. Mr. Fujimoto served as Chief Operating Officer of Hawaii Planing Mill, Ltd. from January 2013 to December 2018. Mr. Fujimoto served as Chief Financial Officer of Hawaii Planing Mill, Ltd. from January 2011 to December 2012. Mr. Fujimoto has served on the Board of Directors and Audit Committee of Hawaii Planing Mill, Ltd. since March 2009. Mr. Fujimoto resides on the Island of Hawaii and adds to the Company’s and Bank’s Boards of Directors audit and financial experience, as well as geographic diversity.

BACKGROUND:

●         President and Chief Executive Officer, Hawaii Planing Mill, Ltd. (1/2019—present) (building supplies)

●         Chief Operating Officer, Hawaii Planing Mill, Ltd. (1/2013—12/2018) (building supplies)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Hawaii Asia Pacific Association Leaders, Director

●         Holomua Collective, Director

●         Kohala Institute DBA ‘Iole Stewardship Center, former Chair

●         Hawaii Public Television Foundation DBA PBS Hawaii, former Chair

●         Hawaii Executive Collaborative, Member

●         Hawaii Business Roundtable, Member

●         University of Hawaii Hilo Chancellor’s Community Advisory Board, Member

●         U.S. Army Garrison Pohakuloa Training Area Commander’s Advisory Council, Member

●         DoItBest Eagles Conference, Member

●         BIG Group, Member

EDUCATION:

●         Bachelor of Science, Economics, The Wharton School of the University of Pennsylvania, concentrating in Corporate Finance and Strategic Management and minor degree in Psychology from the University of Pennsylvania College of Arts and Sciences

SKILLS AND EXPERIENCE:

●         CEO/Business Owner

●         Finance/Accounting

●         Hawaii Business

14	2023 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE

JONATHAN B. KINDRED

DIRECTOR SINCE: 2021 AGE: 62 COMMITTEES: ● Audit

Mr. Kindred has over 35 years of global experience in the financial services industry. He currently serves as Managing Member of KR Consulting LLC, a professional services consulting firm as well as Managing Member of KR Farms LLC, both headquartered on Maui. From 1983 to 2019, Mr. Kindred was with Morgan Stanley in a career spanning multiple roles in New York, London, and Tokyo. From 2007 to 2019, he served as President and CEO of Morgan Stanley Japan Holdings Co., Ltd., and Morgan Stanley MUFG Securities Co., Ltd., and as a member of Morgan Stanley’s Management Committee. Mr. Kindred was the Chairman of the International Bankers Association of Japan from 2011 to 2017. He also previously served as a Director of the U.S.-Japan Business Council, a Director of the Japan Society of New York, and a member of the Tokyo Metropolitan Government’s Advisory Panel on Global Financial City Tokyo. We believe his decades of global experience in financial services in markets including Asia, Europe, the Continental United States and Hawaii are a valuable asset to the Company and the Bank.

BACKGROUND:

●         Managing Member and Consultant, KR Consulting LLC (2/2019—present) (consulting)

●         Managing Member and Owner, KR Farms LLC (3/2021—present) (agriculture)

●         President and CEO, Morgan Stanley Japan Holdings Co., Ltd. (10/2007—5/2019) (financial services)

●         President and CEO, Morgan Stanley MUFG Securities Co., Ltd. (5/2010—5/2019) (financial services)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Hawaii Contemporary, Director and former Chair

EDUCATION:

●         Bachelor of Science, Economics, The Wharton School of the University of Pennsylvania

SKILLS AND EXPERIENCE:

●         Banking

●         CEO/Business Owner

●         Finance/Accounting

●         International Market

●         Regulatory/Legal

DIRECTOR BACKGROUND AND EXPERIENCE

PAUL J. KOSASA

DIRECTOR SINCE: 2002 AGE: 65 COMMITTEES: ● Governance (Chair) BANK COMMITTEES: ● Trust

Mr. Kosasa has been President and Chief Executive Officer of MNS, Ltd., doing business as ABC Stores, for the past 24 years, and has been with ABC Stores for over 40 years. In this position he oversees a Hawaii-based retail convenience store operation with a major presence in Waikiki and other tourist locations throughout the Hawaiian Islands, as well as in other locations outside of Hawaii, such as Guam, Saipan, and Las Vegas, Nevada. As President and Chief Executive Officer of a sizable retail store chain which primarily serves the tourist industry, one of the largest industries in Hawaii, Mr. Kosasa provides the Board and Company with significant business and management knowledge and experience in all aspects of a business operation, which includes business strategy and planning, financial management and budgeting, employee compensation and benefits, labor, marketing, advertising, and real estate, among other business expertise. In addition, Mr. Kosasa provides a link and close connection to the Hawaii tourism industry, one of Hawaii’s most profitable economic engines, and provides a valuable source of banking business with respect to Hawaii businesses that support the Hawaii tourism industry, as well as retail customers from outside Hawaii who require or may desire Hawaii banking services.

BACKGROUND:

●         President and Chief Executive Officer, MNS, Ltd., doing business as ABC Stores (1999—present) (retail)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Hawaii Food Industry Association, Advisor

●         Waikiki Business Improvement District Association, Chairman

●         Hawaii Symphony Orchestra, Chairman

●         Japanese American National Museum, Board of Trustees

●         Hawaii Community Foundation, Board of Governors

●         Kuakini Health System, Director

EDUCATION:

●         Bachelor of Science and Engineering, Electrical Engineering, University of Michigan

SKILLS AND EXPERIENCE:

●         CEO/Business Owner

●         Hawaii Business

●         Real Estate

●         Regulatory/Legal

16	2023 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE

DUANE K. KURISU

DIRECTOR SINCE: 2004*

AGE: 69

COMMITTEES:

●      Compensation

●      Governance

BANK COMMITTEES:

●      Director’s Loan Committee

*   Mr. Kurisu served as a director of the Company from September 2004 to May 2008. On January 25, 2012, Mr. Kurisu was reappointed to the Board.

Mr. Kurisu owns, manages and/or is involved in numerous and varied businesses and industries in Hawaii including, among others: (i) real estate—investment, ownership and management of office buildings, shopping centers and industrial parks in Hawaii; (ii) media—owner and publisher of a number of Hawaii magazines, newspapers and publications, and radio; (iii) sports—professional baseball; and (iv) food—bakery, restaurants, nutraceuticals. Mr. Kurisu is the Chairman of the Board, Chief Executive Officer and owner of aio, LLC, doing business as aio Group, a holding company for brands focused on Hawaii and the Pacific in the areas of media, sports and food. Mr. Kurisu is a successful businessman and prominent figure in the Hawaii business community and brings to the Board business acumen, judgment, background and experience, and his knowledge of the Hawaii market and his relationships and connections within the Hawaii market.

BACKGROUND:

●         Chairman of the Board and Chief Executive Officer, aio, LLC, doing business as aio Group (2002—present) (media/sports/food/real estate/investment)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Hawaii Asia Pacific Association, Director

●         Downtown Athletic Club Hawaii, Advisory Board member

●         PACE (Pacific Asian Center for Entrepreneurship), Director

●         Claremont McKenna College, Board of Trustees

●         Punahou School, Board of Trustees

●         Catholic Charities Hawaii, Board of Advisors

●         Hawaii Executive Collaborative, Chair

EDUCATION:

●         University of Hawaii at Manoa

SKILLS AND EXPERIENCE:

●         Business Transformation

●         CEO/Business Owner

●         Finance/Accounting

●         Hawaii Business

●         Real Estate

●         Regulatory/Legal

DIRECTOR BACKGROUND AND EXPERIENCE

CHRISTOPHER T. LUTES

DIRECTOR SINCE: 2018 AGE: 55 COMMITTEES: ● Risk BANK COMMITTEES: ● Trust (Chair)

Mr. Lutes has over 25 years of experience in the financial services industry in executive and chief financial officer capacities. Since August 2021, Mr. Lutes has served as the Chief Strategy Officer of Elevate Credit, Inc., which specializes in tech-enabled online credit solutions. He was previously the Chief Financial Officer of Elevate Credit, Inc. from 2015 to 2021, and Elevate Credit, Inc.’s predecessor company, Think Finance, Inc., from 2007 to 2014. Prior to joining Elevate Credit, Inc., Mr. Lutes was the Chief Financial Officer for Silicon Valley Bank from 1998 to 2001. Mr. Lutes began his career in public accounting with Coopers & Lybrand. Mr. Lutes brings significant knowledge and experience in the technology and financial services sector to the Board.

BACKGROUND:

●         Chief Strategy Officer, Elevate Credit, Inc. (8/2021—present) (technology/risk management/marketing)

●         Chief Financial Officer, Elevate Credit, Inc. (1/2015—8/2021) (technology/risk management/marketing)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Swell Financial, Inc., Director

EDUCATION:

●         Bachelor of Science, Accounting, Arizona State University

SKILLS AND EXPERIENCE:

●         Banking

●         Finance/Accounting

●         International Business

●         Public Company

18	2023 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE

ARNOLD D. MARTINES

DIRECTOR SINCE: 2023 AGE: 58 COMMITTEES: ● Risk BANK COMMITTEES: ● Director’s Loan Committee

Mr. Martines was appointed President and Chief Executive Officer of the Company and the Bank, effective January 1, 2023. Mr. Martines has over 27 years of banking experience. Mr. Martines started his banking career in 1995 as an Assistant Branch Manager at Bank of Hawaii. He subsequently took on increasing responsibility in both line and credit management roles for small business, middle market and corporate lending before joining the Bank in February 2004 as Vice President and Portfolio Management Approval Manager where he oversaw commercial and industrial loan approvals for the Bank. Since joining the Bank, Mr. Martines has held various executive leadership positions at the Bank, including President and Chief Operating Officer and Chief Banking Officer.

BACKGROUND:

●         President and Chief Executive Officer, the Company and the Bank (1/1/2023—present)

●         President and Chief Operating Officer, the Company and the Bank (1/1/2022—12/31/2022)

●         Executive Vice President and Chief Banking Officer, the Company and the Bank (6/1/2020—12/31/2021)

●         Group Executive Vice President, Revenue, the Company and the Bank (5/1/2019—5/31/2020)

●         Executive Vice President, Commercial Markets, the Company and the Bank (9/1/2016—4/30/2019)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Child and Family Service, Director and former Chair

●         Saint Louis School, Trustee

●         Aloha Council of Boy Scouts of America, Director and former Chair

●         YMCA of Honolulu, Director

EDUCATION:

●         University of Hawaii at Manoa

●         Pacific Coast Banking School at University of Washington

SKILLS AND EXPERIENCE:

●         Banking

●         CEO/Business Owner

●         Hawaii Business

DIRECTOR BACKGROUND AND EXPERIENCE

A. CATHERINE NGO

Board Chair DIRECTOR SINCE: 2015 AGE: 62 COMMITTEES: ● Risk BANK COMMITTEES: ● Director’s Loan Committee

Ms. Ngo was appointed Chair of the Company’s and Bank’s Board effective January 1, 2023. Ms. Ngo joined the Company and the Bank in 2010 and has held various executive roles, including President and Chief Executive Officer. Ms. Ngo is an experienced executive who has served in various capacities in the financial industry during the last 30 years. Prior to joining the Company and the Bank, Ms. Ngo was a founding general partner of Startup Capital Ventures, an early-stage venture capital firm established in 2005, with investments in Silicon Valley and Hawaii, as well as in China. Ngo’s focus as a venture capitalist was on software and services companies in China. Before that, she was Executive Vice President, General Counsel, and Corporate Secretary of Silicon Valley Bank (overseeing risk and operations divisions), and during her tenure there, also served as Chief Operating Officer of Alliant Partners, Silicon Valley Bank’s investment banking subsidiary. Prior to that, Ms. Ngo was in private law practice in Silicon Valley and Dallas.

BACKGROUND:

●         Board Chair, the Company and the Bank (1/1/2023—present)

●         Executive Vice Chair, the Company and the Bank (1/1/2022—12/31/2022)

●         President, the Company, and President and Chief Executive Officer, the Bank (10/1/2018—12/31/2021)

●         President and Chief Executive Officer, the Company and the Bank (7/1/2015—9/30/18)

●         General Partner, Startup Capital Ventures, L.P. (2005—present) (investment)

●         Managing Member, SCV Management Co, LLC (2005—present) (investment)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Federal Reserve Community Depository Institutions Advisory Council (12th District), Member

●         The Queen’s Health System, Director, Finance Committee Chair, Board of Trustees

●         Hawaii Gas, Director

●         Hawaii Community Foundation, Board of Governors

●         Catholic Charities Hawaii, Board of Advisors

●         Trust for Public Land, Hawaii Advisory Board Member

EDUCATION:

●         Bachelor of Arts, University of Virginia

●         J.D., University of Virginia School of Law

SKILLS AND EXPERIENCE:

●         Banking

●         CEO/Business Owner

●         Finance/Accounting

●         Regulatory/Legal

20	2023 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE

SAEDENE K. OTA

DIRECTOR SINCE: 2015 AGE: 54 COMMITTEES: ● Compensation (Chair)

Ms. Ota is owner and creative director of Sae Design, Inc., a graphic design and visual marketing agency headquartered on the Island of Maui. In her over 27-year career, Ms. Ota has received numerous design, graphics and marketing rewards and recognition. Ms. Ota resides on the Island of Maui. The Bank has four branches on the Island of Maui and firmly believes it is important to have a director from the Island of Maui, who best understands and can help the Bank connect with residents and businesses on the Island of Maui, and to demonstrate the Bank’s commitment to serving all islands and communities comprising the State of Hawaii. The vast majority of businesses in Hawaii are small and each island has its own unique business markets, needs and communities, and thus having Ms. Ota who is a prominent businessperson and community leader on the Island of Maui, serve on our Company’s Board and Bank’s Board of Directors, provides great insight and perspective in how we can best serve small businesses throughout the State of Hawaii, but also within the Island of Maui. As a community bank serving all the people and islands of Hawaii, we believe it is vital that our Board have experienced and proven businesspeople who reflect and represent all of Hawaii and the diversity of Hawaii. We believe Ms. Ota’s lifetime of experiences and success as a small businessperson, and her substantial marketing knowledge and expertise, add significant value and perspective to our Board.

BACKGROUND:

●         President, Sae Design, Inc. (2007—present) (design and marketing)

●         President, Maui Thing LLC (2010—2019) (retail)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Maui Health Foundation, Executive Director

●         Maui Economic Development Board, Chair

EDUCATION:

●         Bachelor of Fine Arts, Graphic Design and Packaging, ArtCenter College of Design

●         Master of Business Administration, Design Strategy. California College of the Arts

SKILLS AND EXPERIENCE:

●         Business Transformation

●         CEO/Business Owner

●         Hawaii Business

DIRECTOR BACKGROUND AND EXPERIENCE

CRYSTAL K. ROSE, J.D.

Lead Independent Director DIRECTOR SINCE: 2005 AGE: 65 COMMITTEES: ● Compensation ● Governance

Ms. Rose is a name partner in the law firm of Lung Rose Voss & Wagnild and has been actively practicing law for 41 years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law. Ms. Rose has been a director of Hawaiian Holdings, Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.) since June 2006, and serves as Chair of the Compensation Committee, and is a member of the Governance and Nominating Committee of its Board of Directors. Given the limited number of publicly traded companies in Hawaii, Ms. Rose brings experience as a director of another Hawaii-based publicly traded company. Ms. Rose also brings a wealth of legal and real estate knowledge and experience to the Company’s Board and Bank’s Board, and her professional, leadership, and business skills and expertise are well-suited to her serving since June 1, 2014, as the Company’s and the Bank’s Lead Independent Director, and before that, from April 20, 2011 through May 31, 2014, serving as the Company’s and Bank’s Board Chair, and in providing guidance with respect to the Company’s and the Bank’s strategic issues, overall business plans and legal matters.

BACKGROUND:

●         Partner, Lung Rose Voss & Wagnild (1989—present) (law)

●         Lead Independent Director, the Company and the Bank (6/1/2014—present)

●         Member, Rose Consulting LLC (2021—present) (consulting)

OTHER PUBLIC COMPANY BOARD SERVICE:

●         Director, Compensation Committee Chair, Governance and Nominating Committee member, Hawaiian Holdings, Inc. (6/2006—present) (NASDAQ: HA)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Kamehameha Schools Board of Trustees, Trustee (Kamehameha Schools has an estimated endowment of $14.6 billion in financial assets and real estate)

●         Catholic Charities Hawaii, Board of Advisors

●         The Nature Conservancy (Hawaii), Ihipani Council

●         Gentry Homes, Ltd, Director

EDUCATION:

●         Bachelor of Science, Psychology and Sociology, Willamette University

●         J.D., The University of California, Hastings College of Law

SKILLS AND EXPERIENCE:

●         CEO/Business Owner

●         Hawaii Business

●         Public Company

●         Real Estate

●         Regulatory/Legal

22	2023 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE

PAUL K. YONAMINE

DIRECTOR SINCE: 2017 AGE: 65 BANK COMMITTEES: ● Director’s Loan Committee (Chair)

Mr. Yonamine was appointed Chairman Emeritus of the Company and the Bank, effective January 1, 2023. Mr. Yonamine joined the Company and the Bank as Chairman and Chief Executive Officer, of the Company, and Executive Chairman of the Bank in 2018. Mr. Yonamine previously served as Non-executive Chairman of GCA Corporation, the largest independent M&A firm in Japan from October 1, 2018 through March 26, 2019, and served as the Executive Chairman of GCA Corporation from June 2017 to September 30, 2018. From January 2015 to March 2017, Mr. Yonamine served as the Country General Manager and President of IBM Japan, Ltd. Mr. Yonamine previously served as President and CEO of Hitachi Consulting Co., Ltd., where he founded the first consulting and solutions business for Hitachi Ltd. He was a senior advisor to the Mayor of the City & County of Honolulu from 2004 to 2006. Mr. Yonamine’s prior experience includes serving as Executive Vice President and Chairman of Asia Pacific, BearingPoint, President of KPMG Consulting in Japan, and Managing Partner of KPMG, LLC – Hawaii Operations. He played a significant role in facilitating the strategic relationships the Bank has established with mid-sized regional banks in Japan. Mr. Yonamine has close ties to Hawaii, as well as an impressive resume in Japan, devoting much of his career to promoting the introduction and globalization of information technologies to Japan corporations. Mr. Yonamine’s experience in both business and accounting in Japan and Hawaii brings a global perspective to the Company.

BACKGROUND:

●         Chairman Emeritus, the Company and the Bank (1/1/2023—present)

●         Chairman and Chief Executive Officer, the Company, and Executive Chairman, the Bank (10/1/2018—12/31/2022)

●         Non-executive Chairman, GCA Corporation (10/1/18—3/26/2019) (investment banking)

●         Executive Chairman, GCA Corporation (6/2017—9/30/18) (investment banking)

●         Executive Advisor and Director, IBM Japan, Ltd. (4/2017—6/2017) (technology)

OTHER PUBLIC COMPANY BOARD SERVICE:

●         Seven & i Holdings Co., Ltd., Japan, Director (12/2020—present) (Tokyo Stock Exchange: 3382.T)

●         Circlace Inc., Japan, Director (6/2006—present) (Tokyo Stock Exchange: 5029.T)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Sumitomo Mitsui Banking Corporation, Director

●         Swell Financial, Inc., Director

●         U.S.-Japan Council, Board of Councilors Member

●         Pacific International Center for High Technology Research, Director

●         Young Presidents’ Organization, Member

EDUCATION:

●         Bachelor of Science, Accounting, University of San Francisco

SKILLS AND EXPERIENCE:

●         Banking

●         Business Transformation

●         CEO/Business Owner

●         Finance/Accounting

●         Hawaii Business

●         International Business

●         Public Company

●         Technology/Cybersecurity

DIRECTOR BACKGROUND AND EXPERIENCE

Director Not Standing for Re-election

COLBERT M. MATSUMOTO

DIRECTOR SINCE: 2004 AGE: 70 COMMITTEES: ● Risk BANK COMMITTEES: ● Director’s Loan Committee

Mr. Matsumoto was not renominated as a director as a result of reaching our mandatory age limitation. Mr. Matsumoto was appointed Vice Chair of the Company and the Bank effective April 1, 2018. He is Chairman of the Board of Island Holdings, Inc., a corporate holding company. Mr. Matsumoto also serves as the Vice Chair of Tradewind Capital Group, Inc., an investment and asset management company with diverse private equity and real estate investments. Mr. Matsumoto was a practicing attorney for 21 years before assuming his current and former executive management positions. He is former Chairman and Trustee of the Employees’ Retirement System of the State of Hawaii, and played a significant leadership role in promoting reforms in the design and funding of the pension system to better secure its finances.

BACKGROUND:

●         Chairman of the Board, Island Holdings, Inc. (2010—present) (insurance/investment)

●         Vice Chair, Tradewind Capital Group, Inc. (6/2022—present) (investment/asset management)

●         Chairman, Tradewind Capital Group, Inc. (4/2015—6/2022) (investment/asset management)

●         Vice Chairman, Island Insurance Company, Ltd. (7/2019—10/2021) (insurance)

●         Executive Chairman, Island Insurance Company, Ltd. (1999—6/2019) (insurance)

●         President, Island Holdings, Inc. (2010—6/2018) (insurance/investment)

OTHER DIRECTORSHIPS AND POSITIONS:

●         Center for Tomorrow’s Leaders, Board of Advisors

●         Urasenke Foundation of Hawaii, Director

●         Densho, Director

●         Jikoen Hongwanji Mission, Board of Advisors

EDUCATION:

●         Bachelor of Arts, Sociology, University of San Francisco

●         J.D., University of California at Berkeley

SKILLS AND EXPERIENCE:

●         CEO/Business Owner

●         Hawaii Business

●         Real Estate

●         Regulatory/Legal

24	2023 Proxy Statement

EXECUTIVE OFFICER BACKGROUND AND EXPERIENCE

Set forth below is information concerning the current executive officers of the Company who are not also directors of the Company:

ANNA M. HU

EXECUTIVE OFFICER
SINCE: 2023*

AGE: 49

*   Ms. Hu also served as an executive officer of the Company from October 1, 2016 to September 30, 2018. Effective January 1, 2023, Ms. Hu was reappointed an executive officer of the Company.

Ms. Hu is responsible for the strategic management of credit risk in the bank’s loan portfolio and implementing credit risk management programs. Ms. Hu’s prior banking experience spans 30 years, comprising positions of increasing levels of responsibility. Ms. Hu has extensive experience in commercial, commercial real estate, and consumer lending, including credit underwriting and structuring, credit approvals, problem loan workouts, and loan loss reserves. She also has experience in retail branch and in-store banking, and retail collections and recovery. Prior to her appointment, Ms. Hu has held the positions of Corporate Banking Associate, Credit Administrator, Senior Credit Administrator, Senior Special Assets Officer, Corporate Banking Relationship Manager, Credit Administration Division Manager, and Interim Chief Credit Officer.

BACKGROUND:

●         Executive Vice President, Chief Credit Officer, the Company and the Bank
(10/1/2016—present)

DIRECTORSHIPS AND POSITIONS:

●         Sacred Hearts Academy, Director

●         Public Schools of Hawaii Foundation, Trustee

●         Aloha Council of Boy Scouts of America, Executive Board Member

●         RMA Community Bank Council, Member

EDUCATION:

●         Bachelor of Business Administration degree in Finance, University of Hawaii at Manoa

●         Pacific Coast Banking School at University of Washington

KISAN JO

EXECUTIVE OFFICER SINCE: 2023 AGE: 44

Mr. Jo oversees the Bank’s branch network, call center, deposit and loan operations, consumer lending and client experience. Mr. Jo previously served as President of Prince Resorts Hawaii where he was responsible for the Hawaii operations, including the Mauna Kea Beach Hotel and Golf Course, the Westin Hapuna Beach Resort and Golf Course, Prince Waikiki and the Hawaii Prince Golf Club.

BACKGROUND:

●         Executive Vice President, Retail Markets and Operations, the Company and the Bank (1/3/2022—present)

●         President and Director, Prince Resorts Hawaii, Inc., Hawaii Prince Hotel Waikiki LLC, Mauna Kea Resort LLC, Mauna Kea Resort Services LLC, and South Kohala Water Corporation (4/2018—12/2021) (hospitality)

●         Vice President, Finance & Administration and Director, Prince Resorts Hawaii, Inc., Hawaii Prince Hotel Waikiki LLC, Mauna Kea Resort LLC, Mauna Kea Resort Services LLC, and South Kohala Water Corporation (10/2013— 3/2018) (hospitality)

DIRECTORSHIPS AND POSITIONS:

●         Boys and Girls Club Hawaii, Director

●         Aloha United Way, Director

●         Hawaii Lodging and Tourism Association, Director

●         Hawaii Chapter of the Young Presidents’ Organization, Director and Treasurer

EDUCATION:

●         Bachelor of Science in Accounting, University of the West Indies

●         Master of Business Administration, University of Hawaii Shidler School of Business

EXECUTIVE OFFICER BACKGROUND AND EXPERIENCE

DAVID S. MORIMOTO

EXECUTIVE OFFICER SINCE: 2015 AGE: 55

Mr. Morimoto has more than 30 years of experience in the banking industry and has extensive experience in effectively working with institutional investors, investment bankers, and financial institution regulators. Mr. Morimoto started his career at the Bank in 1991 and has broad experience in asset/liability and investment portfolio management.

BACKGROUND:

●         Senior Executive Vice President, Chief Financial Officer, the Company and the Bank (1/1/2022—present)

●         Executive Vice President, Chief Financial Officer, the Company and the Bank (7/1/2015—12/31/2021)

DIRECTORSHIPS AND POSITIONS:

●         Institute for Human Services, Vice President and Director

●         Downtown Athletic Club Hawaii, Treasurer and Director

●         Hawaii Asia Pacific Association Leaders, Director

EDUCATION:

●         Bachelor of Business Administration degree in Finance, University of Hawaii

●         Master of Business Administration with a concentration in Accounting, Chaminade University of Honolulu

DIANE W. MURAKAMI

EXECUTIVE OFFICER SINCE: 2023 AGE: 54

Ms. Murakami oversees Commercial Banking, Business Banking, Corporate Banking, and Institutional Deposits and Cash Management for the Bank. Ms. Murakami has over 30 years of experience in the financial industry.

BACKGROUND:

●         Executive Vice President, Commercial Markets, the Company and the Bank (1/1/2022—present)

●         Group Senior Vice President, Division Manager, Commercial Banking, the Company and the Bank (4/2021—12/31/2021)

●         Senior Vice President, Division Manager, Commercial Banking, the Company and the Bank (3/23/2020—4/23/2021)

●         Senior Vice President, Private Banking Manager, Bank of Hawaii (3/2017—3/2020) (banking)

●         Senior Vice President, Commercial Banking Center Manager, Bank of Hawaii (1/2013—3/2017) (banking)

DIRECTORSHIPS AND POSITIONS:

●         Roman Catholic Diocese of Honolulu, Chair of the Diocesan Finance Council, Chair of the Investment and Loan Committee, and advisor to the Most Reverend Clarence Silva, Bishop of Honolulu

●         Chamber of Commerce Hawaii, Director

●         Mental Health Kokua, Director

●         Catholic Charities Hawaii, Director

●         Kahala Business Association, Director

EDUCATION:

●         Bachelor of Business Administration, Finance, Loyola Marymount University

●         Pacific Coast Banking School at University of Washington

26	2023 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

During the fiscal year ended December 31, 2022, the Board held a total of eight meetings. Each incumbent director attended at least 75% of the total number of the aggregate of the Board meetings and meetings held by all committees of the Board on which he/she served during 2022. The Company expects directors to attend the annual meeting of shareholders. All directors attended last year’s annual meeting of shareholders.

Director Resignation and Retirement Policies

The Board’s “Director Resignation Policy” provides that at any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. The Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee or Board action regarding whether to accept his or her resignation offer.

The Board’s “Corporate Governance Guidelines” provide that a non-employee Director must retire from the Board upon attaining the age of 70. A non-employee director who turns 70 during a term for which he or she was elected will be allowed to serve until, but only until, December 31st of the calendar year in which he or she turns 70 provided his or her elected term does not end earlier. As a result of Mr. Matsumoto turning 70 in 2023, prior to the Meeting, he is not being renominated to serve as a director at the Meeting.

Board Leadership Structure

The Company’s Board has no policy with respect to the separation of the offices of Chair, President and Chief Executive Officer. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of its Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the offices of Chairman, President and Chief Executive Officer should be separate. Since June 1, 2014, Crystal K. Rose has served as Lead Independent Director and as a member of the Governance Committee of the Company’s and the Bank’s Board of Directors. Ms. Rose previously served as Chair of the Board of Directors of the Company and the Bank from April 20, 2011 through May 31, 2014 and Chair of the Governance Committee of the Company’s and the Bank’s Board of Directors from June 1, 2014 through April 1, 2019. A. Catherine Ngo, currently serves as Chair of the Company’s and the Bank’s Board of Directors. Arnold D. Martines currently serves as President and Chief Executive Officer of the Company and the Bank. Nine of the current 13 members of the Company’s and Bank’s Board of Directors are independent directors.

As the Board’s former Chair and now as its Lead Independent Director, Ms. Rose previously presided over and once again presides over all meetings of the non-management directors in executive sessions, acts as liaison and facilitates communications between the Board and the principal executive officers, and ensures independent Board governance and oversight of management. In addition, all members of the Board’s Audit Committee, Compensation Committee, and Governance Committee are comprised of independent, non-management directors. The Company believes that the current structure ensures sufficient Board independence from management while also optimizing the efficiency and effectiveness of the Board and management in the oversight of the Company and the Bank, and also supports and provides for orderly transition and succession.

The Company is a one-bank holding company, with the Bank being the Company’s only bank subsidiary. The Company was set up as the Bank’s holding company to capitalize on the benefits of a bank holding company structure, including potential tax advantages, ability to engage in stock repurchases, potential flexibility with respect to activities, and flexibility with capital raising. All of the directors on the Company’s Board also serve on the Bank’s Board of Directors. In addition, all of the Company’s directors who serve on the Company’s Audit Committee, Compensation Committee, Governance Committee, and Board Risk Committee also serve on those same board level committees at the Bank.

Director Nomination Process

Director Qualifications. The Governance Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with its charter and the criteria set forth in the Company’s Corporate Governance Guidelines. The general criteria considered include independence, character, diversity, age, skills, financial literacy, experience and other relevant considerations in the context of the needs of the Board. Diversity is an important factor in consideration of director nominees. Diversity is viewed in a broad context; we seek Board members from different professions, industries, backgrounds, experiences, cultures, ethnicities, races, gender identity, sexual orientation, and geographies who can represent Hawaii’s multi-cultural, multi-ethnic, and multi-racial population and community.

Identifying and Evaluating Nominees. The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval. The Governance Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions. The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election. In identifying potential director nominees, the Governance Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates,

CORPORATE GOVERNANCE AND BOARD MATTERS

and in this regard, may utilize the services of a professional search firm. While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Governance Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees. Accordingly, the Governance Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded. The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.

The Governance Committee tracks the average director tenure and maintains a record of current director background, skills, experience to identify any gaps on the Board (including diversity gaps), and maintains a list of potential future independent director candidates to maintain a balance of director skills, diversity and tenure on the Board.

Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws (as amended), the Governance Committee will consider properly submitted director nominees for election at the 2024 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year (such anniversary date, April 27, 2024), and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended). Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811. In addition, shareholders may bring nominations directly before an annual meeting by giving timely notice in writing to the Company’s Corporate Secretary within the same 90 to 120 calendar day period prior to the first anniversary date of the annual meeting for the preceding year (such anniversary date, April 27, 2024) and complying with all other applicable requirements set forth in the Company’s Bylaws. In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 28, 2024.

28	2023 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES OF OUR BOARD OF DIRECTORS

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Governance Committee, and a Risk Committee (the “Board Risk Committee”). All chairs of our four standing committees are independent and appointed annually by the Board upon the recommendation of the Governance Committee. Each chair presides over committee meetings, oversees meeting agendas, serves as a liaison between the committee members and the Board, as well as between committee members and senior management, and works actively and closely with senior management on all committee matters, as appropriate.

Each of the four standing committees meets regularly. The committees, typically through their committee chairs, routinely report their actions to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

The Board has adopted a written charter for each of these committees, which are available, together with other corporate governance documents at: ir.cpb.bank/corporate-overview/corporate-governance. The Audit Committee, Compensation Committee, and Governance Committee of the Board are comprised solely of independent directors. The names of the current members (chairs specifically noted) and highlights of some of the key oversight responsibilities of each Board committee are set forth below.

Audit Committee

Audit Committee

Meetings in 2022: 8

Includes 5 private sessions with independent auditors,
5 private sessions with internal audit and credit review,
5 private sessions with executive management, and
3 executive sessions

MEMBERS • Earl E. Fry (Chair) • Jason R. Fujimoto • Jonathan B. Kindred	OVERVIEW The Audit Committee’s purpose is to assist the Board in overseeing various accounting, auditing, internal control, risk management, legal and regulatory matters of the Company.

✓ All members of the Audit Committee are “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC

 The Board has also determined that (i) each member of the Audit Committee is financially literate; (ii) each member of the Audit Committee has accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE; and (iii) Earl E. Fry and Jason R. Fujimoto are each an “audit committee financial expert” within the meaning of the rules of the SEC.

RESPONSIBILITIES

The Audit Committee is responsible to:

•      assist the Board in its oversight of:

○     the integrity of the Company’s financial statements

○     the Company’s compliance with legal and regulatory requirements

○     the Company’s independent auditors’ qualifications and independence

○     the performance of the Company’s internal audit function and independent auditors

•      decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors

•      review and evaluate all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons

•      determine conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers

CHARTER The Audit Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities. The charter is available on the Company’s website (www.cpb.bank).	QUALIFICATION Pursuant to the Audit Committee Charter, the Audit Committee will have at least three members, who are independent and meet all other requirements of the Audit Committee Charter.
AUDIT COMMITTEE REPORT The Audit Committee Report is on page 41 of this Proxy Statement under the subheading “REPORT OF THE AUDIT COMMITTEE.”

OTHER COMPANY AUDIT COMMITTEES

Neither Mr. Fujimoto nor Mr. Kindred serves on the audit committee of any other publicly registered company. Mr. Fry serves on the audit committees of two other publicly registered companies: Hawaiian Holdings Inc. and Backblaze Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee

	Compensation Committee	Meetings in 2022: 7
MEMBERS • Saedene K. Ota (Chair) • Christine H.H. Camp • Duane K. Kurisu • Crystal K. Rose	OVERVIEW The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers.

✓ All members of the Compensation Committee are “independent” within the meaning of the listing standards of the NYSE, and each member is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

RESPONSIBILITIES

The Compensation Committee is responsible to:

•      assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board the approval of executive officers’ benefits, bonuses, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company

•      provide all required disclosures on executive compensation for inclusion in the Company’s Proxy Statement

•      provide risk management of the Company’s compliance with any laws, rules and regulations applicable to compensation practices, plans and programs, and ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking

The functions of the Compensation Committee are further described in “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below, under the subheading “COMPENSATION DISCUSSION AND ANALYSIS.”

CHARTER

The Compensation Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities. The charter is available on the Company’s website (www.cpb.bank).

QUALIFICATION Pursuant to the Compensation Committee Charter, all members of the Compensation Committee must be independent and meet all other requirements of the Compensation Committee Charter.
COMPENSATION COMMITTEE REPORT The Compensation Committee Report is on page 45 of this Proxy Statement under the subheading “COMPENSATION COMMITTEE REPORT.”

Interaction with Consultants

From time-to-time, the Compensation Committee seeks advice from outside experts in the compensation field. The Compensation Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues. In 2022 the Committee retained Korn Ferry (US) (“Korn Ferry”) and Pay Governance LLC (“Pay Governance”, and together with Korn Ferry, each, a “Consultant”). Korn Ferry and Pay Governance are each independent firms that serve as a trusted advisor on executive compensation matters to boards and compensation committees.

In 2022, the Compensation Committee engaged Korn Ferry from January 2022 to June 2022 and Pay Governance from July 2022 to December 2022. Each served as an independent compensation consultant. Each Consultant was engaged directly by the Compensation Committee and reported directly to the Compensation Committee for its services in this capacity. The Compensation Committee discusses, reviews, and approves all consulting projects performed by each Consultant and periodically reviews the relationship with each Consultant, and considers competitive proposals from other firms.

The Compensation Committee considered the independence of each Consultant in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received reports from each Consultant addressing the independence of each Korn Ferry and its consultants, and Pay Governance and its consultants, including the following factors: (1) other services provided to the Company by Consultant; (2) fees paid by the Company as a percentage of Consultant’s total revenue; (3) policies or procedures maintained by Consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Compensation Committee; (5) any Company Common Stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Compensation Committee discussed these considerations as well as other considerations and concluded that the work performed by each Korn Ferry and its consultants, and Pay Governance and its consultants, involved in the engagement did not raise any conflict of interest.

30	2023 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Committee

	Governance Committee	Meetings in 2022: 3
MEMBERS • Paul J. Kosasa (Chair) • Crystal K. Rose • Duane K. Kurisu

OVERVIEW

The Governance Committee’s purpose is to assist the Board in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices.

✓ All members of the Compensation Committee are “independent” within the meaning of the listing standards of the NYSE.

RESPONSIBILITIES

The Governance Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including:

•      identifying individuals qualified to become Board members, recommending nominees for directors of the Company

•      reviewing the qualifications and independence of the members of the Board and its committees

•      reviewing and monitoring the Company’s Corporate Governance Guidelines

•      monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws

•      leading the Board in its annual review of the performance of the Board

CHARTER

The Governance Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities. The charter and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.cpb.bank).

QUALIFICATION Pursuant to the Governance Committee Charter, all members of the Governance Committee must be independent and meet all other requirements of the Governance Committee Charter.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Risk Committee

	Board Risk Committee	Meetings in 2022: 0 (formed effective January 1, 2023)
MEMBERS • Christine H.H. Camp (Chair) • Christopher T. Lutes • Arnold D. Martines • Colbert M. Matsumoto (retiring as of Meeting) • A. Catherine Ngo	OVERVIEW The Board Risk Committee’s purpose is to assist the Board in overseeing the Company’s management of significant risks relating to the Company’s business and operations.
CHARTER The Board Risk Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities. The charter is available on the Company’s website (www.cpb.bank).

RESPONSIBILITIES

The Board Risk Committee is responsible to review the Company’s structure, organization, programs, policies, and processes for adequacy in managing the significant risks under the Committee’s oversight, including compliance with consumer protection laws and regulations, information technology, information/cyber security, Bank Secrecy Act, anti-money laundering, Office of Foreign Assets Control, fraud, business continuity, operational, legal, regulatory, ESG (environmental, social, governance), ERM (enterprise risk management, along with full Board oversight), and emerging risks.

QUALIFICATION Pursuant to the Board Risk Committee Charter, the Board Risk Committee will have at least three members.

32	2023 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Oversight of Risk Management

The Board oversees various risks of the Company and the Bank at both the Board level and through Board Committees where risk pertains to a particular committee responsibility. The Board oversees the Company’s and the Bank’s strategic risk appetite as applied to major new initiatives and with respect to ongoing business operations and activities. The Chief Executive Officer and other executive officers, with the Board’s approval, sets the Company’s and the Bank’s overall risk appetite, which is incorporated within the Company’s and the Bank’s Strategic Plan and guides decision-making. The Board and Board Committees are kept informed of the Company’s and the Bank’s business and risk profile through various reports provided to them on a regular basis at Board and Committee meetings by the Company’s and the Bank’s executive officers and other leadership.

Board of Directors

The Board is ultimately responsible for overseeing the Company’s risk management processes.

The Board reviews and approves the Company’s and Bank’s strategic plan, business plan, and annual budget and reviews and/or approves all major initiatives and undertakings to ensure they are strategically supportable and offer a sufficient return without an unacceptable level of risk.

Committees
Audit Committee	Compensation Committee

The Company’s and the Bank’s Audit Committee performs the customary risk oversight functions of an audit committee, which includes overseeing:

•       accounting

•       Internal and external audits

•       internal controls

•       legal and regulatory matters and risks

•       financial reporting

•       financial risk

The Company’s and the Bank’s Compensation Committee performs the customary risk oversight functions of a compensation committee, which includes:

•       overseeing compliance with any laws, rules and regulations applicable to the Company’s and Bank’s compensation practices, plans and programs

•       ensuring that executive compensation is not structured in a way which will encourage unnecessary or excessive risk taking

Governance Committee	Board Risk Committee

The Company’s and the Bank’s Governance Committee performs the required and customary risk oversight functions of a governance committee, including overseeing risks associated with:

•       the Company’s and Bank’s governance practices

•       the independence of the Board

•       the leadership structure of the Board and Board Committees

•       the leadership structure of the Company and the Bank

The Company’s and the Bank’s Board Risk Committee oversees the Company’s management of significant risks relating to the Company’s business and operations, including risks associated with:

•       compliance with consumer protection laws and regulations

•       information technology

•       information/cyber security

•       Bank Secrecy Act, anti-money laundering, and the Office of Foreign Assets Control

•       fraud

•       business continuity

•       environmental, social, governance (ESG)

•       enterprise risk management (ERM)

•       third party vendors

Bank Directors’ Loan Committee	Bank’s Board Trust Committee
The Bank Directors’ Loan Committee oversees the Bank’s credits/loans, asset quality, and credit risk.	The Bank’s Board Trust Committee oversees the Bank’s trust business/activities and fiduciary risk.

Management Accountability for Risk Management

The Company’s and the Bank’s Chief Executive Officer is ultimately responsible to the Board for managing business risks, including implementing the Company’s and Bank’s strategic plan and business plan, as approved by the Board.

The Company’s and the Bank’s senior management is responsible for day-to-day risk management. This includes:

•       A Management Risk Committee chaired by the Bank’s Chief Credit Officer, the purpose of which is to ensure the risks associated with the Bank’s business, operations and activities are identified, measured, managed, monitored, and reported in alignment with the Bank’s risk appetite, consistent with appropriate risk/reward returns, and in support of the Bank’s strategic and business objectives;

•       Company and Bank leadership giving regular reports to the Board and the Board Risk Committee on the operation and effectiveness of the enterprise risk management program, the top and emerging risks to the Company’s and the Bank’s business, and the controls and other mitigating factors utilized to manage those risks;

•       Giving regular reports to the Board and its committees on the issues and risks overseen by each committee;

•       The departments of the Company and the Bank (including but not limited to enterprise risk management, information technology, information security, human resources, legal, compliance, credit administration, finance, and fraud) monitoring compliance with Company and Bank-wide policies and procedures and day-to-day risk management; and

•       The Company’s and the Bank’s internal audit function performing independent testing of the effectiveness of the Company’s and the Bank’s internal controls.

CORPORATE GOVERNANCE AND BOARD MATTERS

Cyber Risk

Cyber security is an important component of the Company’s risk management approach. As a bank holding company, the Company is committed to safeguarding the confidentiality and integrity of the sensitive data we handle. The Company maintains a formal and comprehensive information security program that protects the confidentiality, integrity, and availability of the Company’s information assets including information technology systems, and confidential and customer information. The information security program includes a threat intelligence program, third party risk assessments, a formal incident response program, mandatory trainings of employees and independent contractors, reviews of vendors who handle sensitive information, policies and procedures, and annual audits. The Board Risk Committee is primarily responsible for oversight of cyber/information security. The Board reviews and approves the Company’s information security program at least annually, and the Board Risk Committee receives regular updates from the Company’s Chief Information Security Officer/Chief Technology Officer regarding cyber/information security matters, including the Company’s cyber security posture, program efficacy, program efforts, key trends affecting cyber/information security matters, and the relevant risks posed to the Company. Two directors, one of whom is on the Board Risk Committee, have technology expertise and experience. At the management level, the Company’s Chief Information Security Officer/Chief Technology Officer is a member of the Management Risk Committee. The Management Risk Committee oversees information/cyber security risks at the Bank level to ensure that these risks are identified, measured, managed, monitored, and reported in alignment with the Bank’s risk appetite, consistent with appropriate risk/reward returns, and in support of the Bank’s strategic and business objectives.

34	2023 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

ADDITIONAL CORPORATE GOVERNANCE MATTERS

Director Independence and Relationships

The Board has determined, in accordance with our Standards Regarding Director Independence, that all directors who are currently directors or who served during 2022 and all nominees (other than Christopher T. Lutes (see discussion below), Arnold D. Martines, who is President and Chief Executive Officer of the Company, A. Catherine Ngo who is the Chair of the Board of the Company and the Bank, and Paul K. Yonamine who is Chairman Emeritus of the Company and the Bank) are “independent” within the meaning of the rules of the NYSE. All of the directors and nominees (other than Mr. Martines, Ms. Ngo and Mr. Yonamine) are non-employees. The Audit Committee, Compensation Committee, and Governance Committee of the Board are comprised solely of independent directors.

The Board determined in 2022 that Christopher T. Lutes is no longer independent due to business that the Company and the Bank are conducting with Elevate Credit, Inc. in which Mr. Lutes serves as Chief Strategy Officer, and with Swell Financial, Inc., a fintech company, in which Mr. Lutes serves as a board member and in which Elevate Credit, Inc. is an investor. For more information, see “Certain Relationships and Related Transactions” below.

With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director’s independence, including with respect to service on the Board’s committees, and none were found to adversely impact an independence determination.

Independent directors either directly and/or indirectly through companies in which they have a business interest or affiliation, or through members of their immediate families, maintain banking relationships (including deposits and/or loans) with the Bank in the ordinary course of business.

The Bank and Central Pacific Bank Foundation made charitable contributions to entities affiliated with our independent directors. The indirect interest of the independent director in the charitable contribution was found to be immaterial and in amounts that do not impair the independence of the relevant director under our Standards Regarding Director Independence and the NYSE’s corporate governance listing standards. In 2022, the Company did not pay to any charitable or non-profit organization in which one of our directors serves on that organization’s board, any amount in excess of the greater of $1,000,000 or 2% of the recipient’s gross revenues. The total amount of these donations in 2022 was less than $360,000.

During 2022, the following independent directors and nominees served on boards and as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which were on no more favorable terms than for other similarly situated matters: Paul J. Kosasa, Duane K. Kurisu and Colbert M. Matsumoto.

Company director Paul J. Kosasa is President and Chief Executive Officer, and a director of ABC Stores. ABC Stores has a fleet of retail convenience stores in Waikiki and other tourist locations in Hawaii and these locations are prime spots for the Bank to place its ATMs for use by tourists. In 2022, the Bank paid a total of $27,497 to place eight ATMs in ABC Stores. The Bank does not pay any premium or provide any preferential terms to ABC Stores, the arrangement is made on no more favorable terms than for other similarly situated transactions, and Mr. Kosasa had no direct involvement in the Bank’s ATM contract with ABC Stores. This arrangement is not a large dollar arrangement for ABC Stores; the value to ABC Stores being the ATM convenience afforded its customers. This arrangement is beneficial to the Bank as it generates fee revenue for the Bank due to the heavy tourist traffic in Waikiki and the other tourist areas where these ATMs are located. In addition, in 2022, we paid ABC Stores $3,272 to cater a customer event.

Company director Duane K. Kurisu is sole owner and co-manager of PacificBasin Communications LLC which publishes Hawaii Business Magazine, Honolulu magazine, and Honolulu Family magazine. In 2022, the Bank paid a total amount of $63,963 for advertising of the Bank’s brand, products and services in PacificBasin Communications, LLC media. Mr. Kurisu is the sole owner and manager of aio Digital, LLC (dba Library Creative) (“aio Digital”). In 2022, the Bank paid aio Digital $3,874 for design services. All services provided by aio Digital were not professional services; the services were not advisory in nature. aio Digital performed design services in accordance with the Bank’s specific instructions and subject to the Bank’s design approval. The Bank’s engagement of aio Digital was not due to Mr. Kurisu’s relationship with aio Digital. Mr. Kurisu had no involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Colbert M. Matsumoto is Chairman of the Board and a minority owner (<10%) of Island Holdings, Inc. (“Island Holdings”), a Director of Island Insurance Company, Limited (“Island Insurance”), and a Director of Atlas Insurance Agency, Inc. (“Atlas Insurance”). Island Holdings is the parent company of Island Insurance and Atlas Insurance. Mr. Matsumoto is an employee of Island Holdings and is not an employee of any of the other aforementioned entities. Atlas Insurance is the largest insurance agency in Hawaii, with roots going back to 1929 and an A+ rating from the Better Business Bureau of Hawaii, Inc. Atlas Insurance is headquartered in Honolulu, Oahu and has offices on the islands of Hawaii, Maui, and Kauai. The Company has been a customer of Atlas Insurance since at least 2000, well before Mr. Matsumoto joined the Company’s Board. The Company’s engagement of Atlas Insurance was not and is not due to Mr. Matsumoto’s relationship with Atlas Insurance, and Mr. Matsumoto is not involved in any way in any insurance matters between the Company and Atlas Insurance. In 2022, out of the insurance premiums which the Company and its subsidiaries paid for insurance policies that Atlas placed on behalf of the Company and its subsidiaries, Atlas Insurance received a total of $97,499 in fees and commissions (based on fees and premiums on the Company’s corporate insurance policies totaling $1,032,233, of which

CORPORATE GOVERNANCE AND BOARD MATTERS

the Company paid $158,086 in premiums to Island Insurance and Tradewind Insurance Company, Limited (“Tradewind Insurance”), a wholly owned subsidiary of Island Insurance, for policies they issued). The services provided by Atlas Insurance, Island Insurance and Tradewind Insurance were not professional services; the services were not advisory in nature. Atlas Insurance acted as an insurance agency and the Company independently made all decisions and determinations regarding the Company’s insurance coverage. Payments to Island Insurance and Tradewind Insurance were premiums for insurance policies. Mr. Matsumoto did not receive any direct commissions paid for premiums paid by the Company to Island Insurance, Atlas Insurance or Tradewind Insurance. Atlas Insurance paid the Bank $7,501 (for base rent, common area maintenance fees, real property taxes, and general excise taxes) for space in the Bank’s Hilo office building. Hoike Networks, Inc. doing business as Pacxa and Framework 21 (“Pacxa”), is wholly indirectly owned by Island Holdings and provides the Bank with information technology support, equipment leasing, software licensing, and website hosting services pursuant to a five-year service contract. The services provided by Pacxa were not professional services or advisory in nature; the services were technical support and software licensing services directed by the Bank’s information technology and marketing teams. The Bank paid Pacxa $2,453,420 for its services in 2022 and such amount is below 1% of the annual revenue of Island Holdings. $1,801,100 of the amount paid to Pacxa in 2022 was pass-through costs for software licensing, cloud storage services, and hardware purchases. The Company’s engagement of Pacxa was not and is not due to Mr. Matsumoto’s relationship with Pacxa, and Mr. Matsumoto is not involved in any way in any matters between the Company and Pacxa. The Bank also paid Island Holdings $951 in 2022 for software training services. Mr. Matsumoto had no involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions. The Company’s relationships with the aforementioned entities, other than Pacxa, predate Mr. Matsumoto joining the Company’s Board.

Certain Relationships and Related Transactions

Ms. Thuy Nguyen-Martines, the wife of Company President and Chief Executive Officer, director and director nominee, Mr. Arnold Martines, has been employed by the Bank since 2003 and currently holds the position of Senior Vice President and Senior Private Banking Manager, a non-executive officer position. In 2022, Ms. Nguyen-Martines’s total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $202,000. Ms. Nguyen-Martines participates in the Company’s general benefit plans available to all similarly situated employees. Her compensation is commensurate with that of her peers and Mr. Martines does not have input into Ms. Nguyen-Martines’s compensation. Ms. Nguyen-Martines will be retiring from the Bank on March 31, 2023.

Company director Christopher T. Lutes is Chief Strategy Officer of Elevate Credit, Inc. (“Elevate”), and a board member of Swell Financial, Inc. (“Swell”). During the first quarter of 2022, the Company invested $2.0 million in Swell, which included $1.5 million in other intangible assets and services provided, in exchange for Swell non-voting common stock and $0.5 million in cash in exchange for Swell preferred stock. Swell is in the early phase of launching a consumer banking digital online checking and credit integrated account (Swell Cash and Swell Credit) and the Bank serves as the bank sponsor. In particular, the Bank has entered into an agreement with Swell pursuant to which Swell will market Bank consumer checking and consumer line of credit (“LOC”) accounts using the Swell brand and Swell’s digital platform. A subsidiary of Elevate will be providing the underwriting model for the LOC accounts. Another subsidiary of Elevate will cover any losses on the LOC accounts, and in addition will provide cash collateral to the Bank to secure payment of such losses. Further, Elevate will be a partial guarantor of losses on the LOC accounts. This initiative is part of the Bank’s banking-as-a-service (“BAAS”) initiative. Kevin Dahlstrom, a former executive officer of the Company and the Bank, serves as Chief Executive Officer of Swell. Elevate is working with Swell and the Bank by providing its Elevate Blueprint™ platform which will embed into Swell’s broader fintech platform to enable the Bank to offer personal lines of credit through Swell. Mr. Yonamine serves as the Bank’s designee on the Swell board of directors. Elevate has made various equity investments in Swell including a cash investment of $4 million, as well as intellectual property contributions valued at $1.3 million, both in the first quarter of 2022. The Bank, Elevate and Swell have entered into various agreements regarding this ongoing BAAS business relationship. In connection with the foregoing relationship, during 2022 Elevate and Swell incurred expenses of approximately $60,000 owed to the Bank. In addition, the Bank paid Swell approximately $65,000 for marketing and technology services in 2022. The extent of payments and amount involved for 2023 in the BAAS relationship amongst the Bank, Elevate and Swell is not yet reasonably determinable.

See also “Director Independence and Relationships” for additional information regarding certain relationships and related transactions.

Loans to Related Persons

The Bank, which is a wholly-owned subsidiary of the Company, has made loans to directors and executive officers, their immediate family members, and companies in which they or their immediate family members have an interest, in the ordinary course of its business as a bank. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectability or present other unfavorable features. As of the date of this Proxy Statement, all of these loans are pass-rated loans.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Policy Regarding Transactions with Related Persons

The Company has a Board approved written policy (“Policy Regarding Transactions with Related Persons”) which sets forth the process and procedures for the review, approval, ratification and disclosure of any transactions with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K). Loans subject to the lending restrictions set forth in Federal Reserve Board Regulation O are reviewed by the Bank’s Board Directors’ Loan Committee and approved by the Bank’s Board. All other loans to related persons are reviewed by the Bank’s Board Directors’ Loan Committee and reported to the Audit Committee when up for credit approval or renewal. All other transactions with related persons are reviewed by the Company’s Audit Committee. Each director and executive officer is required to report to the Company transactions with the Company in which they have an interest.

Code of Conduct & Ethics and Complaint Policy

The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles. The Company has a Code of Conduct & Ethics (the “Code”) applicable to all employees, officers and directors of the Company. In addition, the Company also has a supplemental Code of Conduct & Ethics for Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity. Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.cpb.bank) and Company employees annually certify that they have read and understand the Code or codes applicable to them. The Code provides standards of conduct and ethics in order to preserve, promote and foster the highest ethical conduct among all employees, officers and directors of the Company, and addresses conflicts of interest, corporate opportunities, honesty and integrity, securities trading, fair dealing, diversity and inclusion, confidentiality, protection and proper use of Company assets, and encourages the reporting of any suspected violation of the Code through robust reporting protocols and whistleblower protections. The Company also maintains a strong whistleblower and anti-retaliation policy and encourages reporting in accordance with the Company’s Complaint Policy available on the Company’s website (www.cpb.bank), which provides several designated channels, including to the Company’s Human Resources Manager, Director of Internal Audit and Credit Review, Chief Legal Officer, Chief Executive Officer, President or Board of Directors, or through a third-party hosted anonymous alert line. A waiver or amendment of any provision of the Code or supplemental Code of Conduct & Ethics for Senior Financial Officers may be made only by the Board. Any amendment or waiver of the supplemental Code of Conduct & Ethics for Senior Financial Officers will be posted on the Company’s website (www.cpb.bank) within four business days of such amendment or waiver, as the case may be. In addition, the Bank has a Sexual Harassment & Other Forms of Harassment Policy which specifically addresses sexual harassment, other forms of harassment, investigation procedures, discipline, confidentiality, and prohibition of retaliation.

Policy Prohibiting Hedging and Limiting Pledging of Company Stock

The Company’s Company Stock Trading Policy prohibits directors and employees (including executive officers) from hedging the risk associated with the ownership of the Company’s stock. This prohibition would include any purchase of financial instruments (including put or call options or any other derivative instruments) which function as a hedge on the Company’s stock. The Company’s Company Stock Trading Policy also prohibits directors and executive officers from pledging transactions involving the Company’s stock as collateral, including the use of a traditional margin account with a broker-dealer, without the prior consent of the Company’s Chairman or President.

Shareholder Engagement on Corporate Governance, Corporate Social Responsibility, and Executive Compensation Matters

Our Board and management team greatly value the opinions and feedback of our shareholders. In 2022 we reached out to 10 of our largest shareholders, representing approximately 45% of our outstanding Common Stock and the two leading proxy advisory firms. This effort was led by our Chair and our Chief Financial Officer, with senior executives from our Legal and Human Resources teams joining the calls.

The Company believes feedback from the 2022 Annual Meeting of Shareholders was positive overall. Topics covered in our shareholder engagement discussions included:

•	Our executive compensation program and philosophy, including our 2022 say-on-pay vote which received the affirmative vote of approximately 87% of our shareholders voting at last year’s annual meeting;
•	Board composition, skills, tenure, and diversity; and
•	Our environmental, social and governance (“ESG”) program and metrics.

A summary of the feedback we received was discussed and considered by the Board, and, where needed, enhancements have been made to our disclosures to improve transparency. We believe these engagement efforts with our shareholders will allow us to better understand our shareholders’ priorities and perspectives and provide us with useful input.

Shareholders and other interested parties who wish to communicate with us on these or other matters may contact us electronically at legal@cpb.bank or by mail at Legal Department, Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

CORPORATE GOVERNANCE AND BOARD MATTERS

Communications with the Board and its Committees

Shareholders of the Company and others may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Any such communication may be directed to the attention of the Chair of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Governance Committee) or to the Lead Independent Director or to the non-management or independent directors. Shareholders and others sending such communications should include the following in their written communication: (a) such shareholder(s) and others should identify himself/herself/itself/themselves, and if a shareholder, provide reasonably satisfactory proof of their ownership of the Company’s Common Stock; (b) such shareholder(s) and others should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) and others should include their contact information (at a minimum, phone number and address). Shareholders and others who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy available on the Company’s website (www.cpb.bank). However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

We believe that a commitment to sound corporate governance practices, including social, environmental, and economic responsibility, is important to the Bank’s success. As such, we are committed to integrating ESG considerations into our business practices and operations. Our priority is to mitigate risk and improve performance, while optimizing the positive impact on our business, society and the environment.

2022 ESG Highlights

Below are selected highlights of our ESG efforts in 2022. For more details regarding our commitment to ESG, you may visit the “Corporate Social Responsibility” tab of our “Investor Relations” page at www.cpb.bank and our forthcoming 2022 ESG Report, which you will find on that page upon its publication in March 2023.

SBA Loans Named SBA Lender of the Year – Category 2 in Hawaii, 13 times since 2007	Over 67,000 No minimum balance deposit accounts ($25 minimum deposit required to open online) opened	Enhanced ATMs Customers have increased access to banking services because they can perform functions that used to be done only in branch	Online & Mobile Banking Customers have increased access to banking services through mobile app, including platform designed for small businesses
$31 million Loans to finance the construction of 224 affordable low-income housing rental units	$48 million Commitments to Low Income Tax Credit Investments	$64 million Community Development Loans	Outstanding Current Community Reinvestment Act Rating
Over 6,200 Total employee volunteer hours	Over $1.8 million Charitable giving by the Bank and the Central Pacific Bank Foundation	91% Ethnically diverse workforce	57% Female managers

The above unaudited financial numbers are provided for informational purposes only and are based on information from the Bank’s internal financial records.

Environmental: Our Board and management are focused on environmental issues, including the impacts of climate change (such as sea-level rise, major storms, flooding, and increasing temperatures) on our business, customers and communities. We are working with other business leaders in Hawaii to address climate change collectively, as Hawaii is at significant environmental risk from oceanic and atmospheric conditions. We are also working to assess the risks of climate change and sea-level rise to our business, including with respect to operations, customers, investments and loan portfolios, and taking sustainability into account in future business plans.

Social: Since the Company’s and the Bank’s founding, we have been committed to serving the communities in which we operate. This support includes a focus on supporting small businesses, providing digital banking alternatives for customers, support of home ownership including investments in affordable housing projects, charitable contributions, and employee volunteerism.

Governance: We believe that strong corporate governance shepherded by our Board drives trusted and transparent business practices, intelligent risk management, and long-term sustainability for the Company and Bank. This leadership, combined with effective strategies and policies, contribute to our culture of high ethics, integrity, and compliance. For more information regarding our governance practices, see the “Election of Directors” and “Corporate Governance and Board Matters” sections of this Proxy Statement.

Human Capital Management: We strive to be a caring employer of choice, supporting our employees’ success and well-being with programs that focus on professional development and overall well-being. We are committed to providing a safe and positive work environment where employees are engaged and work together toward shared organizational goals. We support remote and hybrid (remote/office) working arrangements with our employees, subject however to certain standards and criteria which we may impose.

ESG Oversight

Board: The Board has ultimate responsibility for oversight of the Company’s and the Bank’s ESG program. The Board regularly receives reports on ESG, considers environmental, health and safety, and social matters as part of its oversight functions, and has incorporated ESG related initiatives into the Company’s 2023 Strategic Plan and Business Plan.

Board Risk Committee: Our Board approved the formation of the Board Risk Committee on December 1, 2022, effective January 1, 2023. Our Board Risk Committee has formal oversight of our ESG program, initiatives, and reporting. The Board Risk Committee receives regular updates from management on the status and activities of the Company’s and the Bank’s ESG initiatives.

Management Risk Committee: The Management Risk Committee oversees ESG risks at the Bank level to ensure that these risks are identified, measured, managed, monitored, and reported in alignment with the Bank’s risk appetite, consistent with appropriate

CORPORATE GOVERNANCE AND BOARD MATTERS

risk/reward returns, and in support of the Bank’s strategic and business objectives. The Company’s and the Bank’s Chief Credit Officer chairs the Management Risk Committee.

ESG Working Group: To drive ESG initiatives across the organization, the Bank formed a working group consisting of cross-functional senior leaders tasked with carrying out the Bank’s ESG strategy, identifying ESG opportunities, and handling ESG reporting on an ongoing basis. The Company’s and the Bank’s Senior Legal Counsel chairs the ESG Working Group.

ESG Disclosures

In 2021 and 2022 the Company and the Bank released an Environmental, Social and Governance Report (“ESG Report”) and disclosures in accordance with the Sustainability Accounting Standards Board (SASB) Commercial Banks, Mortgage Finance, and Consumer Finance Sustainability Accounting Standards. These reports, as well as other ESG related disclosures are available on our “Investor Relations” page at www.cpb.bank. The Bank intends to publish its ESG Report and SASB disclosures for calendar year 2022 prior to the Meeting.

Our ESG Reports and other ESG related disclosures highlight our commitment to strong corporate governance, transparent business practices, intelligent risk management, being a leader in supporting our community, recruiting and retaining a diverse workforce with an ongoing commitment to the health, well-being and success of those employees, and attention to environmental stewardship and sustainability.

Information on our website and in our ESG Report and ESG related disclosures are not part of or incorporated into this proxy statement.

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REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The Audit Committee’s primary purposes are to: (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; (c) review certain related party transactions; and (d) prepare this Report. The Board has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Earl E. Fry and Jason R. Fujimoto are each an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended. All non-audit services performed by the independent auditor must be specifically pre-approved by the Audit Committee or a member thereof.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditors’ independence.

During 2022, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Audit Committee of the Board as of February 23, 2023:

Earl E. Fry, Chair
Jason R. Fujimoto
Jonathan B. Kindred

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

In September 2021, the Compensation Committee engaged Korn Ferry to conduct an annual review of Board compensation. Our Board pay competitiveness was assessed relative to two peer groups. One peer group included peers used for executive compensation benchmarking and the other peer group reflected companies in the local Hawaii market. Based on the study results and to align Board compensation with peers and the market, in July 2022, the Board approved an increase to the Director annual retainer from $90,000 to $125,000 and an increase to the Lead Independent Director annual fee from $20,000 to $30,000. All other chair fees remained the same. Details on what each Director received in fees for 2022 are outlined below in the “Annual Retainer” section.

Annual Retainer

All non-employee directors are paid an annual retainer in cash and/or Common Stock. Payments were made in July and August 2022. Details on annual retainers paid to directors, as well as to Chairs of our committees, are as follows:

Board of Directors Position	Annual Retainer(1)	Chair Retainer	Total Fees
Director & Vice Chairman & Chair Bank Board Directors Loan Committee(2)	$125,000	$45,000	$170,000
Director & Lead Independent Director	$125,000	$30,000	$155,000
Director & Chair Audit Committee	$125,000	$25,000	$150,000
Director & Chair Compensation Committee	$125,000	$17,500	$142,500
Director & Chair Governance Committee	$125,000	$15,000	$140,000
Director & Chair Bank Board Trust Committee(2)	$125,000	$15,000	$140,000
Director & Chair Bank Board Compliance Committee(2)	$125,000	$17,500	$142,500
Director	$125,000		$125,000

(1)	In July 2022, the Board of Directors approved the 2022 annual retainer fee to be adjusted to better align with peers and the market.
(2)	The Directors Loan Committee, Trust Committee and Compliance Committee are Bank Committees only.

Director Compensation

The following table shows for the year ended December 31, 2022, information on compensation paid to our directors who served on the Board during 2022, other than Paul K. Yonamine’s and A. Catherine Ngo, whose compensation as employees is disclosed in the Executive Compensation Summary Compensation Table. Non-employee directors are typically paid in May for their service on the Board through the next annual shareholders meeting.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
(a)	(b)	(c)	(e)
Christine H. H. Camp	$71,250	$71,250	$142,500
Earl E. Fry	$75,000	$75,000	$150,000
Wayne K. Kamitaki[1]	$0	$0	$0
Jonathan B. Kindred	$62,519	$62,481	$125,000
Paul J. Kosasa	$70,003	$69,997	$140,000
Duane K. Kurisu	$62,519	$62,481	$125,000
Christopher T. Lutes	$70,003	$69,997	$140,000
Colbert M. Matsumoto	$85,019	$84,981	$170,000
Saedene K. Ota	$71,250	$71,250	$142,500
Crystal K. Rose	$77,500	$77,500	$155,000
1.	Wayne K. Kamitaki retired from the Company and Bank Board of Directors in April 2022, so he was not paid fees for the May 2022 to April 2023 pay cycle.
	(a)	Board Members Paul K. Yonamine and A. Catherine Ngo are omitted from this table because Mr. Yonamine’s and Ms. Ngo’s compensation are disclosed in the Summary Compensation Table.
	(b)	Included in this column are fees payable in cash, but which the directors were permitted to elect to receive in the form of equity. No director elected to receive more than the required 50% of fees in equity.
	(c)	In June 2016, the Board of Directors approved a revision to the Directors’ fee schedule, which required Directors to receive 50% of total fees in

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

the form of equity. Included in this column are fees required to be received in the form of equity, which are paid in shares of Company Common Stock issued from the 2013 Stock Compensation Plan or fees invested in the Company through the Directors Deferred Compensation (DDC) Plan. For Directors who elected equity through the DDC Plan, the values reported in the table represent a hypothetical investment in shares of the Company’s Common Stock. The fees required to be received in equity and paid in equity or hypothetically invested in shares of the Company’s Common Stock were as follows:

	•	Christine H. H. Camp received credit to her Company share account under the DDC Plan with respect to 1,588.27 shares having a fair market value of $22.43 per share and 1,526.35 shares having a fair market value of $23.34 per share, for a total of $71,250. Remaining fees of $71,250 were paid in cash.
	•	Earl E. Fry received credit to his Company share account under the DDC Plan with respect 3,213.37 shares having a fair market value of $23.34 per share for a total value of $75,000. Remaining fees of $75,000 were paid in cash.
	•	Jonathan B. Kindred received 2,677 shares having a fair market value of $23.34 per share for a total value of $62,481. Remaining fees of $62,519 were paid in cash.
	•	Paul J. Kosasa received 2,999 shares having a fair market value of $23.34 per share, a total value of $69,997. Remaining fees of $70,003 were paid in cash.
	•	Duane K. Kurisu received 2,677 shares having a fair market value of $23.34 per share for a total value of $62,481. Remaining fees of $62,519 were paid in cash.
	•	Christopher T. Lutes received 2,999 shares having a fair market value of $23.34 per share, a total value of $69,997. Remaining fees of $70,003 were paid in cash.
	•	Colbert M. Matsumoto received 3,641 shares having a fair market value of $23.34 per share for a total value of $84,981. Remaining fees of $85,019 were paid in cash.
	•	Saedene K. Ota received credit to her Company share account under the DDC Plan with respect to 3,052.7 shares having a fair market value of $23.34 per share for a total of $71,250. Remaining fees of $71,250 were paid in cash.
	•	Crystal K. Rose received credit to her Company share account under the DDC Plan with respect 3,320.48 shares having a fair market value of $23.34 per share for a total of $77,500. Remaining fees of $77,500 were paid in cash.

(e)	Included in total fees are fees paid to Directors who served as Chairs on Company and Bank committees as follows: Christine H.H. Camp received $17,500 in fees as Chair of the Bank Board Compliance Committee, Saedene K. Ota received $17,500 in fees as Chair of the Compensation Committee, Paul J. Kosasa received $15,000 in fees as Chair of the Governance Committee, Earl E. Fry received $25,000 in fees as Chair of the Audit Committee, Colbert M. Matsumoto received $15,000 in fees as Chair of the Bank Board Directors Loan Committee and received $30,000 in fees as Vice Chair of the Board, and Christopher T. Lutes received $15,000 in fees as Chair of the Bank Board Trust Committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the Board positions held by directors and the composition of the Audit, Compensation, and Governance Committees of the Central Pacific Financial Corp. and Central Pacific Bank Board for 2022 as well as the Directors Loan, Trust and Compliance Committees of the Central Pacific Bank Board for 2022.

Board Member	Combined Company and Bank Board Position	Audit Committee	Compensation Committee	Governance Committee	Directors Loan Committee	Trust Committee	Compliance Committee
Christine H. H. Camp[1]	Member
Earl E. Fry	Member
Wayne K. Kamitaki[2]	Member
Jonathan B. Kindred	Member
Paul J. Kosasa	Member
Duane K. Kurisu	Member
Christopher T. Lutes[3]	Member
Colbert M. Matsumoto[4]	Vice Chair
A. Catherine Ngo	Executive Vice Chair
Saedene K. Ota[5]	Member
Crystal K. Rose	Lead Independent Director
Paul K. Yonamine	Chairman, Company Executive Chairman, Bank
= Member
= Chair
1.	Christine H. H. Camp was appointed a member of the Audit Committee in April 2022.
2.	Wayne K Kamitaki retired from the Company and Bank Board of Directors in April 2022.
3.	Christopher T. Lutes was appointed a member of the Trust Committee in January 2022, followed by his appointment to Chair of the Trust Committee in July 2022.
4.	Colbert M. Matsumoto was appointed a member of the Compliance Committee in January 2022.
5.	Saedene K. Ota was appointed to Chair of the Compensation Committee in April 2022.

Directors Stock Opportunity

Non-employee and employee directors of the Company and the Bank are eligible to participate in the Company’s 2013 Stock Compensation Plan, and as noted above portions of their compensation as directors is paid in Common Stock under such plan.

Directors Deferred Compensation Plan

The Company maintains a Directors Deferred Compensation (DDC) Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer. Under the DDC Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth anniversary of separation from service. Under the DDC Plan, deferred amounts are valued based on the performance of certain investment funds offered by the Bank’s DDC Plan administrator, The Pangburn Group, which are selected by the director. The DDC Plan is managed by a third-party administrator, The Pangburn Group. No plan earnings are considered to be “above-market” or “preferential” and as a result no amounts are reported in the Director Compensation table. The DDC Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

44	2023 Proxy Statement

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities and Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report as required by Item 402(b) of SEC Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2022. Respectfully submitted by the members of the Compensation Committee of the Board who participated in the review, discussion, and recommendation.

Saedene K. Ota, Chair
Christine H. H. Camp Duane K. Kurisu
Crystal K. Rose

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Directors (the “Committee”) intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a thoughtfully designed compensation structure, which focuses on the achievement of short-term objectives and affirms the philosophy of rewarding for long-term shareholder value creation. This Compensation Discussion and Analysis (“CD&A”) discusses our 2022 executive compensation program, and more specifically as it relates to the following executive officers:

•	Paul K. Yonamine(1), Chairman & Chief Executive Officer (“CEO”)
•	A. Catherine Ngo(1), Executive Vice Chair
•	Arnold D. Martines(1), President, Chief Operating Officer (“COO”)
•	David S. Morimoto, Senior Executive Vice President, Chief Financial Officer (“CFO”)

We refer to these executives as our Named Executive Officers (“NEOs”).

(1)	Effective 1/1/2023, position changes took place for the following executive officers:
	•	Paul K. Yonamine was appointed Chairman Emeritus
	•	A. Catherine Ngo was appointed Chair of the Company and Bank Board of Directors
	•	Arnold D. Martines was appointed President and Chief Executive Officer

Executive Summary

Central Pacific Financial Corp. (the “Company”) is a Hawaii-based bank holding company with approximately $7.4 billion in assets as of December 31, 2022. Central Pacific Bank (the “Bank”), our primary subsidiary, is a full-service commercial bank offering a broad range of banking products and services, including accepting demand, savings and time deposits, and originating loans through the operation of 27 branches in the State of Hawaii.

Under the oversight of the Committee, our executive compensation program is designed to align total compensation with financial and business performance over the short-term and long-term.

With more than 82% of our loan portfolio business based in Hawaii and 100% of our operations managed in Hawaii, our success is linked to the strength and prospects of the Hawaii economy, which has lagged other states in recovering from the COVID-19 pandemic. The relatively slower pace of recovery of the Hawaii economy is significantly impacted by recovery in our tourism sector, which has improved and is beginning to approach pre-pandemic levels. We believe this context is critical to understanding our performance in recent years, particularly when compared to that of our mainland banking peers.

46	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Despite these headwinds, we are proud of both our 2022 fiscal year performance and the strength of our performance since before the start of the COVID-19 pandemic. Relative to our own past performance, we reported strong financial results, solid credit performance, along with strong capital and liquidity. A few key highlights include:

2022	2021	2019	Performance Highlights
	–7%	+27%	• 2022 Net Income declined by 7% compared to 2021 primarily due to lower PPP income and lower release of credit loss provisions in 2022. 2022 Net Income increased by 27% from pre-pandemic 2019.
	+45%	+11%	• Core Pre-Tax Pre-Provision (“PTPP') Income (pre-tax, pre-provision income, excluding PPP income) increased by 45% and 11% from 2021 and pre-pandemic 2019, respectively.
	+9%	+25%	• Strong loan growth as total loans increased by 9% from 2021. Core loans, or total loans excluding PPP loans, increased by 11% from 2021. • Total loans increased by 25% from pre-pandemic 2019.
	+1.5%	+32%	• Total deposits increased by 1.5% during 2022 and 32% from pre-pandemic 2019.
	+9 bps	-30 bps

•   Net Interest Margin, excluding PPP loans and income, expanded by 9 bps to 3.05% in 2022. Net Interest Margin, excluding PPP loans decreased by 30 bps compared to 2019 due to the continued impact of the low interest rate environment +9 bps -30 bps in 2020-2021.

In addition to our strong absolute performance, we have also outperformed our publicly traded Hawaii bank competitors (i.e., Bank of Hawaii and First Hawaiian Bank) in several important dimensions during the period 2019-2022, including:

•	The Bank’s Net Income has grown +27% since 2019, outperforming Hawaii bank competitors’ average growth of -3%;
•	The Bank’s Loan portfolio grew +25% since 2019, compared to an average +15% growth among our Hawaii bank competitors;
•	The Bank’s Return on Asset performance improved +2 bps compared to 2019, versus an average -33 bps deterioration among our Hawaii bank competitors;
•	The Bank’s Return on Equity performance improved +411 bps compared to 2019, versus an average -50 bps deterioration among our Hawaii bank competitors; and
•	The Bank has maintained and strengthened its Net Interest Margin (NIM) performance relative to our Hawaii bank competitors since 2019, with a 2022 NIM +45 bps greater than the average of our Hawaii bank competitors, which has expanded from a +24 bps average differential in 2019.

During the year, the Company also made significant progress on its longer-term strategic initiatives.

•	Progress on digital initiatives including increasing digital adoption, enhancing digital product offerings for improving workflow automation and serving as the bank sponsor for the Swell fintech product, which went live in the fourth quarter of 2022.
•	Continued focus on supporting the local small business market with Women’s Entrepreneur program, educational webinars, and a small business marketing campaign, which have driven higher balances in small business loans and deposits.
•	Continued to drive strong talent management and employee experience strategies, by identifying high potential employees and creating a new leadership development program that will launch at the beginning of 2023. With our continued focus on the employee experience, we were recognized once again in 2022, as a Best Place to Work by Hawaii Business Magazine

COMPENSATION DISCUSSION AND ANALYSIS

•	Optimized our property and real estate spaces by renovating and consolidating our back-office space in our downtown headquarters building, and consolidating three branches into nearby locations. We completed the refresh of a full floor in our downtown headquarters building that is dedicated for hybrid workers as a coworking hub to work and collaborate with each other.

2022 Key Financial Highlights

The Company’s 2022 net income was $73.9 million, which declined by 7.5% compared to 2021. Additionally, Return on Assets (ROA) for 2022 was 1.09% as compared to 1.13% in 2021. The decline in net income and ROA was primarily the result of 2021 including significant PPP income as well as a significant release to the provision for credit losses in 2021. Both items are non-recurring and related to the COVID-19 pandemic that began in 2020.

Our earnings in 2022 included an increase of $4.5 million in pre-provision net interest income, related to strong loan growth, and an increase in our net interest margin. The higher net interest income was partially offset by a $22.7 million decrease in PPP income during 2022. The 2022 provision for credit losses included a $1.3 million credit to the provision, compared to a credit to the provision of $14.6 million in 2021, which had been driven by the economic recovery.

The Company continued to realize solid growth on its balance sheet and ended the year with $7.4 billion in assets, driven by strong loan growth. The year-over-year increase in total loans of $453.8 million, or $542.6 million excluding PPP loans, was led by increases in our consumer, commercial real estate, and home equity loan portfolios of $174.9 million, $142.9 million, and $102.1 million respectively. The Company worked with its PPP borrowers in filing forgiveness applications, and with that, PPP loans saw a decrease in balances of $88.8 million during the year. Total deposits increased by $97.1 million or 1.5% from 2021. Core deposits decreased by $82.7 million or 1.3% from the prior year, as the higher interest rate environment drove a shift from core deposits to time deposits.

Asset quality remained strong as non-performing assets were 0.07% of total assets on December 31, 2022. Further, criticized assets remained relatively stable at $77.1 million at the end of 2022, compared to $76.3 million as of the end of 2021. Due to our strong capital position, we increased our cash dividends to an annual amount of $1.04 per share in 2022 from $0.96 per share in 2021. In 2022, we continued repurchases under our share repurchase program and repurchased 868,613 shares of Common Stock for $20.7 million compared to our repurchase of 696,894 shares of Common Stock for $18.7 million in 2021.

Significant highlights for the year ended December 31, 2022, were as follows:

Net Income

$73.9 million, or $2.68 per diluted common share in 2022, compared to $79.9 million, or $2.83 per diluted common share in 2021. 2021 included the benefit of a $14.6 million credit to the provision for credit losses, compared to just a $1.3 million credit in 2022.

Efficiency Ratio Decreased slightly to 63.00% in 2022, compared to 64.16% in 2021.

Total Loans and Deposits

Total loans increased by $453.8 million, or by 8.9% over 2021. Core loans (excluding PPP loans) increased by $542.6 million, or by 10.8% over 2021.

Total deposits increased by $97.1 million, or by 1.5% over 2021. Core deposits decreased by $82.7 million, or by 1.3% from 2021

Return on Assets 1.01% in 2022, compared to 1.13% in 2021.
Quarterly Dividends Consistent profitability allowed us to increase our quarterly cash dividends to $0.26 per share, for a total of $1.04 per share in 2022, compared to $0.96 in 2021.	Pre-Tax Pre-Provision Net Income $97.5 million in 2022, compared to $91.1 in 2021. The increase was driven by strong net interest income in 2022.

48	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Net Income(1) (Millions)	Return on Assets(1)	Efficiency Ratio

1.	2020 was negatively impacted by $42 million in provision for credit losses attributed to the COVID-19 pandemic. 2021 was positively impacted by a $14.6 million credit to the provision for credit losses. 2022 was positively impacted by a $1.3 million credit to the provision for credit losses.

2022 Executive Compensation Highlights

We believe our Executive Compensation is consistent with our Solid Financial Performance.

Our annual and long-term compensation programs are intended to recognize bank-wide performance and strong individual contributions and performance for 2022, and over the longer-term. Decisions were carefully considered by the Committee to allow us to remain competitive and continue to be able to attract, retain and motivate highly qualified and specialized talent to execute our go-forward strategy. Hawaii’s high cost of living/housing, competition for talent, and the need for competitive pay relative to local competition continue to be critical factors in our executive compensation decisions, and our compensation decisions for all Company employees. Total compensation for our executive team historically has been well below that of local Hawaii banks, presenting a risk to our business. We took steps to address this starting in 2021, and we believe we have significantly strengthened our position going into 2023. Below is a summary of the key components of our NEOs’ compensation.

Base Salary. In 2022, base salary increases for our NEOs ranged from 2% to 22% based on market benchmarking (including relative to pay for our local Hawaii competition). See section below headed “Executive Compensation - Local Labor Market Considerations in Hawaii”, for details on local competitive benchmarking. Mr. Martines’ salary adjustment reflected his assumption of new responsibilities as President & Chief Operating Officer and progressive steps in execution of the Company's leadership succession plan, and the salary adjustment for Mr. Morimoto reflected his appointment to Senior Executive Vice President, along with increased responsibilities (including oversight of technology and legal divisions).

Annual Incentive Plan (“AIP”). Funding of our 2022 AIP is based on Net Income, Efficiency Ratio and Business Plan/NEO Personal Goals performance and is designed to motivate and reward achievement of company performance, including both strategic and operational objectives. At overall threshold performance, AIP payout is 50% and at maximum performance, payout is 200%.

Long-Term Equity Incentives. Our annual 2022 equity grants were made pursuant to our 2013 Stock Compensation Plan, with grant values tied to respective percentages of base salary. The long-term equity awards granted to our NEOs in 2022 provide for one-half of the awards to be performance-based stock units (PSUs) and one-half to be time-based restricted stock units (RSUs). The PSUs are based on two performance metrics balanced between one-half of the PSUs to be earned based on Return on Assets (ROA), and the other one-half on relative Total Shareholder Return (rTSR) compared to a group of industry peers.

COMPENSATION DISCUSSION AND ANALYSIS

2022 Target Pay Mix. The charts below for Paul K. Yonamine and our other NEOs illustrate the target compensation established for 2022, consisting of base salary, target annual incentive awards and target 2022 long-term equity awards (consisting of performance stock unit and restricted stock unit awards). For 2022, our compensation targets and pay mix were as follows:

CEO	Other NEOs

2022 Advisory Vote and Shareholder Engagement

In 2022, approximately 87% of the votes cast (for and against) were voted in favor of our named executive officer compensation. While the Committee believes that the result of this vote is evidence that the Company's compensation policies and decisions are in the best interests of its shareholders, as part of the Company’s proactive shareholder engagement strategy the Committee sought to solicit feedback on our named executive officer compensation.

Our engagement efforts focused on outreach to our 10 largest shareholders, representing approximately 45% of our Common Stock. Additionally, we sought discussions with the two leading proxy advisory firms. This effort was conducted in the fall of 2022 and was led by our Chair and our Chief Financial Officer, with senior executives from our Legal and Human Resources teams joining the calls. Executive leadership, the Committee, and the Board were kept informed of outreach efforts. The key discussion topics related to executive compensation were:

•	Key local market factors we must consider beyond our traditional peer group (which is largely comprised of mainland companies), in light of the fierce local competition for talent and taking into consideration the high cost of living in Hawaii (compared with other states in the country)
•	Suggested enhancements to proxy disclosures around executive compensation
•	Views on our long-term equity incentive program and short-term incentive compensation plans

In our outreach, shareholders and proxy advisory firms gave positive feedback on increased disclosures around executive compensation in our 2022 proxy statement, but requested greater clarity and detail on the programs going-forward, including additional details regarding 1) how goals are set; 2) the executive compensation decision-making process, and 3) weightings and metrics for scorecards. In response to the feedback received from our shareholders and proxy advisor firms, we have provided increased detail to address and clarify these items in the respective sections below.

Executive Compensation Philosophy and Objectives

The central principle of our compensation philosophy is that executive compensation should align with shareholders’ interests. Our executive compensation program is designed to:

•	Drive performance relative to our strategic plan and goals, including financial performance.
•	Maintain a balance between short-term operational objectives with the need to build long-term sustainable shareholder value.
•	Align executives’ long-term interests with those of shareholders by placing a material portion of total compensation at risk, contingent on the Company’s performance.
•	Attract and retain highly qualified executives to achieve our goals and to maintain an executive management group that can provide success and stability in leadership.
•	Deliver compensation effectively, providing value to the executives in an appropriately risk-controlled and cost-efficient manner.
•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.
•	Be supported by strong corporate governance, including oversight by the Company’s Board.

50	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation – Local Labor Market Considerations in Hawaii

No discussion regarding our executive compensation would be complete without providing some context surrounding the State of Hawaii’s unique market for talent.

At the macro level, all companies in Hawaii must deal with the following factors that add to the difficulty and complexity of recruiting and retaining key and executive talent include:

•	Remote location – located 2,500 miles from the mainland, any out-of-state search for talent is a lengthy and labor intensive endeavor. Additionally, the remote location is often a hurdle to potential mainland candidates, placing them far from friends and family.
•	Limited talent pool - for certain technical skillsets and levels of managerial experience, Hawaii-based companies must continuously and aggressively source locally and on the mainland.
•	High Cost of Living – Hawaii is considered one of the most expensive states in the country to live, with a cost of living nearly twice the national average for a professional/managerial household, second only to New York, NY, and higher than San Francisco, CA. For example, Hawaii’s housing costs are three times the national average, utilities and food costs are 64% and 53% higher respectively than the national average.

Beyond the resource and financial expense of sourcing and retaining key talent, organizations face significant operational risks associated with talent gaps and especially with respect to senior executive leadership and succession planning considerations.

The Company places significant priority on strategically managing its leadership talent pipeline and therefore on competitive benchmarking for talent at the NEO and senior executive levels. The factors outlined above, reinforced by our experience in the marketplace, establish that every company operating in Hawaii, large or small, regardless of sector, is a competitor for the executive talent we seek to acquire and/or retain – which places a premium on ensuring competitive compensation levels and programs across the Bank.

To help illustrate the impact of Hawaii market considerations, the following table compares the market competitiveness of our CEO’s target compensation, as approved by the Committee in early 2022, relative to the market data considered by the Committee at the time.

	Company CEO Percentile Rank
	Salary	Target Total Cash	Target Total Direct Compensation
Company Peer Group	31%	68%	71%
Local Publicly Traded Companies	20%	44%	38%
Local Publicly Traded Banks	Bottom	Bottom	Bottom

Compensation Governance

The Company’s executive compensation program is supported by strong corporate governance and Board oversight.

The Role of the Committee	Oversight of Executive Compensation. The Committee (comprised of independent directors) oversees and makes recommendations to the Board of Directors on compensation matters as it relates to all NEO’s, including the approval of their compensation. The Committee also evaluates and recommends to the Board, appropriate policies and decisions relative to executive officer compensation and benefits, including oversight, design and administration of executive compensation programs and the Company’s compensation policies, practices, and incentive plans for non-executives. It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.
Board Oversight of CEO compensation. Subject to the recommendation of the Committee, all the independent directors of the Board review and approve the compensation for the Chairman & CEO and the President.
Independent Compensation Consultant. From January 2022 to June 2022 the Committee retained Korn Ferry to provide advice and recommendations on Board and executive compensation matters. In July 2022, the Committee transitioned compensation advisory services and retained Pay Governance, an independent executive compensation consultancy to advise the Committee on compensation matters under the oversight and responsibilities as defined by the Compensation Committee Charter. The Committee in its sole discretion selects the consultants, approves their fees and defines their scope of responsibilities.
Independent Legal Advisor. The Committee retains an independent legal advisor, Manatt Phelps & Phillips, LLP, to advise on executive compensation compliance with legal and regulatory requirements.
Active Committee Engagement. The Committee meets on a regular basis and routinely meets in executive sessions without management present. In 2022, the Committee held seven meetings to discuss compensation matters.

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Compensation Consultant	Compensation Consultant Activities. Korn Ferry advised the Committee with respect to pay and program designs for 2022. Beginning July 2022, the Committee engaged Pay Governance to provide market benchmarking information and advisory services related to board and executive compensation, executive compensation plan design features, positioning to market, regulatory compliance, and review and development of various incentive plans – all of which was considered by the Committee in the development of the Company’s 2023 programs.
The Role of Management in Compensation Decisions	Role of Management. The Committee seeks input from management, including our Chairman & CEO, our Executive Vice Chair, our President, our Chief Human Resources Officer and our Chief Financial Officer, in the design and structuring of our executive compensation programs. In determining the appropriate compensation elements and levels for our Chairman & CEO, the Committee meets outside the presence of all management. In determining appropriate compensation for our President, the Committee meets outside the presence of all management other than, as requested by the Committee, our Chairman & CEO. With respect to the compensation of our other NEOs, the Committee meets outside the presence of all management, other than, as requested by the Committee, our Chairman & CEO, our President and our Chief Human Resources Officer.
Compensation Management & Risk Mitigation

Compensation Risk Management. Committee oversight includes evaluating and monitoring the Company’s compensation programs, policies, and practices, which could have a material adverse effect on the risk profile of the overall Company. The Committee conducts at least annual reviews with the Committee-appointed senior risk officer to confirm that all compensation plans, structures, and arrangements do not have a reasonable likelihood to encourage excessive and unnecessary risk taking and do not pose a threat to the overall value of the Company.

Risk Reviews. Reviews are conducted with the advice of the independent compensation consultant and independent legal advisor. The overall finding from these reviews is that the Company does not believe its plans, policies and practices individually or in their entirety encourage unnecessary or excessive risks that were reasonably likely to have a material adverse effect on the Company or threaten the overall value of the Company.

Compensation Governance Practices

The Company has strong compensation governance practices that reinforce our principles, support sound risk management and are stockholder-aligned:

What We Do	What We Don’t Do

•   Align executive pay and performance

•   Cap annual incentive payments

•   Provide equity compensation based on pre-set, objective performance goals

•   Subject our NEOs and Board members to robust stock ownership guidelines

•   Include clawback provisions in our incentive compensation programs

•   Conduct an annual say-on-pay vote

•   Use independent advisors to support the Compensation Committee

•   Provide any Section 280G excise tax gross-up payments

•   Provide retirement benefits to executives that are materially different from those available to all employees

•   Provide guaranteed bonuses to our NEOs

•   Provide employment agreements to our NEOs

•   Allow pledging of Company’s stock

•   Permit short selling or trading in put options or call options or other hedging instruments

Compensation Peer Group

Each year, with assistance from the executive compensation consultant, the Committee reviews the compensation practices of our peers to assess the competitiveness of the compensation program for our NEOs. Although benchmarking is used to compare compensation structures and levels to our peers, it is only one of the tools used by the Committee to determine total compensation. Benchmarking is used by the Committee primarily to ascertain competitive total compensation levels (including base salary, annual cash incentives, equity awards, and employee benefits) with comparable institutions. Peer performance, market factors, the Bank’s performance and individual performance are all factors that the Committee considers when establishing total compensation, including incentives.

In addition to the peer group used below, the Committee also looks at compensation using a separate group of local Hawaii public companies as a supplemental frame of reference. This is done to fully consider our employment circumstances, including hiring challenges and retention risk, as a bank in a small, local and hyper-competitive market for qualified talent. Our leadership team is small and our NEOs are among the recruiting pool for local competitors. Executive turnover would not only be disruptive for our Company, especially given our strategic initiatives, but turnover also creates operational risk and increased opportunity cost and replacement cost from a timing, compensation, resource and business perspective. For additional information, refer to above “Executive Compensation – Local Labor Market Considerations in Hawaii”.

52	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Committee reviews the composition of the Compensation Peer Group on an annual basis and modifies the group as necessary as a result of mergers, changes to banks within the group, or changes within the Company. The 2022 Compensation Peer Group remained the same as 2021, and was selected based primarily on certain current market criteria, including the following:

•	U.S. headquartered regional banks traded on a major U.S. stock exchange
•	Total assets ranging from $3B to $13B
•	Similar business model characteristics
•	Banks with consumer loans greater than 22.5% of total loans
•	Banks with non-interest income less than 30% of total revenue
•	Banks based in one of the 100 largest U.S. cities by population

The 2022 Compensation Peer Group consisted of 16 peers. The Company was positioned near the 50th percentile in terms of asset size at year-end 2022.

Company	Ticker	Total Assets
AMALGAMATED FINANCIAL CORP.	AMAL	$7,078
BANC OF CALIFORNIA, INC.	BANC	$9,394
HANMI FINANCIAL CORPORATION	HAFC	$6,859
HOMESTREET, INC.	HMST	$7,204
HOMETRUST BANCSHARES, INC.	HTBI	$3,549
INDEPENDENT BANK CORP.	INDB	$20,423
INDEPENDENT BANK CORPORATION	IBCP	$4,705
OCEANFIRST FINANCIAL CORP.	OCFC	$11,740
PARK NATIONAL CORPORATION	PRK	$9,560
SANDY SPRING BANCORP, INC.	SASR	$12,591
SEACOAST BANKING CORPORATION OF FLORIDA	SBCF	$9,681
SOUTHSIDE BANCSHARE	SBSI	$7,260
TERRITORIAL BANCORP INC.	TBNK	$2,131
THE FIRST OF LONG ISLAND CORPORATION	FLIC	$4,069
TRICO BANCSHARES	TCBK	$8,615
WESTAMERICA BANCORPORATION	WABC	$7,461
	75th Percentile	$9,591
	Median	$7,360
	25th Percentule	$6,320
CENTRAL PACIFIC	CPF	$7,419
	PERCENTILE RANK	51%

Executive Compensation Framework

Our compensation program is comprised of multiple components, including annual base salary, annual cash incentive, annual long-term equity grants, and employee benefit programs. We believe that over the long term, a combination of pay components is essential to attract and retain executives and to incentivize them to achieve strategic operating and financial goals. There is no set formula to determine the mix of the various pay components and our use of the components may change from year to year based on the Company’s circumstances, market conditions, and competitive market for executive talent, particularly the hyper-competitive labor market in Hawaii as described above in “Executive Compensation – Local Labor Market Considerations in Hawaii”.

The Committee and the Board believe that it is important to provide market-based compensation that will attract and retain highly talented executives with the appropriate competencies and skills necessary for the Company’s continued success. Such compensation would include the full range of compensation components, including incentive awards that vary with financial performance, based on achieving our strategic plan and goals without encouraging excessive and unnecessary risk taking that could threaten the overall value of the Company. Equally important is the need to maintain shareholder confidence and to comply with regulatory executive compensation restrictions and guidance by developing appropriate compensation structures.

COMPENSATION DISCUSSION AND ANALYSIS

Therefore, the Committee evaluates our compensation program and its related components on an ongoing basis. Adjustments are made to the compensation structure as appropriate to maintain the Company’s competitive position for executive talent, consistent with our compensation philosophy and objectives, and within the parameters of regulatory restrictions and guidance. Our annual compensation program is structured as follows:

	Compensation Element / Purpose	Fixed or At Risk	Annual or Long Term	Cash or Equity
Annual Cash Compensation

Base Salary

Reflects each executive’s position, individual performance, experience, and expertise. In general, our compensation structure sets base salary at approximately the 50th percentile relative to the Compensation Peer Group members

		Fixed	Annual	Cash
	Annual Incentives Provides variable compensation based on achievement of Company, Business Plan and Personal objectives	At Risk	Annual	Cash
Long Term Equity Incentive Compensation

Performance Stock Units (PSUs)

Provides incentives to motivate and retain executives and to reward for long term Return on Assets (ROA) performance against target, and Total Shareholder Return (TSR) relative to the component companies of the KBW Regional Bank Index

		At Risk	Long-Term	Equity
	Restricted Stock Units (RSUs) Provides incentives for retention and long-term creation of shareholder value over the vesting period	At Risk	Long-Term	Equity

Base Salary

We pay our executives base salaries intended to be competitive with our Compensation Peer Group and the local market, and consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying a base salary is to provide a base level of compensation that fairly reflects the executive’s job responsibilities and scope of the role performed within the Company. There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives. While there continues to be a strong focus on collaboration and teamwork, modest adjustments have been made to base salaries over time to recognize the differences in the scope of the positions and individual contributions.

In making base salary decisions, the Committee also considers the positioning of projected total compensation with target-level performance incentives. Because we set incentive opportunities as a percentage of base salary, changes in base salary have a compound effect on total compensation. Before recommending base salary changes to the Board, the Committee reviews the projected total compensation based on the proposed base salaries, considering both internal and external equity, and confirms that total compensation for the Chairman & CEO and other NEOs are appropriately aligned with the market.

The table below shows the NEOs’ annual base salaries for 2022 and how these changed compared to 2021.

Name	2021 Base Salary	2022 Base Salary	% Change
Paul K Yonamine	$625,000	$656,000	5%
A. Catherine Ngo	$525,000	$535,000	2%
Arnold D. Martines	$390,000	$475,000	22%
David S. Morimoto	$400,000	$450,000	13%

The 2022 salary adjustments for the NEOs resulted from a formal market study, in which NEO compensation was compared to the Compensation Peer Group and the local market for similar roles. In all cases, the salary adjustments were made based on market alignment and business requirements. Mr. Yonamine’s and Ms. Ngo’s salary adjustments were in-line with peer compensation. Mr. Martines’ salary adjustment reflects his assumption of new responsibilities as President and Chief Operating Officer and Mr. Morimoto’s salary adjustment reflects his appointment to Senior Executive Vice President and expansion of responsibilities.

54	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Compensation

We use our AIP to provide variable compensation based on achievement of Company, Business Plan and Personal objectives. As with other key elements of our executive compensation program, the Committee annually reviews the design, performance metrics and target opportunities for our NEOs. Each year the Committee, in consultation with the compensation consultant, reviews the compensation practices of the Company’s peers to assess and select robust annual company goals that will strengthen the bank and be in the best interests of the Company and its shareholders. Peer practices, market factors, and the Bank’s short-term and long-term objectives are all considered during the annual goal-setting process.

For the 2022 AIP, the Committee used a balanced scorecard approach to goal setting that included both quantitative and qualitative factors. Net Income and Efficiency Ratio comprise the plan’s quantitative factors and represent 75% of the target opportunity. Goals for these factors were set based on the Bank’s budget for 2022, which considered forecast economic conditions in Hawaii, historical performance of other (high-performing) peer companies, and our strategic plan and operating objectives for the year. Business Plan/Personal goals are more qualitative in nature and were determined based on a combination of support and front-line strategic initiatives that help us achieve our financial targets.

The AIP components for 2022 included:

AIP Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Net Income	50%	$50,000,000	$62,500,000	$75,000,000
Efficiency Ratio	25%	72.00%	66.67%	61.34%
Business Plan/Personal Goals	25%	Assessed by the Compensation Committee

NEOs’ target opportunities for 2022 are shown below.

2022 AIP Target (% of Base Salary)
Paul K. Yonamine	110%
A. Catherine Ngo	65%
Arnold D. Martines	65%
David S. Morimoto	55%

COMPENSATION DISCUSSION AND ANALYSIS

2022 AIP Results

Incentive payout is based on the level of Net Income, Efficiency Ratio and Business Plan/Personal Goals results, capped at 200% of target amounts overall. 2022 targets and actual results are reflected below. Net Income performance was 118% of target, which resulted in 191% of AIP payout for the Net Income portion. Efficiency Ratio was 5.50% below (better than) target, which resulted in 169% of AIP payout for the Efficiency Ratio portion. For Business Plan/Personal Goals, the NEOs executed well, as demonstrated by successful management of the bank’s financial goals and interest rate risk which drove solid financial performance, advancements in real estate optimization and cost-savings initiatives, progress on leadership succession and development, and noteworthy local and national recognition. The tables below highlight notable Business Plan and Personal Goals achievements by the NEOs.

2022 Business Plan Achievements

Initiative	Accomplishments
Financial Performance (Outstanding despite the challenging operating environment)

•   Total loan balances (excluding PPP loans) grew by 11% and total deposit balances grew by 1.5%.

•   Solid credit quality.

•   Strong capital and liquidity positions.

•   (See “Executive Summary” and “2022 Key Financial Highlights” above for further details)

Digital Banking

•   Increased Shaka account customer engagement, product cross sales and customer profitability.

•   Enhanced online and mobile platforms with online customer appointment scheduling.

•   Increased digital banking retail checking enrollments by 35%.

•   Increased digital business enrollments by 4%.

•   Increased digital transactions by 27%.

•   Decreased branch transactions as a result of migration to digital transactions.

•   Integrated direct deposit setup into online banking and account opening process.

•   Implemented credit score monitoring and cross-sell functionality into online banking.

•   Introduced a Japanese language version of online banking website.

Risk

•   Established a Management Risk Committee and Risk Sub-Committees.

•   Strengthened enterprise risk management (ERM) through an active Management Risk Committee that has comprehensively identified and ranked risks across all major areas.

•   Developed risk appetite statements and key risk indicators to measure and track performance.

•   Established a comprehensive environmental, social and governance (ESG) program structure, including continuing to enhance tracking, reporting and disclosure of ESG related metrics.

•   ESG ratings tracked by Company improved overall due to our progress made; see “Environmental, Social and Governance (ESG)” section for more details of our ESG program.

•   Track certain external cyber risk ratings of the Company and address material issues identified by such ratings.

•   Nonperforming assets to total assets of 0.07% at December 31, 2022 and full year 2022 net charge-offs to average assets of 0.09%.

Efficiency

•   Launched several initiatives that will leverage technology for straight-through-processing of loan and deposit account origination.

•   Strengthened our third-party vendor management which has improved relationships and vendor efficiency.

•   Implemented an enterprise request portal that will centralize and standardize internal requests across the Company.

•   Implemented automation, workflows and other cost savings initiatives, estimated to save close to a half million dollars annually, in addition to creating significant operational efficiencies.

Real Estate Optimization

•   Consolidated three additional branches in 2022, reducing branch count to 27 branches, and reducing expenses by nearly $1 million.

•   Modernized our office space to accommodate the new hybrid work environment and to encourage ongoing engagement with our hybrid/remote workforce.

•   Planning to consolidate our non-customer contact office space.

•   Planning for new flagship branches on Maui and Kauai that will replace and significantly upgrade our existing branches.

56	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2022 NEO Personal Achievements
Paul K. Yonamine

•   Established the Bank as a top-rated bank in the local community based, in part, on the following during Mr. Yonamine’s leadership:

•   Implementation of digital-first banking. The Apple user rating for our mobile platform jumped from 2.1 to 4.9, the highest among major banks in the state, and remains at 4.9 today.

•   Net income grew 30%, core deposits 50%, total assets 28%, and earnings per share 40% during Mr. Yonamine’s tenure.

•   During the COVID-19 pandemic, the Bank was responsible for 28% ($850 million) of all the PPP loans in Hawaii, the largest state market share of any bank in the country.

•   The Bank is currently a leader in the new project market and a top mortgage lender in Hawaii.

•   The Bank was named Best Bank in Hawaii by Forbes and Best Small Bank in Hawaii by Newsweek (2022).

•   Selected to the “Best Places to Work” list by Hawaii Business Magazine for the 13th consecutive year.

•   Successfully transitioned the CEO role to an accomplished and effective leader, positioning the Bank for continued growth and success.

A. Catherine Ngo

•   Successfully drove new customer relationships, positioning the Bank for increased business and lending opportunities for the future.

•   Played a key role in retaining highly valued customer relationships, worth over $10 million in deposits.

•   Facilitated the opportunity to bid on $300 million in investment balances.

•   Led numerous outreach calls to key Company investors and proxy advisors during the post proxy season, preparing the bank for a solid next season.

•   Collaborated on a number of key activities for the Central Pacific Bank Foundation and drove many other community efforts in 2022, all of which provided leadership in the community and elevated the Bank's profile.

Arnold D. Martines

•   Successfully implemented succession planning by identifying future successors to critical roles in the organization to ensure continuity.

•   Executed on succession planning for several key executive leaders.

•   Worked closely with current senior executives for a seamless transition to CEO.

•   Established and launched an executive coaching program to prepare/develop future senior and executive leaders of the bank.

•   Took action to recommend the appointment of new senior executive team members who will contribute to the Bank's strong future.

•   Appointed numerous experienced senior leaders to drive key strategic initiatives for the bank.

•   75% of all executive leadership appointments were internal promotions.

David S. Morimoto

•   Successfully managed the bank's financial goals and interest rate risk through the fastest monetary tightening in over 40 years.

•   Terminated the Defined Benefit Plan and sold Visa Class B shares at a gain to offset the defined benefit plan termination loss.

•   Appropriately managed Allowance for Credit Losses (ACL) methodology through COVID-19 recovery and removal of the Pandemic Stabilization Adjustment (PSA).

•   Managed Tangible Common Equity ratio risk which included executing an interest rate swap on longer duration municipal bonds.

•   Continued succession planning and preparation for expanded roles and responsibilities for key leaders.

•   Played an integral part in successful client business development.

COMPENSATION DISCUSSION AND ANALYSIS

AIP Payouts

As used in determining individual awards for 2022, the two Corporate Goals of Net Income and Efficiency Ratio, applied to all NEOs and are weighted 50% Net Income and 25% Efficiency Ratio for a total Corporate Goals weighting of 75%. Based on the Company’s actual performance relative to Net Income and Efficiency Ratio goals, and the Committee’s assessment of Business Plan and NEO Personal Goals achievements, it was determined that such achievements merited payout at 167% of target.

AIP Metric	Weighting	Target	Actual	Result	Payout %	Weighted %
Net Income	50%	$62,500,000	$73,900,000	118%	191%	96%
Efficiency Ratio	25%	66.67%	63.00%	–5.50%	169%	42%
Business Plan/Personal Goals	25%	Meet Expectations	Exceeded Expectations		167%	42%
				Final Incentive Pool Payout:		180%

In January 2023, the Committee approved the payment of cash incentives to NEOs. The incentive amounts were determined considering each NEO’s target opportunity as well as their contribution to our strong performance in 2022. Based on the NEOs’ performance ratings, the table below summarizes the Committee approved annual incentive payment to our NEO’s based on 2022 performance.

	Base Salary	Target ICP %	Target ICP $	Final Award	Award as % of Target
Paul K. Yonamine	$656,000	110%	$721,600	$1,298,880	180%
A. Catherine Ngo	$535,000	65%	$347,750	$ 625,950	180%
Arnold D. Martines	$475,000	65%	$308,750	$ 555,750	180%
David S. Morimoto	$450,000	55%	$247,500	$ 445,500	180%

Discretionary Award

In addition to his earned AIP award, the Committee determined to provide a $50,000 discretionary cash bonus to our Chairman & CEO, Paul Yonamine, in recognition of being named 2022 CEO of the Year by Hawaii Business Magazine for his accomplishments in 2022. In recognizing Mr. Yonamine, the organization noted his contributions leading the Company and the Bank in growing net income 30%, core deposits 50%, total assets 28%, and earnings per share 40%, for the Bank being a leader in the state for lending in the new project market, for the Bank being a top residential mortgage lender in Hawaii, for the Bank being named Best Bank in Hawaii by Forbes and Best Small Bank in Hawaii by Newsweek, for the Bank’s significant advancements in digital banking, and for the Bank originating 28% of all PPP loans in Hawaii, being the largest state market share of any bank in the country.

Long-Term Incentives

We use annual grants of long-term equity incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders. As with our AIP, the Committee annually reviews the design, performance metrics and target opportunities for our NEOs. For 2022 LTI grants, components of performance metrics, performance targets and payouts opportunities were established in line with market practice including the designs and practices of companies in our Compensation Peer Group and of local Hawaii companies with whom we compete for talent. For 2022, the Committee approved LTI awards based on an equal balance between time-based RSUs subject to annual vesting over three years, and performance-based PSUs subject to three-year cliff vesting. The number of shares earned under the PSUs is based 50% on a ROA metric and 50% on a rTSR metric. The Committee believed that an equal split of time-based and performance-based awards continued to be appropriate in the current strategic and competitive environment, our ongoing leadership transition, and ongoing challenges associated with the hyper-competitive Hawaii labor market.

The following describes the PSU portion of the LTI award:

•	Below threshold, LTI payout is 0% for each of the ROA and rTSR metrics. The ROA threshold is 80% of the target average ROA during a three-year performance period and the rTSR threshold is the 25th percentile of the KBW Regional Bank Index.
•	At threshold, LTI payout for each of the ROA and rTSR metrics is 50% of target payout

58	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•	At maximum, LTI payout is 200% for each of the ROA and rTSR metrics. The ROA maximum is 120% or higher of the target average ROA during a three-year performance period, and the rTSR maximum is the 75th percentile or higher of the KBW Regional Bank Index.
•	The rTSR component has a TSR governor such that if the Bank’s rTSR performance exceeds target, but the TSR is negative, the award is capped at 100%.

The actual number of shares earned will be based on the following grids, with straight-line interpolation between achievement levels:

Average ROA	Earned Percentage
Below 80%	0%
80%	50%
100%	100%
120% and above	200%

Company TSR Relative to the KBW Regional Bank Index	Earned Percentage
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and above	200%

In 2022, the Committee recommended to the Board, and the Board approved, annual long-term equity grants (made in February 2022) with the performance and time features described above. The incentive opportunity for each NEO as well as the plan design was developed in consultation with our compensation consultant. The Committee reviewed the equity opportunities to align with our pay-for-performance philosophy and to provide competitive incentive opportunities for our NEOs. The annual long-term equity opportunity received by each NEO was determined as a percentage of base salary as follows:

Name	2022 Target Equity Opportunity as % of Base Salary	RSU Portion	PSU Portion
Paul K. Yonamine	110%	50%	50%
A. Catherine Ngo	85%	50%	50%
Arnold D. Martines	75%	50%	50%
David S. Morimoto	70%	50%	50%

In February 2022, the NEOs received annual long-term equity grants of PSUs and RSUs under the 2013 Stock Compensation Plan. The grants were divided equally between performance-based PSUs and time-based awards RSUs such that the number of RSUs and the target number of PSUs each represents 50% of the equity mix for each NEO. In addition, the PSUs are equally split with half of the PSUs earned based on average Return on Assets (ROA) and the other half earned based on relative Total Shareholder Return (rTSR) to companies in the KBW Regional Bank Index. For all NEOs the PSUs use a three-year average (2022, 2023 and 2024) for measuring ROA performance and a three-year period from February 15, 2022 through February 15, 2025 for measuring rTSR performance. The PSUs that are earned cliff-vest on February 15, 2025. The number of shares earned is based upon the level of attainment of the ROA and rTSR performance metrics. The ROA targets were based on a three-year financial forecast that was utilized by Management and the Board in their strategic planning and capital planning process using reasonable assumptions of the economy and market interest rates that were largely aligned with market consensus estimates at the time. The selection of the KBW Regional Bank Index for the rTSR metric was based on its broad use as a benchmark for performance within the industry. If a given threshold is not achieved, no shares are earned or issued. The stretch opportunity is capped at 200% of target for both the ROA and rTSR metrics. With respect to the grant of RSUs, vesting is time-based, whereby the grant vests evenly over a three-year period.

COMPENSATION DISCUSSION AND ANALYSIS

The number of annual RSUs and PSUs (at target) granted in February 2022 to NEOs is provided in the table below.

Name	PSUs (ROA) #	PSUs (rTSR) #	RSUs #	Award Value $
Paul K Yonamine	6,052	6,051	12,103	$710,871
A. Catherine Ngo	3,814	3,813	7,627	$447,973
Arnold D. Martines	2,988	2,987	5,975	$350,943
David S. Morimoto	2,642	2,641	5,283	$310,298

To allow shareholders to assess the link between corporate performance and compensation, the Committee is committed to disclosing in this Compensation Discussion and Analysis the achievements for our performance share units at the end of each performance period. The Committee believes, however, that disclosing our long-term targets for ROA prospectively would give substantial insight into the Corporation’s confidential, forward-looking strategies, and could therefore place the Corporation and our shareholders at a competitive disadvantage.

Results of 2020-2022 PSU Performance Cycle

In 2020, the PSUs granted to the NEOs were based on 50% three-year average ROA and 50% rTSR (with a three-year performance period), the achievement of which resulted in a total payout of 0.00% of target shares awarded.

In 2021, the PSUs granted to Paul K. Yonamine and A. Catherine Ngo were based on 50% two-year average ROA and 50% rTSR (with a two-year performance period), the achievement of which resulted in a total payout of 119.85%.

The payout factors for the respective grants were determined based on the following outcomes from the individual performance metrics as summarized below:

	Grant Details				Performance Achieved
	Performance Weight	Threshold Performance	Target Performance	Maximum Performance	Actual Achieved	Payout Factor Achieved	Payout (Weight x Percentage Achieved)
ROA - 3 Year	50%	1.00%	1.10%	1.20%	0.91%	0.00%	0.00%
TSR - 3 Year	50%	P25	P50	P75	Below P25	0.00%	0.00%
Payout Factor		50%	100%	150%		Total Payout Factor	0.00%

	Grant Details				Performance Achieved
	Performance Weight	Threshold Performance	Target Performance	Maximum Performance	Actual Achieved	Payout Factor Achieved	Payout (Weight x Percentage Achieved)
ROA - 2 Year	50%	0.744%	0.930%	1.116%	1.07%	175.27%	87.64%
TSR - 2 Year	50%	P25	P50	P75	P32	64.43%	32.22%
Payout Factor		50%	100%	200%		Total Payout Factor	119.85%

Timing of Equity Grants

On October 25, 2006, the Company adopted guidelines regarding the equity grant process and related controls. The guidelines, which were reviewed and readopted (with minor changes) on May 20, 2011, are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment. The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date in valuing the grants as a percentage of an executive’s base salary. Grants take place on the 15th day of February, May, August and November or the next available trading day if the 15th falls on a holiday or weekend.

Other Compensation

NEOs are provided the same level of employee benefits as all other employees of the Company and the Bank. As such, they are eligible to participate in the Company 401(k) Retirement Savings Plan as well as standard health, life and disability insurance benefits. In addition, NEOs receive certain perquisites such as transportation services and relocation benefits. The total amounts of these items are reflected in the “All Other Compensation” column of the Summary Compensation Table. The Committee believes that these items enhance the effectiveness of our key executives and are consistent with industry practices in comparable banking companies. The Committee regularly reviews the benefits and perquisites we provide.

60	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Adjustment or Recovery of Awards

Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason, and to recover awards that are based on materially inaccurate information or have encouraged unnecessary and/or excessive risk. Likewise, our current annual incentive plan permits us to recover any payment that is based on materially inaccurate information or has encouraged unnecessary and/or excessive risk. In addition, Section 304 of the Sarbanes-Oxley Act mandates the recovery of incentive awards that would not have otherwise been paid in the event we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those 12 months. Pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Securities and Exchange Commission adopted a final rule in October 2022 directing the NYSE and other national securities exchanges to implement rules prohibiting the listing of any security by an issuer that fails to adopt a compliant clawback policy for any current or former executive officer if the company is required to file a financial restatement as a result of material noncompliance with applicable securities laws. This clawback applies to incentive-based compensation during the three-year period preceding the date on which the issuer is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. In accordance with the Securities Exchange Commission final rule, on February 23, 2023, the NYSE filed a proposed listing standard for adopting the Dodd-Frank Act clawback policy. The final NYSE listing standard is required to become effective no later than November 28, 2023. The Company will have up to 60 days following the effective date of such listing standard established by the NYSE to adopt a compliant clawback policy.

Stock Ownership Guidelines

On May 31, 2012, the Board reinstated Stock Ownership Guidelines applicable to all Board members and executive officers of the Company and Bank, which guidelines have been updated periodically, most recently effective January 2023. The purpose of the guidelines is to define ownership expectations for these individuals so that their interest align more closely with those of our shareholders.

The following is a summary of the Stock Ownership Guidelines currently applicable.

Position	Multiple of Base Salary or # of Shares	Timeframe to Achieve Multiple
Director (Non Company/Bank Management)	Lesser of 25,000 shares or the value of five (5) times 50% of the Annual Retainer(1)	5 years
CEO	50% of the after-tax net number of shares granted and vested, until such time as the amount of ownership has a market value of four (4) times annual base salary

5 years

Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested under equity awards after the end of the timeframe, must be held until the multiple is achieved.

Executive Vice President & Executive Committee Member	50% of the after-tax net number of shares granted and vested, until such time as the amount of ownership has a market value of one and one-half (1½) times annual base salary

5 years

Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested under equity awards after the end of the timeframe, must be held until the multiple is achieved.

(1)	Includes shares credited to deferral accounts of directors under the DDC Plan.

Consistent with our Board's belief that significant share ownership by directors and executive officers strengthens the alignment of their interests with our stockholders and promotes our long-term business objectives, we do not permit our directors and executive officers to enter into hedging and monetization transactions, engage in short sales or trade put or call options in the Company's securities. We believe that such transactions can mitigate or eliminate the economic risk of ownership and disincentivize such individuals from seeking to improve the Company's performance and consequently impair their alignment with our stockholders' interests.

Ms. Ngo and Messrs. Martines and Morimoto have currently met the requirement. Mr. Yonamine has not yet met the requirement (given that he joined the Company only in 2018), however he is on track to meet the requirement within the five-year time-frame.

COMPENSATION DISCUSSION AND ANALYSIS

Prohibition of Hedging Securities

Consistent with our Board's belief that significant share ownership by directors and executive officers strengthens the alignment of their interests with our stockholders and promotes our long-term business objectives, we do not permit our directors and executive officers to enter into hedging and monetization transactions, engage in short sales or trade put or call options in the Company's securities. We believe that such transactions can mitigate or eliminate the economic risk of ownership and disincentivize such individuals from seeking to improve the Company's performance and consequently can impair their alignment with our stockholders' interests.

Employment Agreements

None of the current NEOs has an employment agreement with the Company and each is employed on an “at will” basis. However, as disclosed in our Form 8-K filed on October 26, 2022, Mr. Yonamine and Ms. Ngo have entered into compensation agreements effective January 1, 2023, pertaining to their services to the Company after transitioning out of NEO status.

Change-In-Control Agreements

None of our NEOs has a change in control agreement. All NEOs hold unvested restricted stock units (RSUs and PSUs) granted under the Company’s 2013 Stock Compensation Plan. Recent awards under this plan provide for accelerated vesting upon a change-in-control only if employment also terminates in connection with the change-in-control. See the “Potential Payments Upon Change-in-Control” section later in this document.

Tax and Accounting Considerations

We consider tax and accounting implications in designing our compensation programs. For example, in selecting long-term incentive compensation elements, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard ASC Topic 718), we must expense the grant-date fair value of share-based grants such as stock options, restricted stock, restricted stock units, performance shares, and SARs settled in our stock. The grant-date fair value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Committee reviews extensive modeling analyses and considers the related tax and accounting issues. Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid any tax year to any of our NEOs or to anyone who was a NEO at any time after December 31, 2016. Performance-based compensation is subject to this deduction limit unless paid pursuant to an agreement in effect on November 2, 2017, and not thereafter modified. The Committee has retained the flexibility to pay compensation including incentive compensation, that would exceed the $1 million deduction limit of Section 162(m) of the Internal Revenue Code, and as a result may not be deductible by us for income tax purposes because the Committee believes that doing so permits it to make compensation decisions that are consistent with the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2022, the Committee was composed entirely of the following four independent Directors: Saedene K. Ota (Chair), Christine H. H. Camp, Duane K. Kurisu, and Crystal K. Rose. None of the Committee members were or are current or former officers or employees of the Company. Relationships that members of the Committee have had and/or maintain with the Company are described in the "CORPORATE GOVERNANCE AND BOARD MATTERS - Director Independence and Relationships” section.

62	2023 Proxy Statement

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by each of the NEOs for the fiscal years ended December 31, 2022, 2021 and 2020 to the extent such executives served as NEOs during such periods. The material terms of compensation of the NEOs are discussed above in the “Compensation and Discussion Analysis”.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul K. Yonamine Chairman & Chief Executive Officer	2022	$654,808	$50,000	$710,871		$1,298,880		$63,041	$2,777,600
	2021	$607,452		$1,597,035		$1,250,000		$33,621	$3,488,108
	2020	$562,500		$429,655		$421,875		$19,971	$1,434,001
A. Catherine Ngo Executive Vice Chair	2022	$534,616		$447,973		$625,950		$46,365	$1,654,904
	2021	$517,981		$721,377		$682,500		$28,475	$1,950,333
	2020	$500,000		$358,048		$325,000		$22,146	$1,205,193
Arnold D. Martines President, Chief Operating Officer	2022	$471,731		$350,943		$555,750		$59,901	$1,438,325
	2021	$367,538		$393,005		$390,000		$66,101	$1,216,644
	2020	$310,000		$212,777		$225,000		$18,529	$766,306
David S. Morimoto Sr. Executive Vice President, Chief Financial Officer	2022	$448,077		$310,298		$445,500	$0	$33,454	$1,237,329
	2021	$385,962		$398,465		$400,000	$0	$65,540	$1,249,967
	2020	$350,000		$213,777		$200,000	$16,001	$15,144	$794,923
(c)	For year 2022, this column represents actual salary earned at year-end 2022.
(d)	For year 2022, this column represents a discretionary cash bonus to Mr. Yonamine, in recognition of being named 2022 CEO of the Year by Hawaii Business Magazine for his accomplishments in 2022. See “Discretionary Award” section above for further details.
(e)	For year 2022, this column represents the value of PSUs and RSUs granted on February 15, 2022, under the Annual Long-Term Incentive (LTI) plan, based upon the applicable value of the number of shares subject to RSUs and the target number of shares subject to PSUs, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to PSUs, which comprise one-half (50%) of the grant, one-half (25% of the grant) vesting is subject to attainment of a threshold of 80% Board approved three-year average (2022, 2023, 2024) target Return on Assets (ROA), the other one-half (25% of the grant) is subject to Total Shareholder Return (TSR) relative to an industry peer group over a three-year period. If threshold is not achieved, all PSUs will be forfeited. If threshold is achieved, PSUs will cliff vest on February 15, 2025. For the 2022 RSUs and PSUs based on ROA, the amount reported is the number of shares or target number of shares multiplied by the closing share price for our common stock of $29.81 on February 15, 2022. For the 2022 PSUs based on TSR, the amount reported is the target number of shares multiplied by the per share value of $28.04 determined for our financial reporting in accordance with FASB ASC Topic 718. Based on the stock closing price of $29.81 at the time of grant, the value of the PSUs (50% of the total) that the NEOs are eligible to receive at the maximum performance level is as follows: Paul K. Yonamine - $721,581, A. Catherine Ngo - $454,722, Arnold D. Martines - $356,230, and David S. Morimoto – $314,972. The remaining one-half (50%) portion of the grant is RSUs that time vest evenly over 3 years. The amounts reported in this column for years 2020 and 2021 have been corrected to reflect the value of TSR PSUs granted in those years using the per share values at the time of grant determined for our financial reporting in accordance with FASB ASC Topic 718, rather than closing share prices on the grant dates. The compensation reported for such TSR PSU grants has been reduced by $20,338 in 2020 and $2,945 in 2021 for Mr. Yonamine, $16,947 in 2020 and $754 in 2021 for Ms. Ngo, $7,704 in 2020 and $1,481 in 2021 for Mr. Martines, and $8,698 in 2020 and $1,519 in 2021 for Mr. Morimoto.
(g)	For year 2022, this column represents a Board-approved award under the Annual Incentive Compensation Plan for the NEOs.
(h)	Entering 2022, David S. Morimoto had an accrued benefit under the Central Pacific Financial Corp. Defined Benefit Retirement Plan, which was earned before the plan was frozen on December 31, 2002. In May 2021, the pension plan was terminated, and Mr. Morimoto’s accrued benefit was paid to him in a lump sum in May 2022. Between December 31, 2019 and December 31, 2020, there was an increase in Mr. Morimoto’s accrued benefit of $16,001. Between December 31, 2020 and December 31,2021, there was a decrease in the present value of Mr. Morimoto’s accrued benefit of $23,285, and, therefore, the amount reported for 2021 is $0.00. Between December 31, 2021 and May 1, 2022, there was a decrease in the present value of Mr. Morimoto’s accrued benefit of $6,876, and, therefore, the amount reported for 2022 is $0.00
(i)	This column represents other compensation earned by the NEOs, including, but not limited to, 401(k) Company contributions, transportation services and travel, as detailed below, for each NEO during 2022. The table below further details “All Other Compensation” reported in the Summary Compensation Table.

COMPENSATION DISCUSSION AND ANALYSIS

Name	401(k) Retirement Savings Plan	Other Compensation	Total All Other Compensation
Paul Yonamine	$12,200	$50,841	$63,041
A. Catherine Ngo	$12,200	$34,165	$46,365
Arnold Martines	$12,200	$47,701	$59,901
David Morimoto	$12,200	$21,254	$33,454
1.	Other Compensation for Paul K. Yonamine includes $1,320 in parking fringe benefit, $14,478 in group life insurance fringe benefit, $19,475 in club dues, $8,581 in travel, $163 in spousal travel, $3,912 in transportation expenses, and $2,911 in security services.
2.	Other Compensation for A. Catherine Ngo includes $1,320 in parking fringe benefit, $7,524 in group life insurance fringe benefit, $16,184, in club dues, $3,520 in travel, $301 in spousal travel, and $5,316 in transportation services.
3.	Other Compensation for Arnold D. Martines includes $1,320 in parking fringe benefit, $4,547 in group life insurance fringe benefit, $15,215 in club dues, $4,024 in travel, and $22,595 in transportation expenses.
4.	Other Compensation for David S. Morimoto includes $1,320 in parking fringe benefit, $2,317 in group life insurance fringe benefit, $12,220 in club dues, $378 in travel, $5,019 in transportation expenses.

Grants of Plan-Based Awards Table

			GRANTS OF PLAN-BASED AWARDS
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise	Grant Date Fair Value
	Grant	Grant	Threshold	Target	Max	Threshold	Target	Max	Shares of Stock or Units	Securities Underlying Options	or Base Price of Awards	of Stock and Option Awards
Name	Type	Date	$	$	$	#	#	#	#	#	$	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Paul K. Yonamine	Cash		$360,800	$721,600	$1,443,200
	Incentive(1)
	RSU(2)	2/15/2022							12,103			$360,790
	PSU(2)	2/15/2022				6,051	12,103	24,206				$350,080
A. Catherine Ngo	Cash		$173,875	$347,750	$695,500
	Incentive(1)
	RSU(2)	2/15/2022							7,627			$227,361
	PSU(2)	2/15/2022				3,813	7,627	15,254				$220,612
Arnold D. Martines	Cash		$154,375	$308,750	$617,500
	Incentive(1)
	RSU(2)	2/15/2022							5,975			$178,115
	PSU(2)	2/15/2022				2,987	5,975	11,950				$172,828
David S. Morimoto	Cash		$123,750	$247,500	$495,000
	Incentive(1)
	RSU(2)	2/15/2022							5,283			$157,486
	PSU(2)	2/15/2022				2,641	5,283	10,566				$152,812
(1)	The funding of the Annual Incentive Compensation Plan is driven by three performance factors: 1.) Net Income 2.) Efficiency Ratio and 3.) Business Plan/Personal Goals.
•	Net Income comprises fifty percent (50%) of overall AIP payout. A minimum of 80% of budgeted Net Income must be achieved for AIP payout based on this performance measurement. At threshold, this portion of AIP payout is fifty percent (50%); thereafter, payout increases based on the level of Net Income achievement and capped at two hundred percent (200%).
•	Efficiency Ratio comprises twenty five percent (25%) of overall AIP payout. A minimum of +8.00% of target Efficiency Ratio must be achieved for AIP payout based on this performance measurement. At threshold, this portion of AIP payout is fifty percent (50%); thereafter, payout increases based on the level of Efficiency Ratio achievement and capped at two hundred percent (200%).
•	Business Plan/Personal Goals comprise twenty five percent (25%) of overall AIP payout. Minimum performance must be achieved for AIP payout based on this performance measurement. At threshold, this portion of AIP payout is fifty percent (50%); thereafter, payout increases based on the level of Business Plan/Personal Goals achievement and capped at two hundred percent (200%).
(e)	Reflects the overall target annual cash incentive amounts. Individual target incentives were based on a percentage of salary. Based on 2022 Net Income, Efficiency Ratio and Business Plan/Personal Goals results (described in “Annual Incentive Compensation” above), the 2022 AIP payout was 180% of target. As such, the NEOs, were paid at the 180% award level. Threshold (column (d)) and maximum (column (f)) amounts shown in the table are based on the overall threshold and maximum AIP payouts.

64	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(2)	On February 15, 2022, the NEOs received a Board approved annual grant, with the following features:
•	One-half (50%) of the grant (column (j)) - RSUs time-vest evenly over three years.
•	One-half (50%) of the grant - PSUs vest based on level of performance (columns (g), (h), (i)). 50% of the PSUs vests on attainment of Board approved three-year average (2022, 2023 and 2024) ROA. Threshold performance is at 80% of target, at which 50% of target shares is earned and stretch opportunity at 120% of target, at which a maximum 200% of target shares is earned. The other 50% PSUs vest based on TSR relative to peers for the performance period February 15, 2022 to February 15, 2025. Threshold performance is at the 25th percentile of peers, at which 50% of shares is earned and stretch opportunity at the 75th percentile of peers, at which a maximum 200% of target shares is earned.
(m)	This column represents the value of the ROA PSUs (at target performance) and the RSUs at the closing share price of $29.81 on the grant date of February 15, 2022; and the TSR PSUs (at target performance) at a per share value of $28.04 determined as of February 15, 2022 for our financial reporting in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

		# of Shares/ Units of Stock Not Vested	Market Value of Shares/ Units Not Vested($)	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested	Equity IP: Market or Payout Value of Unearned Shares, etc. Not Vested ($)
(a)		(g)	(h)	(i)	(j)
Paul K. Yonamine	1	1,779	$36,078
	2			2,669	$54,127
	3			2,669	$54,127
	4	18,407	$373,294
	5			36,816	$746,628
	6			18,407	$373,294
	14	12,103	$245,449
	15			6,052	$122,735
	16			3,026	$61,367
A. Catherine Ngo	1	1,483	$30,075
	2			2,225	$45,123
	3			2,224	$45,103
	4	4,711	$95,539
	5			9,422	$191,078
	6			4,711	$95,539

	7	7,194	$145,894
	14	7,627	$154,676
	15			3,814	$77,348
	16			1,907	$38,674
Arnold D. Martines	1	674	$13,669
	2			1,012	$20,523
	3			1,011	$20,503
	8	1,184	$24,012
	9	3,291	$66,741
	10			4,936	$100,102
	11			2,467	$50,031
	12	5,522	$111,986
	13	1,744	$35,368
	14	5,975	$121,173
	15			2,988	60,597
	16			1,494	30,298
David S. Morimoto	1	761	$15,433
	2			1,142	$23,160
	3			1,142	$23,160
	8	710	$14,399
	9	3,375	$68,445
	10			5,062	$102,657
	11			2,531	$51,329
	12	5,522	$111,986
	14	5,283	$107,139
	15			2,642	$53,580
	16			1,321	$26,790

COMPENSATION DISCUSSION AND ANALYSIS

1.	On February 18, 2020, the Board approved a stock-based grant to the NEOs, of which one-third of the grant (RSUs) vests evenly over a three-year period on February 15 of each year. The number of shares indicated time vests in one remaining installment on February 15, 2023.
2.	Per “1” above, 50% of the remaining two-thirds (33.33%) of the grant (PSUs) will cliff vest on February 15, 2023, subject to attainment of 90.9% (threshold) of Board approved three-year (2020, 2021, 2022) average Return on Assets (ROA) target, with a stretch opportunity up to 150% of award. The number indicated represents shares at threshold due to the performance metric trending at or below threshold.
3.	Per “1” above, 50% of the remaining two-thirds (33.33%) of the grant (PSUs) vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2020 to February 15, 2023. TSR threshold is at the 25th percentile of peers and maximum at the 75th percentile of peers at which the maximum earned percentage is 150%. The number indicated represents shares at threshold due to the performance metric trending at or below threshold.
4.	On February 16, 2021, the Board approved a stock-based grant to Paul K. Yonamine and A. Catherine Ngo, of which 50% of the grant (RSUs) vests evenly over a two-year period on February 15 of each year. The number of shares indicated time vests in one remaining installment on February 15, 2023.
5.	Per “4” above, 50% of the remaining one-half (25%) of the grant (PSUs) will cliff vest on February 15, 2023, subject to attainment of 80% (threshold) of Board approved 2-year (2021 and 2022) average Return on Assets (ROA) target at which 50% of target shares are earned and a maximum opportunity at 120% of target attainment, at which 200% of target shares is earned. The number indicated represents the maximum number of shares due to the performance metric trending above target.
6.	Per “4” above, 50% of the remaining one-half (25%) of the grant (PSUs) vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2021 to February 15, 2023. TSR threshold is at the 25th percentile of peers, at which 50% of target shares is earned and maximum at the 75th percentile of peers at which the maximum 200% of target shares is earned. The number indicated represents shares at target due to the performance metric trending between threshold and target.
7.	On February 16, 2021, the Board approved a grant of RSUs to A. Catherine Ngo. The award vests evenly over a two-year period on February 15 of each year. The number of shares indicated time vests in one remaining installment on February 15, 2023.
8.	On May 15, 2020, the Board approved grants of RSUs to Messrs. Martines and Morimoto. The awards vest evenly over a three-year period on May 15 of each year. The number of shares indicated time vest in one remaining installment on May 15, 2023.
9.	On February 16, 2021, the Board approved a grant of RSUs to Messrs. Martines and Morimoto,, of which 50% of the grant (RSUs) vests evenly over a three-year period on February 15 of each year. The number of shares indicated time vests in two remaining installments on February 15, 2023 and February 15, 2024.
10.	Per “9” above, 50% of the remaining one-half (25%) of the grant (PSUs) will cliff vest on February 15, 2024, subject to attainment of 80% (threshold) of Board approved 3-year (2021, 2022, 2023) average Return on Assets (ROA) target at which 50% of target shares is earned and a maximum opportunity at 120% of target attainment, at which 200% of target shares are earned. The number indicated represents the maximum number of shares due to the performance metric trending above target.
11.	Per “9” above, 50% of the remaining one-half (25%) of the grant (PSUs) vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2021 to February 15, 2024. TSR threshold is at the 25th percentile of peers, at which 50% of target shares is earned and maximum at the 75th percentile of peers at which the maximum 200% of target shares is earned. The number indicated represents shares at target due to the performance metric trending between threshold and target.
12.	On February 16, 2021, the Board approved a grant of RSUs to Messrs. Martines and Morimoto. The award vests evenly over a three-year period on February 15 of each year. The number of shares indicated time vests in two remaining installments on February 15 of 2023 and 2024.
13.	On May 15, 2019, the Board approved a grant of RSUs to Mr. Martines for his promotion to Group EVP, Revenue. The award vests evenly over a five-year period on May 15 of each year. The number of shares indicated time vests in two remaining installments on May 15 of 2023 and 2024.
14.	On February 15, 2022, the Board approved a stock-based grant to the NEOs, of which 50% of the grant (RSUs) vests evenly over a three-year period on February 15 of each year. The number of shares indicated time vests in three installments on February 15 of 2023, 2024, and 2025.
15.	Per “14” above, 50% of the remaining one-half (25%) of the grant (PSUs) will cliff vest on February 15, 2025, subject to attainment of 80% (threshold) of Board approved 3-year (2022, 2023, 2024) average Return on Assets (ROA) target at which 50% of target shares is earned and a maximum opportunity at 120% of target attainment, at which 200% of target shares are earned. The number indicated represents shares at target due to the performance metric trending between threshold and target.
16.	Per “14” above, 50% of the remaining one-half (25%) of the grant (PSUs) vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2022 to February 15, 2025. TSR threshold is at the 25th percentile of peers, at which 50% of target shares is earned and maximum at the 75th percentile of peers at which the maximum 200% of target shares is earned. The number indicated represents shares at threshold due to the performance metric trending at or below threshold.

66	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Options Exercised and Stock Vested

Noted below are the number of shares A. Catherine Ngo acquired upon exercise of stock options in 2022 and the value realized on exercise. No other NEO exercised stock options in 2022. Also noted below under Stock Awards are the aggregate number of shares of Company Common Stock received pursuant to RSUs and PSUs that vested for the NEOs in 2022 and the value of such shares on the respective vesting dates.

	Option Awards		Stock Awards
	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
Executive Name		($)		($)
Paul K. Yonamine			37,606	$1,119,861
A. Catherine Ngo	41,493	$46,974	18,720	$555,262
Arnold D. Martines			8,847	$249,970
David S. Morimoto			8,724	$254,161

Pension Benefits

The Central Pacific Financial Corp. Defined Benefit Retirement Plan (the “Retirement Plan”) provided retirement benefits for eligible employees based on the employee’s years of credited service and their highest average annual salaries in a 60 consecutive month period of service. David S. Morimoto was a participant in the Retirement Plan. The Company froze benefits under the Retirement Plan on December 31, 2002, such that plan benefits were not subject to increase for any additional years of service or increase in average annual salary. In May 2021, the Retirement Plan was terminated, and all accrued benefits under the Retirement Plan, including that of Mr. Morimoto, were cashed out by lump sum distribution in May 2022.

A summary of benefits under the Retirement Plan for David S. Morimoto is listed below:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
David S. Morimoto	Central Pacific Financial Corp. Defined Benefit Retirement Plan	12 years	$0	$60,717

Non-Qualified Deferred Compensation

The Company maintains a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $125,000 or greater to defer up to 80% of base salary and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis. The plan does not feature any matching or other contributions from the Company.

A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for increase or decrease in value based on hypothetical investment in one or more of the available investment measurement funds chosen by the participant. The participant’s deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, (b) the participant’s death, (c) the participant’s disability, (d) a separation from service (either at the time of separation or six months after the separation in the case of a key employee), or (e) an “unforeseeable emergency.” For distributions due to a disability or upon a separation from service due to retirement, the participant may choose to receive deferred amounts as a lump-sum payment or in annual installments over a period not to exceed 15 years. Distributions for all other events are made in the form of a lump sum.

The Bank’s obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.

Set forth below is information regarding the amounts deferred by or for the benefit of Paul K. Yonamine and David S. Morimoto in 2022. The remaining NEOs have not elected to participate in the Deferred Compensation Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggegrate Balance at Last FYE
(a)	(b)	(c)	(d)	(e)	(f)
Paul K.Yonamine	$625,000	$0	-$147,971	$0	$1,266,756
David S. Morimoto	$62,731	$0	-$37,504	$46,076	$221,119
(b)	The amounts reported in this column were reported as compensation in the last completed fiscal year (2021) in the registrant’s Summary Compensation Table.
(d)	The amounts reported in this column did not include any above-market or preferential earnings and were not reported as compensation in the Summary Compensation Table above.
(f)	Of the amounts reported in this column, $622,899 for Mr. Yonamine and $186,721 for Mr. Morimoto previously were reported as compensation in the Summary Compensation Table for previous years.

The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2022, as reported by the administrator of the Plan.

Fund Name	2022 Rate of Return
Central Pacific Financial Corp Stock Fund	-24.76%
Vanguard Growth & Income Fund	-17.11%
Hartford Schroders US Small Cap Opportunities Fund	-16.75%
Vanguard International Growth Fund	-30.79%
Vanguard Long-Term Investment-Grade Fund	-25.56%
Vanguard PRIMECAP Fund	-15.09%
Vanguard Retirement Savings Trust III	0.01%
Vanguard Target Retirement 2020 Fund	-14.15%
Vanguard Target Retirement 2025 Fund	-15.55%
Vanguard Target Retirement 2030 Fund	-16.27%
Vanguard Target Retirement 2035 Fund	-16.62%
Vanguard Target Retirement 2040 Fund	-16.98%
Vanguard Target Retirement 2045 Fund	-17.36%
Vanguard Target Retirement 2050 Fund	-17.46%
Vanguard Target Retirement 2055 Fund	-17.46%
Vanguard Target Retirement 2060 Fund	-17.46%
Vanguard Target Retirement 2065 Fund	-17.39%
Vanguard Target Retirement Income Fund	-12.74%
Vanguard Total International Bond Index Fund	-12.92%
Vanguard Total International Stock Index Fund	-15.98%
Vanguard Total Bond Market Index Fund	-13.16%
Vanguard Total Stock Market Index Fund	-19.51%
Vanguard Windsor II Fund	-13.14%

68	2023 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The narrative and tables below summarize the estimated amounts payable to each NEO under various scenarios, assuming the events had occurred on December 31, 2022. The Company does not currently maintain employment agreements with any of the NEOs that provide for termination-related compensation. In addition, none of the NEOs were eligible to receive any payments at, following, or in connection with any termination or change-in-control of the Company beyond those available generally to all salaried employees.

Payments Upon Termination

None of the NEOs are covered under employment agreements or any other agreements that provide for any additional payments or benefits beyond those generally available to other employees if their employment is terminated by the Company or they terminate their employment for any reason, assuming a change-in-control has not occurred.

Potential Payments Upon a Change-in-Control

As of December 31, 2022, each of the NEOs held unvested RSUs and PSUs, granted under the Company’s 2013 Stock Compensation Plan. Under this plan, if a change-in-control occurs, the vesting on all outstanding equity awards will only accelerate for a NEO whose employment also terminates in connection with the change-in-control.

The table below shows the amounts that each NEO would be entitled to receive upon a change-in-control occurring as of December 31, 2022, assuming: 1) a change-in-control occurs without an associated termination of employment and 2) employment terminates in connection with a change-in-control. These values represent amounts beyond what each NEO would receive upon voluntary termination as of December 31, 2022.

	Accelerated Vesting of Equity Awards(1)
	Change-in-Control	Change-in-Control with Associated Termination
Paul K. Yonamine	—	$1,863,387
A. Catherine Ngo	—	$952,450
Arnold D. Martines	—	$676,237
David S. Morimoto	—	$619,818

(1)	Each of the NEOs, shown here held unvested equity awards as of December 31, 2022. The values shown reflect the intrinsic value of accelerated vesting of unvested RSUs and unvested PSUs (at target), based on the Company’s closing stock price on December 30, 2022 of $20.28 per share (the last trading day of 2022).

Payments Upon Death or Disability

Upon death or disability, each officer (or the officer’s estate) will receive benefits under the Company’s disability plan or payments under the life insurance plan, as appropriate. These benefits are generally available to all employees of the Company. Aside from these payments, upon death or disability as of December 31, 2022, none of the NEOs would receive accelerated vesting of outstanding equity or any additional payments above what they would otherwise be entitled to receive upon any other termination of employment.

CEO PAY RATIO DISCLOSURE

As required by Item 402(u) of Regulation S-K, for 2022, the ratio between our CEO’s total compensation and the total compensation of our median employee was 33.6 to 1. Total compensation for our median employee includes base salary, cash bonus and incentive, company matching contributions to employee savings, and other compensation (i.e., group life insurance imputed income value). Total compensation for Mr. Yonamine includes base salary, restricted stock grants, non-equity incentive compensation, and other compensation, which includes the matching contributions described above.

For 2022, our median employee’s annual total compensation was $82,625. The annual total compensation of Mr. Yonamine, our Chairman and CEO was $2,777,600.

For 2022, we used the same median employee that we identified for 2021. There has been no change in our employee population or employee compensation arrangements from 2021 to 2022 that we believe would significantly impact the determination of our median employee or our pay ratio disclosure.

We completed the following steps when we identified our median employee as of December 30, 2021:

1.	As of December 30, 2021, our employee population consisted of approximately 802 individuals, including any full-time, part-time, temporary, or seasonal employees employed, and not on leave of absence, on that date.
2.	To identify the median employee, we used wages from our payroll records for fiscal 2022, excluding our Chairman and CEO. No full-time equivalent adjustments were made for part time employees.
3.	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

Then, to determine the annual total compensation of our median employee for 2022, we added together all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $82,625.

With respect to the annual total compensation of our Chairman and CEO for 2022, we used the amount reported in the “Total” column of the Summary Compensation Table.

70	2023 Proxy Statement

PAY VERSUS PERFORMANCE (PVP)

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (PEO), Mr. Yonamine, and other Named Executive Officers (NEOs) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.
			Average		Value of Initial Fixed $100 Investment Based on:			Company Selected
			Summary	Average				Measure
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Compensation Table Total for non-PEO NEOs	Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Return on Assets
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$2,777,600	$1,397,507	$1,443,519	$1,007,177	$78.12	$109.98	$73.9	1.09%
2021	$3,488,108	$4,857,872	$1,441,406	$1,660,091	$103.81	$119.38	$79.9	1.13%
2020	$1,434,001	$368,190	$944,698	$586,033	$67.51	$87.95	$37.3	0.58%

The following amounts were deducted from / added to Summary Compensation Table (SCT) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (CAP) to our principal executive officer (PEO) and average CAP to our non-PEO NEOs. The fair value of stock awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

PEO SCT Total to CAP Reconciliation
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$1,434,001	$3,488,108	$2,777,600
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($429,655)	($1,597,035)	($710,871)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$159,481	$2,701,816	$405,404
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	($783,027)	$241,203	($1,228,907)
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($12,610)	$23,780	$154,281
Compensation Actually Paid	$368,190	$4,857,872	$1,397,507

Non-PEO NEO Average SCT Total to Average CAP Reconciliation
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
Average SCT Total	$944,698	$1,441,406	$1,443,519
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($290,834)	($457,581)	($369,738)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$138,556	$548,521	$201,860
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	($194,204)	$77,774	($304,246)
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($8,183)	$83,317	$26,782
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	($33,346)	$0
± Change in Actuarial Present Value of Accumulated Benefit Under Defined Benefit Pension Plan	($4,000)	$0	$0
Average Compensation Actually Paid	$586,033	$1,660,091	$1,007,177

COMPENSATION DISCUSSION AND ANALYSIS

1.	No Option Awards were granted or outstanding during any of such Fiscal Years.
2.	The non-PEO named executive officers reflected in columns (d) and (e) include the following individuals: Catherine Ngo (2020-2022), David Morimoto (2020-2022), Arnold Martines (2020-2022), and Kevin Dahlstrom (2020-2021).
3.	The Peer Group for which Total Shareholder Return is provided in column (g) is the S&P Small Cap 600 Commercial Bank Index.

The chart below illustrates the relationship between the PEO and other NEOs’ SCT Total Compensation, total shareholder return, and CAP amounts during the period 2020-2022. This relationship reflects the impact of changes in the Company’s stock price on the amount of Compensation Actually Paid in each year in relation to the amount reported in the Summary Compensation Table and demonstrates the impact of stock price performance on compensation of the PEO and other NEOs.

Charts of Cap Versus Performance Metrics

The chart below illustrates the relationship between the PEO and other NEOs’ CAP amounts and the Company’s TSR during the period 2020-2022. This relationship reflects the Company’s use of equity incentives, which are tied directly to stock price, in addition to the Company’s financial performance.

The charts below illustrate the relationship between the PEO and other NEOs’ CAP amounts and the Company’s Net Income and Return on Assets during the period 2020-2022. This relationship reflects the Company’s use of short- and long-term incentive plan measures which reflect the financial performance of the company, as well as the impact of financial performance on the value of stock-based compensation awarded to the PEO and other NEOs.

72	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Chart of Company TSR Versus Peer Group TSR

The chart below compares the cumulative total stockholder return on the Company's common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the Standard and Poor's ("S&P") SmallCap 600 Commercial Bank Index for the three year period commencing December 31, 2019 and ending December 31, 2022. The graph assumes the investment of $100 on December 31, 2019.

Most Important Performance Measures

The four items listed below represent the most important performance metrics we used to determine CAP for FY2022 as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Annual Incentive Compensation” and “Long-Term Incentives.”

Most Important Performance Measures
•	Net Income
•	Efficiency Ratio
•	Return on Assets
•	Relative TSR

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 regarding securities issued under our equity compensation plans that were in effect during fiscal 2022.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)(3)	(b) Weighted-average exercise price of outstanding options, warrants and rights(4)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plan(s) approved by security holders(1)	352,495	$—	747,332
Equity compensation plan(s) not approved by security holders	—	—	—
Total	352,495	—	747,332

(1)	This plan is the Company’s 2013 Stock Compensation Plan.
(2)	Includes an aggregate of 352,495 restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).
(3)	Assumes shares issued upon vesting of PSUs vest at 100% of target number of units. Actual number of shares issued on vesting of PSUs could be zero to 200% of the target number of units.
(4)	Weighted average exercise price of outstanding stock options; excludes RSUs and PSUs. No stock options were outstanding at December 31, 2022.

74	2023 Proxy Statement

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1 ELECTION OF DIRECTORS

The Board recommends the election of the 12 nominees listed below as directors, to serve a one-year term expiring at the 2024 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office.

Christine H. H. Camp
Earl E. Fry
Jason R. Fujimoto
Jonathan B. Kindred
Paul J. Kosasa
Duane K. Kurisu
Christopher T. Lutes
Arnold D. Martines
A. Catherine Ngo
Saedene K. Ota
Crystal K. Rose
Paul K. Yonamine

For more information regarding the background of each of the nominees for director, see the sections titled “ELECTION OF DIRECTORS” and “DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION.” The persons named as “proxy” in the voting instructions or form of proxy provided with these materials will vote the shares represented by all validly returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named above should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the 12 directorships to be filled at the meeting will be filled by the 12 nominees receiving the highest number of “FOR” votes.

Proposal 1. ELECTION OF DIRECTORS
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL 12 NOMINEES.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is required to submit to shareholders a separate non-binding shareholder vote to approve the compensation of NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).

This proposal, commonly known as a “Say-On-Pay” proposal, permits shareholders to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the shareholders’ vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

Currently the Say-On-Pay vote, as determined by the Board following a shareholder advisory vote at the 2017 Annual Meeting of Shareholders, is to be held annually. The next scheduled Say-On-Pay vote after the Meeting will occur at the 2024 Annual Meeting of Shareholders.

Proposal 2. ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

76	2023 Proxy Statement

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the meeting, the shareholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory shareholder vote on executive compensation discussed in Proposal 2 in this proxy statement. Shareholders will have the opportunity to cast an advisory vote on whether the shareholder vote on executive compensation should occur every one, two or three years. Shareholders may also abstain from voting on the matter.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Board will take into account the outcome of the vote when considering the frequency of the advisory shareholder vote on executive compensation. Your advisory vote will not be construed (i) as overruling a decision by the Company or the Board, (ii) to create or imply any change to the fiduciary duties of the Company or the Board, (iii) to create or imply any additional fiduciary duties for the Company or the Board, or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board believes that a non-binding shareholder vote on executive compensation should occur every year because it provides the highest level of accountability and communication by enabling the non-binding shareholder vote to approve the compensation of our named executive officers to correspond with the most recent executive compensation information presented in our proxy statement for our annual meeting of shareholders. Accordingly, the Board recommends voting for an advisory shareholder vote on executive compensation every year.

We emphasize, however, that you are not voting to approve or disapprove the Board’s recommendation. Instead, your proxy card provides you with four options regarding this non-binding, advisory proposal. You may cast an advisory vote for the shareholder vote on executive compensation to occur every one, two or three years, or you may abstain from voting on the matter. The next advisory vote on the frequency of the advisory vote on executive compensation will occur at the 2029 Annual Meeting of Shareholders.

Proposal 3. ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN ANNUAL (EVERY YEAR) ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 4

APPROVAL OF THE 2023 STOCK COMPENSATION PLAN

The Board of Directors is asking our shareholders to approve the Central Pacific Financial Corp. 2023 Stock Compensation Plan (the “2023 Plan”). The 2023 Plan is designed to replace our 2013 Stock Compensation Plan (the “2013 Plan”), which is expiring on April 26, 2023, and under which no stock options eligible for “incentive stock option” tax treatment may be granted after January 30, 2023.

The Board believes that the 2023 Plan is important for attracting and retaining well-qualified employees and directors in the competitive Hawaii labor market and that the 2023 Plan will provide a significant incentive for our employees, directors and consultants to increase the value of Central Pacific Financial Corp. for all shareholders, which is essential to our long-term growth and success. The Board believes that the number of shares authorized under the 2023 Plan reflects an appropriate balance between providing us with the flexibility to offer an equity award program over a multi-year period and shareholder dilution considerations.

If approved, the 2023 Plan will become effective as of the date shareholder approval is received, which we expect to be the date of the Meeting. The 2023 Plan authorizes the grant of awards relating to up to 1,140,000 shares of our Common Stock. No equity grants have been made or will be made under the 2023 Plan unless and until shareholder approval is received. No further awards will be made under the 2013 Plan on or after February 23, 2023, unless this proposal is not approved by our shareholders; however, awards previously granted and outstanding under the 2013 Plan will continue to be governed by the terms of the 2013 Plan, and shares subject to such awards will be issued under the 2013 Plan.

Summary of the 2023 Plan

The principal features of the 2023 Plan are described below. However, this summary of the 2023 Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2023 Plan document, which is attached to this Proxy Statement as Exhibit A.

Administration. The 2023 Plan will be administered and interpreted by the Compensation Committee of our Board, which currently is comprised of four of our non-employee directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended. However, the Compensation Committee may from time to time delegate some or all of its administrative duties under the 2023 Plan to one or more of its members, to Company officers or to third party agents or advisors. Subject to the provisions of the 2023 Plan, the Compensation Committee has full and exclusive discretionary power and authority (a) to interpret the terms and intent of the 2023 Plan and adopt rules for the administration of the 2023 Plan, (b) to determine eligibility for awards and select the participants to whom awards will be granted, (c) to set the terms and conditions of the awards at initial grant and for any subsequent modifications or amendments to award agreements, and (d) to adopt modifications and amendments, and subplans to the 2023 Plan. All actions, interpretations and determinations made by the Compensation Committee are final, conclusive and binding.

Maximum Shares Reserved. The maximum number of shares of our Common Stock available for issuance under the 2023 Plan will be 1,140,000 shares. This includes the maximum number of shares that may be issued pursuant to incentive stock options granted under the 2023 Plan, which also will be 1,140,000 shares.

The 2023 Plan applies the following conservative rules for counting shares against the maximum share limit under the 2023 Plan:

•	Shares underlying any awards that expire without being exercised or are forfeited, canceled or otherwise terminated without issuance of shares or payment in lieu of shares and shares that are forfeited or repurchased by the Company for an amount not greater than the participant’s exercise or purchase price will be added back to the shares available for issuance under the 2023 Plan.
•	Shares tendered or held back upon exercise of an option or settlement of a stock appreciation right to cover the exercise price or tax withholding will count against the limit and will not be available for future issuance under the 2023 Plan.
•	Upon exercise of stock appreciation rights, the gross number of shares for which the rights are exercised and any shares tendered or held back to cover tax withholding will count against the limit and will not be available for future issuance under the 2023 Plan.
•	Shares tendered or held back upon the vesting or settlement of any restricted stock, RSUs, PSUs and other full value stock-based awards to cover tax withholding will count against the limit and will not be available for future issuance under the 2023 Plan.
•	Any shares issued or issuable with respect to dividends or dividend equivalents that are reinvested into additional shares or are credited as additional restricted stock, RSUs, PSUs or other stock-based awards are not counted against the maximum share limit

The number of shares available for awards under the 2023 Plan is subject to equitable adjustment in connection with any transaction or event that affects our Common Stock (including, but not limited to, a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, split up, spin-off, combination of shares, exchange of shares or other like change in capital structure) which may be required in order to prevent dilution or enlargement of rights.

Eligibility. All of our employees, officers, directors and consultants will be eligible to participate in the 2023 Plan. All participants may receive all types of awards under the 2023 Plan, except that incentive stock options may be granted only to employees (including officers and directors who are also employees). The Compensation Committee determines which persons eligible to participate will

78	2023 Proxy Statement

PROPOSAL 4

receive awards and the terms of their individual awards. However, the Compensation Committee may authorize one or more officers of the Company to select persons other than executive officers, directors and significant shareholders of the Company to receive awards and to determine (within Compensation Committee prescribed limits) the numbers of shares subject to such awards.

On February 23, 2023, we had approximately 797 employees (including officers and directors who are also employees), 10 non-employee directors, and approximately 15 consultants, all of whom would have been eligible to participate in the 2023 Plan. The actual number of persons who will receive awards from time to time cannot be determined in advance because the Compensation Committee has the discretion to select the award recipients. Consistent with recent practices under the 2013 Plan, the Company expects to make annual grants of RSUs and PSUs from the 2023 Plan to employees that are members of Managing Committee at the level of group senior vice president and above and in limited circumstances to non-executive employees at high levels or in key positions, and to issue shares of our common stock from the 2023 Plan to non-employee Board members for 50% of their Board compensation.

Types of Awards. The 2023 Plan authorizes the grant of a variety of types of equity awards, which include incentive stock options (ISOs), nonqualified stock options (NQSOs), stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance shares, performance units (PSUs) and other stock-based awards, briefly summarized as follows:

•	Incentive Stock Options and Nonqualified Stock Options. Options entitle the participant to purchase shares of our Common Stock over time for an exercise price fixed on the date of the grant. The exercise price may not be less than 100% of the fair market value of our Common Stock on the date of the grant. The exercise price may be paid (a) in cash, (b) by tendering previously acquired shares of our Common Stock meeting certain criteria, (c) by applying the value of a portion of the shares acquired upon exercise and issuing only the net balance of the shares, (d) by the sale through a broker of a portion of the shares acquired upon exercise, or (e) by a combination of these methods. The participant has no rights as a shareholder with respect to any shares covered by an option until the option vests and is exercised by the participant and shares are issued by us.
•	Stock Appreciation Rights. SARs entitle the participant to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date either in cash or in the form of shares of our Common Stock. For cash-settled SARs, the participant will have no rights as a shareholder. For stock-settled SARs, the participant will have no rights as a shareholder with respect to any shares covered by the SAR until the award vests and is exercised by the participant and we issue the shares. SARs may be granted as standalone awards or in tandem with the grant of options.
•	Restricted Stock and Restricted Stock Units. Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions established by the Compensation Committee. Restricted stock units provide for the issuance of shares of our Common Stock at a later date or event following vesting in accordance with terms and conditions established by the Compensation Committee at time of grant. Shares of restricted stock and RSUs that do not satisfy vesting conditions are subject to forfeiture. In either case, the vesting conditions may be based on continued employment (or other service) with us and our affiliates and/or achievement of performance goals. A participant granted restricted stock will have the rights of a shareholder for the Common Stock from the date of grant, including voting and dividend rights (subject to restrictions on such rights provided in the applicable award agreements), but not the right to sell or transfer the shares. A participant granted RSUs does not have shareholder rights until shares are issued, if at all, but may be granted dividend equivalent rights prior to issuance of shares.
•	Performance Shares and Performance Units. Performance shares and performance units are similar to RSUs in that they provide for the issuance of shares of our Common Stock or other payment at a later date or event, but under which vesting and/or number of shares earned are based upon the satisfaction of performance criteria and/or achievement of performance goals in addition to continued service requirements. PSUs provide for the issuance of shares of our Common Stock or other forms of payout based upon the value of our Common Stock following the determination of performance results during a specified performance period in accordance with terms and conditions established by the Compensation Committee prior to or at the outset of the performance period. A participant granted PSUs does not have shareholder rights until shares are issued, if at all, but may be granted dividend equivalent rights prior to issuance of shares.
•	Other Stock-Based Awards. Other stock-based awards permitted under our 2023 Plan include awards that may be settled in cash or in shares of our Common Stock and are valued in whole or in part by reference to shares of our Common Stock.

Minimum Vesting Requirement. Options and SARs that vest and become exercisable, and restricted stock, RSUs and stock-based awards that vest, based on the participant’s continued employment or other continued service may not vest or become exercisable prior to the expiration of one year of continued employment or other continued service following the date of grant. However, the Compensation Committee has the discretion to provide for earlier exercisability in the event a participant’s employment or other service terminates due to death or disability or following a change in control, and in other circumstances for a number of shares of our Common Stock that in the aggregate does not exceed 5% of the maximum number of shares reserved under the 2023 Plan.

Terms of Awards. The Compensation Committee will determine the types of awards to be granted from among those provided under the 2023 Plan and the terms of such awards, including the number of shares of our Common Stock or other securities underlying the

PROPOSAL 4

awards; restrictions and vesting requirements, which may be time-based vesting or vesting upon satisfaction of performance goals and/or other conditions; the exercise price for options and SARs, which may not be less than 100% of the fair market value of a share on the grant date; and, where applicable, the expiration date of awards, which for options and SARs may not be more than 10 years after the grant date. Awards may be granted under the 2023 Plan as part of or in conjunction with our annual and long-term incentive compensation programs and our non-employee director compensation policy.

Performance Measures. Vesting and/or exercise of awards under the 2023 Plan may be made subject to the satisfaction of financial criteria or other objective or subjective performance measures, which are intended to align with the economic interests of our shareholders. The Compensation Committee determines the specific performance criteria that are to be used in granting performance-based awards and the performance period over which such criteria are to be measured. These performance criteria may be measured either in absolute terms or compared to results of a peer group and may be measured at the individual level, a business unit level or other Company-specific basis as determined by the Compensation Committee.

No Repricing. Without the prior approval of our shareholders occurring no more than 12 months prior to the event, options and SARs granted under the 2023 Plan may not be repriced, replaced, regranted or amended to reduce the exercise price, and any options and SARs with exercise prices greater than current fair market value may not be canceled in exchange for cash or any other award under the Plan.

Transferability of Awards. Awards under the 2023 Plan generally are not transferable by the participant other than by will or the laws of descent and distribution and are generally exercisable, during the participant’s lifetime, only by the participant. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the participant or the participant’s estate or legal representative or guardian. The Compensation Committee has discretion, however, to permit the transfer of awards other than incentive stock options.

Adjustments and Substitute Awards. The number and kind of shares available under the 2023 Plan, the shares subject to any outstanding awards, and the exercise or purchase prices of such awards, are subject to adjustment in the event of certain reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, combination or other similar change in our capital stock or the number or kind of shares outstanding.

Change in Control. If the Company undergoes a change in control, which includes certain corporate transactions such as a merger, reorganization or consolidation resulting in a change in majority ownership, a sale of substantially all of our assets, a sale of more than 50% of our stock, or a change in the majority of directors on our Board during a 12-month period, then the Board or the Compensation Committee may exercise discretion over the treatment of then outstanding awards under the 2023 Plan in order to effect or facilitate the change in control transaction. Such discretion includes the ability (i) to accelerate the vesting and/or exercisability of awards, (ii) to cause an acquiror to assume the awards, substitute comparable awards for them, or otherwise continue the awards, or (iii) to cause the awards to be cancelled in exchange for payment of their fair market value in cash or stock. In general, any awards outstanding under the 2023 Plan that are not exercised, assumed, substituted or otherwise continued will terminate upon the change in control.

Clawback of Awards. Awards granted under the 2023 Plan will be subject to recovery or clawback by any governmental agency or by the Company if payment or vesting is based on materially inaccurate statements of earnings, revenues or gains, or any performance criteria/metric or other criteria or metric that is found by any governmental agency or by the Company to be materially inaccurate or to have encouraged unnecessary and/or excessive risk taking or if it otherwise is subject to recovery or clawback under any policy adopted by the Company and in effect from time to time, including any such policy adopted pursuant to any Law or stock exchange listing requirement.

Amendment and Termination. The Board may amend or terminate the 2023 Plan at any time, provided that any such amendment or termination may not adversely affect any awards then outstanding without the participant’s consent. Amendments to increase the number of shares of Common Stock available for awards under the 2023 Plan, amendments to alter or delete the shareholder approval requirement for repricing options and SARs, and any other material amendments of the 2023 Plan will be subject to shareholder approval, including amendments for which shareholder approval is required by applicable laws, regulations or stock exchange rules. The 2023 Plan has a ten-year term such that no awards may be granted under the 2023 Plan after April 26, 2033. Additionally, no incentive stock options may be granted under the 2023 Plan after January 23, 2033.

80	2023 Proxy Statement

PROPOSAL 4

Federal Tax Aspects

The following is a general discussion of certain U.S. federal income tax consequences relating to certain of the awards that may be issued under the 2023 Plan, based on U.S. federal income tax laws in effect on the date of this Proxy Statement. This discussion is general in nature only, and is not intended to be specific income tax advice on which we or any participant will rely. This summary does not describe all of the possible federal income tax consequences that could result from the acquisition, holding, exercise or disposition of any award or of any shares of Common Stock received pursuant to any award granted under the 2023 Plan. This summary does not describe any state, local or foreign tax consequences or any gift, estate or excise tax consequences.

Tax Consequences to Participants

Incentive Stock Options. A participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment requirements, although any increase in value of the underlying stock at the time of exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a participant must exercise the option not later than three months after he or she ceases to be our employee (one year if he or she is disabled). Additionally, upon the sale of stock received on exercise of an incentive stock option, a participant will be taxed on the difference between his or her basis in the shares (which is typically the option exercise price) and the net proceeds of the sale at long-term capital gain tax rates if he or she satisfies certain holding period requirements. To satisfy the holding period requirements, a participant must hold the shares acquired on exercise of the incentive stock option for more than two years from the grant date of the option and more than one year after the shares are issued to him or her.

If the employment requirement is not met, the option will be taxed as a nonqualified stock option at time of exercise. If a participant disposes of shares of our Common Stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, that participant generally will recognize ordinary income as of the date of disposition equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the selling price and the exercise price. If the selling price is greater than the fair market value of the shares on the date of exercise, such excess will be treated as capital gain (short-term or long-term depending upon holding period).

Nonqualified Stock Options. In general, a participant will not recognize income at the time a nonqualified stock option is granted. At the time of exercise of the option, the participant will recognize ordinary income if the shares are not then subject to a substantial risk of forfeiture. The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of our Common Stock on the date of exercise. At the time of the sale of the shares of our Common Stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced tax rates if the participant has satisfied applicable holding period requirements.

Stock Appreciation Rights. In general, a participant will not recognize income at the time a stock appreciation right is granted. Upon exercise of the right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price, whether such amount is payable in cash or in shares of Common Stock. If the participant receives such excess value in Common Stock, any additional gain or any loss recognized upon later disposition of any shares received on exercise will be capital gain or loss.

Restricted Stock. In general, a participant will not have taxable income upon the grant of restricted stock. Instead, at the time the participant holds stock free of any substantial risk of forfeiture, the participant will recognize ordinary income equal to the fair market value (on that date) of the shares or other property less any amount paid. Alternatively, the participant may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of grant of restricted stock, an amount equal to the fair market value (on the grant date) of the restricted stock less any amount paid. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses with the basis for this purpose equal to the fair market value of the shares at the end of the restriction period (or on the date of receipt of the restricted stock, if the participant elects to be taxed upon grant). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted stock upon transfer, in which case they will be taxable to the participant as dividends and will not be deductible by the Company.

Restricted Stock Units, Performance Shares and Performance Units. A participant will normally not recognize taxable income upon an award of RSUs or PSUs. Upon vesting or other lapse of restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock when issued or the amount of any other payment received.

PROPOSAL 4

Other Stock-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards or other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will be taxed as ordinary income to the participant.

Tax Withholding. Ordinary income recognized on exercise of nonqualified stock options and stock appreciation rights and on vesting of restricted stock, restricted stock units, performance shares, performance units and other similar awards is subject to income and employment tax wage withholding, unless the participant is a non-employee director or consultant. The Compensation Committee may allow a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by payment in cash, withholding from the participant’s other compensation, or electing to have shares withheld from those to be delivered under the award.

Section 409A. A participant receiving an award that is subject to, but fails to comply with, the deferred compensation requirements of Section 409A of the Internal Revenue Code (“Section 409A”) may be subject to a penalty tax of 20% of the income from such award plus interest charges, in addition to ordinary income tax. Failure to comply with Section 409A also may result in an acceleration of the timing of income taxation of such awards. Awards granted under the 2023 Plan are intended to be exempt from or to comply with the requirements of Section 409A.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income as described above, we generally will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code and the regulations thereunder contain special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer, our chief financial officer and to certain of our other executive officers. The general rule is that compensation paid to any of these specified executives, or to any person who was such an executive at any time on or after January 1, 2017, is deductible only to the extent that it does not exceed $1 million in any tax year.

Shareholder Dilution Considerations

The following table reflects the number of shares of our Common Stock that will be available for awards under the 2023 Plan in combination with awards outstanding under the 2013 Plan on February 23, 2023(1):

Shares authorized for future grant under 2023 Plan after shareholder approval	1,140,000
Shares relating to outstanding 2013 Plan time-based RSUs (RSUs)	177,152
Shares relating to outstanding 2013 Plan performance-based RSUs (PRSUs)(2)	226,884
Total number of shares available for issuance under 2023 Plan and 2013 Plan	1,544,036
(1)	Only RSUs and PRSUs are outstanding under the 2013 Plan. No stock options, SARs or other types of awards are outstanding.
(2)	Number of shares listed for outstanding PRSUs is at maximum payout. Number of PRSU shares at target payout is 113,442.

To protect shareholder interests from the potential dilutive impact of equity awards, we actively manage our equity plan resources as effectively as possible, as indicated by the table below. The “unadjusted burn rate” for any particular fiscal year is the total number of shares of our Common Stock issuable under the equity-based awards granted in that fiscal year divided by our weighted average total number of shares of Common Stock issued and outstanding during that fiscal year.

Our unadjusted burn rates for the past three fiscal years are set forth in the following table(1):

Year	Board Shares Issued	RSUs Granted	PRSUs Granted(2)	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2022	14,993	53,986	45,901	114,880	27,398,445	0.42%
2021	10,681	145,587	76,187	232,455	28,003,744	0.83%
2020	13,165	276,831	45,349	335,345	28,074,543	1.19%
3-Year Average	12,946	158,801	55,812	227,560	27,825,577	0.82%
(1)	For awards under the 2013 Plan during the past three years, only RSUs and PRSUs were granted to employees and shares were issued to nonemployee Board members as compensation. No stock options, SARs or other types of awards were granted.
(2)	Number of PRSU shares listed is at target payout. Number of such shares at maximum payout is 91,802 in 2022, 152,374 in 2021, and 68,024 in 2020.

82	2023 Proxy Statement

PROPOSAL 4

We anticipate that the 1,140,000 shares under the 2023 Plan will give us flexibility to grant equity awards for the 10-year life of the 2023 Plan, accommodating anticipated grants relating to the hiring, retention and promotion of employees and for the compensation of non-employee directors and consultants. However, the total number of shares available under the 2023 Plan could be exhausted sooner based on any number of variables, including, without limitation, the value of our Common Stock, changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, the extent to which vesting conditions applicable to equity-based awards are satisfied, the need to attract, retain and incentivize key talent, the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others described in our Form 10-K for the year ended December 31, 2022.

Plan Benefits

The future benefits or amounts that would be received under the 2023 Plan are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last completed fiscal year if the 2023 Plan had been in effect cannot be determined. However, we expect that future awards under the 2023 Plan will be granted in a manner substantially consistent with the historical grant of awards under the 2013 Plan. All grants made in 2022 under the 2013 Plan to named executive officers are disclosed in the Summary Compensation Table. For information regarding the size and structure of awards made in the past and information regarding the 2013 Plan as of December 31, 2022, please see the disclosures in this Proxy Statement under “Grants of Plan-Based Awards,” “Outstanding Equity Awards,” and “Equity Compensation Plan Information.”

Market Value of Underlying Securities

Our Common Stock underlies all of the options and other awards to be made under the 2023 Plan. The market value of our Common Stock at the close of trading on February 23, 2023 was $23.17 per share.

Proposal 4. APPROVAL OF THE 2023 STOCK COMPENSATION PLAN COMPENSATION
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Crowe LLP audited the Company’s financial statements for the fiscal year ended December 31, 2022, and has audited the Company’s financial statements since 2018. Representatives of Crowe LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. An annual evaluation is performed to assess the appropriateness of engaging Crowe LLP as the Company’s independent auditors, the Audit Committee considers several factors including, but not limited to: (i) Crowe LLP’s relevant technical, institutional, and industry expertise; (ii) the quality of Crowe LLP’s communications with the Audit Committee and management; (iii) Crowe LLP’s independence, including the consideration of any non-audit services provided by Crowe LLP and their impact on independence; (iv) the quality of the services provided by Crowe LLP; (v) external data on audit quality and performance, including recent PCAOB reports on Crowe LLP; (vi) the reasonableness of Crowe LLP’s fees; and (vii) Crowe LLP’s tenure as independent auditors, including the benefits of a longer tenure, which include:

•	Enhanced Audit Quality - Crowe LLP has gained institutional knowledge and expertise regarding our business operations, accounting policies and practices, and internal controls over financial reporting.
•	Efficiencies in Planning and Fees - Crowe LLP's understanding of our business and control framework allows it to design effective audit plans that cover key risk areas while capturing cost efficiencies.
•	Continuity - Onboarding a new auditor, requires significant internal resources and time to familiarize a new auditor to our business and control framework.

In their oversight of the independent auditors, the Committee periodically holds private sessions with the Crowe, LLP to discuss the scope of their audit and any problems or difficulties they may have encountered in the performance of their audit.

The Audit Committee also oversees the selection and approval of our independent auditor’s lead engagement partner at the five-year mandatory rotation period which occurs in 2023. Upon conclusion of the Company’s evaluation of three candidates, the Audit Committee selected the new lead engagement partner for Crowe, LLP to begin in 2023.

Audit Fees. The aggregate fees billed to the Company by Crowe LLP with respect to services performed for the fiscal years ended December 31, 2022 and 2021 are as follows:

	2022	2021
Audit Fees(1)	$1,068,000	$950,000
Audit Related Fees(2)	$88,000	$89,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,156,000	$1,039,000
(1)	Audit fees consisted of fees billed by Crowe LLP for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the audit of the Company’s internal control over financial reporting. The audit fees also relate to services such as consents.
(2)	Audit related fees consisted of fees billed by Crowe LLP for audits of certain employee benefit plans and mortgage banking activities.

Pre-approval Policies and Procedures. The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by the Company’s independent registered public accounting firm. Each service to be provided by the Company’s independent registered public accounting firm is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements of Crowe LLP that commenced during 2018 and since then have been pre-approved in accordance with the pre-approval policy.

The Audit Committee considers whether the provision of audit-related services, tax services, and all other services, as applicable, is compatible with maintaining the independence of Crowe LLP.

84	2023 Proxy Statement

PROPOSAL 5

Recommendation

The Board has submitted its appointment of Crowe LLP for ratification by the Company’s shareholders. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal. If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of the Company and our shareholders.

Proposal 5. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be considered for inclusion in the Company’s Proxy Statement and voted on at the Company’s regularly scheduled 2024 Annual Meeting of Shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than 120 calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than November 7, 2023) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business 45 days before the first anniversary date of the mailing date of this Proxy Statement (i.e., by no later than January 21, 2024) and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) the Company does not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement (i.e., by January 21, 2024). For information about nominating directors, see “Director Nomination Process—Shareholder Nominees” above.

The Company’s Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the Proxy Statement. A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary. In addition to other applicable requirements, for business to be properly brought before the 2024 Annual Meeting of Shareholders, a shareholder must give notice of the matter to be presented at the Meeting in a proper written form to the Company’s Corporate Secretary or at www.sec.gov. The Corporate Secretary must receive this written notice at the principal offices of the Company not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting (such anniversary date, April 27, 2024). Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting. In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 28, 2024.

86	2023 Proxy Statement

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Dated: March 6, 2023	CENTRAL PACIFIC FINANCIAL CORP.

Glenn K.C. Ching
Executive Vice President and Corporate Secretary

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

Central Pacific Financial Corp.
2023 Stock Compensation Plan

(Adopted January 24, 2023)

EXHIBIT A: 2023 STOCK COMPENSATION PLAN
A-2	2023 Proxy Statement

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

CENTRAL PACIFIC FINANCIAL CORP. 2023 STOCK COMPENSATION PLAN

Article 1. Establishment, Purpose, and Duration

1.1     Establishment of the Plan. Central Pacific Financial Corp., a Hawaii corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Central Pacific Financial Corp. 2023 Stock Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Stock-Based Awards.

The Plan shall become effective upon shareholder approval of the Plan (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2     Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3     Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the adoption of the Plan by the Board, and (b) the Effective Date.

1.4     Awards under Prior Option Plans. From and after the Effective Date, the Company will make new Awards only under this Plan. For the avoidance of doubt, all awards granted before the Effective Date under any prior plan shall remain in full force and effect and shall continue to be governed by the terms of the applicable plan and related award agreement.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
2.2	“Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock-Based Awards.
2.3	“Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.
2.4	“Beneficial Owner or Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act.
2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.
2.6	“Cause” means:
(a)	Gross negligence or gross neglect of duties;
(b)	Commission of a felony or of a gross misdemeanor involving moral turpitude; or
(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the person’s Service and resulting in an adverse effect on the Company.

EXHIBIT A: 2023 STOCK COMPENSATION PLAN
2.7	“Change in Control” shall mean any of the following:
(a)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Securities Exchange Act) or group becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Securities Exchange Act) or has the right to acquire beneficial ownership, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(b)	The consummation of the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets (including any equity interests in subsidiaries); or
(c)	The consummation of a merger, consolidation, business combination, scheme of arrangement, share exchange or similar transaction involving the Company and any other corporation (“Business Combination”), other than a Business Combination that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such Business Combination; or
(d)	During any period of not more than twelve (12) consecutive months during which the Company continues in existence, not including any period prior to the Effective Date of this Plan, individuals who, at the beginning of such period, constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (b) or (c) of this Section 2.7) whose appointment to the Board or nomination for election to the Board was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or
(e)	Any combination of (a), (b) and (c).

Notwithstanding the foregoing, if any “payment” (as defined for purposes of Section 409A of the Code) to be made hereunder as a result of the occurrence one or more of the foregoing events would be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, then, as to such payment, such event shall constitute a Change in Control only if the event additionally constitutes a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” (as such terms are defined for purposes of Section 409A of the Code) of the Company.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
2.9	“Committee” means the Compensation Committee of the Board. However, if any member of the Compensation Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed solely of members that qualify as such “non-employee directors.” The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.
2.10	“Company” means Central Pacific Financial Corp., a Hawaii corporation, and any successor thereto as provided in Article 18 herein.
2.11	“Consultant” means an individual providing services to the Company, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Consultant shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Consultant who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Consultant and the Company, its Affiliates, and/or its Subsidiaries, the term “Service” shall apply as may be appropriate in lieu of the term “employment” or “employ”; (b) no such Consultant shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Consultant’s termination from Service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Consultant’s Award Agreement related to such Award, subject to the limitations set forth in the Plan.
2.12	“Director” means any individual who is a member of the Board of Directors of the Company and/or its Subsidiaries.
A-4	2023 Proxy Statement

EXHIBIT A: 2023 STOCK COMPENSATION PLAN
2.13	“Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan. Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.
2.14	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.15	“Fair Market Value” or “FMV” of a Share means, as of any date, the closing selling price of a Share on such date as quoted on the New York Stock Exchange (“NYSE”) or on another established stock exchange (or exchanges) that has reported the greatest volume of trading in Shares on such date. If no sales are reported on an applicable date, the FMV of a Share shall be the closing selling price of a Share as quoted on the NYSE, or on another exchange with the greatest volume of trading in Shares, on the last market trading day with reported sales prior to such applicable date. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee in good faith based on objective criteria in accordance with Code Section 409A and applicable Treasury regulations.
2.16	“Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.
2.17	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.
2.18	“Grant Price” means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.
2.19	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.
2.20	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.21	“Non-Employee Director” means an individual who is serving as a Director and is not also concurrently serving as an Employee.
2.22	“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not designated as an Incentive Stock Option or that otherwise does not meet such requirements.
2.23	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.
2.24	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, as determined by the Committee.
2.25	“Participant” means an Employee, Director or Consultant who has been selected to receive an Award or who has an outstanding Award granted under the Plan.
2.26	“Performance Measures” means measures on which the performance goals are based as described in Article 11.
2.27	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.28	“Performance Share” means an Award so designated granted to a Participant, as described in Article 9 herein.
2.29	“Performance Unit” means an Award so designated granted to a Participant, as described in Article 9 herein.
2.30	“Period of Restriction” means the period during which an Award is subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

EXHIBIT A: 2023 STOCK COMPENSATION PLAN
2.31	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.32	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8 herein.
2.33	“Restricted Stock Unit’’ means an Award of a future right to Shares granted to a Participant pursuant to Article 8 herein.
2.34	“Retirement” means termination of Service as an Employee, at or after age 55 with 10 or more years of Service as an Employee, or such other definition as may be included in an Award Agreement.
2.35	“Service” means a Participant’s employment or other service with the Company or any Subsidiary, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the entity for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Committee or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be an affiliate of the Company. Subject to the foregoing, the Committee, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
2.36	“Shares” or “Stock” means the Shares of common stock of the Company.
2.37	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.
2.38	“Stock-Based Award” means an Award granted pursuant to the terms of Section 10.2 herein.
2.39	“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.
2.40	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

3.1     General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2     Authority of the Committee. The Committee shall have full and exclusive discretionary power and authority to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the

A-6	2023 Proxy Statement

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may (to the extent permitted by applicable law), by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Consultants of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award: provided, however, that the resolution providing such authorization sets forth the total number of Shares that may be subject to Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan

4.1     Number of Shares Available for Awards. Subject to adjustment as provided in this Article 4, the maximum number of Shares that may be delivered pursuant to all Awards granted under the Plan (the “Share Authorization”) shall be one million one hundred forty thousand (1,140,000) Shares, which Share Authorization also is the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan and is inclusive of any Shares so issued. No further Awards will be granted under the Central Pacific Financial Corp. 2013 Stock Compensation Plan on or after February 23, 2023, unless the Plan is not approved by the Company’s shareholders at the 2023 annual shareholder meeting, but the Central Pacific Financial Corp. 2013 Stock Compensation Plan shall remain in effect for purposes of Awards previously granted under such plan. Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares or payment in cash in lieu of such Shares shall be available again for grant under the Plan. If the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), the Share Authorization shall be reduced by the full number of Shares for which the Option is exercised or to be delivered under the Award, including any Shares applied to the Option Price and any Shares applied to tax withholding. If an SAR is exercised, whether payment is to be made in Shares or in cash, the Share Authorization shall be reduced by the full number of Shares for which the SAR is exercised, not just by any Shares or any net number of Shares to be delivered upon such exercise. The Share Authorization shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.2     Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, Stock dividend, Stock split, reverse Stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, conversion or termination of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, conversion or termination, all without further action by the Company’s shareholders.

Notwithstanding anything to the contrary, any adjustments, modifications, amendments or changes of any kind made pursuant to this Section 4.2 shall be made in a manner compliant with Section 409A of the Code.

Article 5. Eligibility and Participation

5.1     Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, and Consultants.

5.2     Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees, Directors, and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

Article 6. Stock Options

6.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Non-Employee Directors and Consultants.

6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be, and is so designated as, an ISO or a NQSO.

6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be at least one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4     Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

However, an Option that becomes exercisable based on the Participant’s continued Service as an Employee, Director or Consultant may not become exercisable in whole or in part prior to the expiration of a one (1) year period of such continued Service following the date of grant of such Option. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s Service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for earlier exercisability and vesting of Awards for a number of Shares that in the aggregate (including Shares under any Restricted Stock, Restricted Stock Units and Stock-Based Awards that vest less than one (1) year from their dates of grant and any SARs exercisable less than one (1) year from their dates of grant) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1.

6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (subject to any requirement necessary to maintain favorable accounting treatment for the Options granted); (c) by “net exercise” reducing the number of Shares otherwise issuable to a Participant upon exercise by the largest whole number of Shares having FMV that does not exceed the Option Price and paying any remaining balance in cash; (d) cashless exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option in compliance with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System; (e) a combination of (a), (b), (c) and/or (d); or (f) by any other method approved by the Committee in its sole discretion and specified in the Award Agreement.

The Company reserves, at all times, the right, in the Committee’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures (including cashless exercise) for payment of the Option Price upon exercise of Options by any means other than payment in cash or its equivalent, including with respect to one or more Participants specified by the Committee notwithstanding that such program or procedures may be available to other Participants.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

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EXHIBIT A: 2023 STOCK COMPENSATION PLAN

6.8     Termination of Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a different exercise period is provided by the Committee in an Award Agreement or amendment thereto, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(a)	Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).
(b)	Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service other than for Cause.
(c)	Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.
(d)	Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

6.9     Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10    Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

Article 7. Stock Appreciation Rights

7.1     Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price must be at least one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2     SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3     Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

However, an SAR that becomes exercisable based on the Participant’s continued Service as an Employee, Director or Consultant may not become exercisable in whole or in part prior to the expiration of a one (1) year period of such continued Service following the date of grant of such SAR. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s continued Service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for earlier exercisability and vesting of Shares under Awards that in the aggregate (including Shares under any Restricted Stock, Restricted Stock Units and Stock-Based Awards that vest less than one (1) year from their dates of grant and any Options exercisable less than one (1) year from their dates of grant) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1.

7.5     Exercise of Tandem SARs. Tandem SARs may he exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6     Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the FMV of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company, its Affiliates, and or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination. Subject to earlier termination of the SAR as otherwise provided by this Plan and unless a different exercise period is provided by the Committee in an Award Agreement or amendment thereto, an SAR shall terminate immediately upon the Participant’s termination

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EXHIBIT A: 2023 STOCK COMPENSATION PLAN

of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(a)	Disability. If the Participant’s Service terminates because of the Disability of the Participant, the SAR, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the SAR’s term as set forth in the Award Agreement evidencing such SAR (the “SAR Expiration Date”).
(b)	Death. If the Participant’s Service terminates because of the death of the Participant, the SAR, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service other than for Cause.
(c)	Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the SAR shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.
(d)	Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the SAR, to the extent unexercised and exercisable with respect to vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expira- tion Date.

7.8     Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

7.9     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2     Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

However, any Restricted Stock or Restricted Stock Unit that vests based on the Participant’s continued Service as an Employee, Director or Consultant may not become exercisable in whole or in part prior to the expiration of a one (1) year period of such continued Service following its date of grant. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for the vesting of Restricted Stock and Restricted Stock Units in less than one (1) year following the date of grant in the event a Participant’s continued Service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for vesting in less than one (1) year for a number of Shares that in the aggregate (including Shares under any Stock-Based Awards that vest less than one (1) year from their dates of grant and any Options and SARs exercisable less than one (1) year from their dates of grant) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1.

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

8.3     Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine. The Committee’s determination regarding the form of payout of Restricted Stock Units shall be set forth in the Award Agreement pertaining to the grant of the Restricted Stock Units.

8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Central Pacific Financial Corp.’s 2023 Stock Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Central Pacific Financial Corp.”

8.6     Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7     Dividends and Dividend Equivalents. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units and such dividends or dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee, provided that such dividends or dividend equivalents shall be paid or provided in a manner compliant with Section 409A of the Code.

8.8     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.9     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

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EXHIBIT A: 2023 STOCK COMPENSATION PLAN

Article 9. Performance Shares and Performance Units

9.1     Grant of Performance Shares and Performance Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2     Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

9.3     Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

9.4     Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units as soon as practicable after the end of the applicable Performance Period, but in no event later than 2 ½ months following the end of the calendar year in which such Performance Period ends; provided, however, that any Shares may be granted subject to restrictions deemed appropriate by the Committee, but only if the terms of such restrictions are compliant with Section 409A of the Code. The determination of the Committee with respect to the form of payout of each such Award shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5     Dividend Equivalents. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, for- feiture, or payout restrictions as determined by the Committee in its sole discretion, provided that such dividends or dividend equivalents shall be paid or provided in a manner compliant with Section 409A of the Code.

9.6     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7     Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights with respect to any Performance Shares/Performance Units shall be exercisable during his or her lifetime only by such Participant.

Article 10. Stock-Based Awards

10.1     Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2     Value of Stock-Based Awards. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3     Earning of Stock-Based Awards. Subject to the terms of this Plan, the holder of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

10.4       Form and Timing of Payment of Stock-Based Awards. Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of Shares subject to the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of each such Award shall be set forth in the Award Agreement pertaining to the grant of the Award.

However, any Stock-Based Award that vests based on the Participant’s Service as an Employee, Director or Consultant may not become exercisable in whole or in part prior to the expiration of a one (1) year period of such continued Service following its date of grant. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for the vesting of Stock-Based Awards in less than one (1) year following the date of grant in the event a Participant’s continued Service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for vesting in less than one (1) year for a number of Shares that in the aggregate (including any Shares under Restricted Stock and Restricted Stock Units that vest less than one (1) year from their dates of grant and any Options and SARs exercisable less than one (1) year from their dates of grant) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. For avoidance of doubt, Shares issued under the Plan to Directors in payment of annual Board and committee chair retainers are not subject to the provisions of this paragraph and are not to be taken into account in applying the corresponding restrictions applicable to Options, SARs, Restricted Stock and Restricted Stock Units.

10.5     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6     Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights with respect to any Stock-Based Awards shall be exercisable during the Participant’s lifetime only by the Participant.

10.7     Dividend Equivalents. At the discretion of the Committee, Participants holding Stock-Based Awards may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion, provided that such dividends or dividend equivalents shall be paid or provided in a manner compliant with Section 409A of the Code.

Article 11. Performance Measures

At the time of grant of any Performance Shares, Performance Units or other performance-based Awards, the Committee shall establish the business criteria, financial metrics, personal objectives and/or other performance-related benchmarks (“Performance Measures”) that are to be used to assess the level of achievement of performance goals and determine the resulting level of payment or vesting of such Performance Shares, Performance Units or other performance-based Awards. The Performance Measures, the Performance Period over which the Performance Measures are to be assessed, and the manner in which such Performance Measures are to be applied in determining payment or vesting of Awards shall be set forth in the Award Agreements for such Awards. Each Performance Measure may be designated to apply on a “core” basis, where at the discretion of the Committee certain non-recurring items may be excluded for purposes of determining the attainment of the Performance Measure(s). In addition, any Performance Measure(s) may be used to measure the performance of the Company as a whole, or of any Subsidiary, Affiliate or business unit of the Company, in comparison with peer group performance or to a published or special index, or any combination of the foregoing, as the Committee, in its sole discretion, deems appropriate. Without limiting the generality of the preceding sentences, the Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs; (e) extraordinary or nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. Notwithstanding the foregoing, the Committee also has the authority to provide for accelerated vesting of any Award that otherwise would be based on the achievement of performance goals pursuant to the Performance Measures.

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EXHIBIT A: 2023 STOCK COMPENSATION PLAN

Article 12. Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If authorized by the Committee, a Participant may designate a beneficiary or change a previous beneficiary designation at any time by using any forms and following any procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant’s beneficiary shall be made under the Participant’s will and applicable state law.

Article 13. Deferrals and Share Settlements

Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, provided that such rules and procedures for any deferrals or deferral elections pursuant to this Article 13 shall comply in all respects with Section 409A of the Code.

Article 14. Rights of Employees and Consultants

14.1     Employment or Other Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or other Service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/ or its Subsidiaries for severance payments.

For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant’s Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant’s employment is terminated with the spun-off company.

14.2     Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3     Rights as a Shareholder. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change in Control

Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board or the Committee may provide for any one or more of the following consequences of a Change in Control on Awards:

15.1     Accelerated Vesting. In its discretion, the Board or the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with a Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Participant’s employment or other Service prior to, upon, or following such Change in Control, and to such extent as the Board or the Committee shall determine.

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

15.2     Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof out- standing immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section 15.2, if so determined by the Board or the Committee, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Board or the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each Share to consist solely of common stock of the Acquiror equal in FMV to the per Share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board or the Committee may, in its discretion, determine such FMV per Share as of the time of the Change in Control on the basis of the Board’s or the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

15.3     Cash-Out of Outstanding Awards. The Board or the Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (including any Share for which vesting is accelerated, if so determined by the Board or the Committee, but without payment for any unvested Share) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be have a value equal to the FMV of the consideration to be paid per Share in the Change in Control, reduced (but not below zero) by the exercise price or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board or the Committee may, in its sole discretion, determine such FMV per Share as of the time of the Change in Control on the basis of the Board’s or the Committee’s good faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board or the Committee, an Award having an exercise or purchase price per Share equal to or greater than the FMV of the consideration to be paid per Share in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section 15.3 (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

Article 16. Amendment, Modification, Suspension, and Termination

16.1     Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part, provided that any such alteration, amendment, modification, suspension or termination of the Plan pursuant to this Article 16 shall be effected in a manner compliant with Section 409A of the Code. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

16.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Notwithstanding anything to the contrary, any adjustments pursuant to this Section 16.2 shall be effected in a manner compliant with Section 409A of the Code.

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EXHIBIT A: 2023 STOCK COMPENSATION PLAN

16.3     Amendment and Termination of Previously Granted Awards. Notwithstanding Section 16.1 or any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or any Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Amendments, suspensions or modifications of the Plan or any Award Agreement that may result in changes to the tax characterization of any Award, including loss of Incentive Stock Option treatment for any Options, shall not be considered to adversely affect any such Award in any material way.

16.4     No Repricing Without Shareholder Approval. Notwithstanding anything herein to the contrary, except as set forth in Section 4.2 and Article 15 hereof, without the prior approval of the Company’s shareholders pursuant to shareholder action occurring no more than twelve (12) months prior to such an event, (i) the Option Price of outstanding Options and the Grant Price of outstanding SARs may not be reduced, (ii) no outstanding Option or SAR that has an Option Price or Grant Price greater than the then current FMV may be canceled in exchange for cash or any other Award under the Plan, and (iii) no Option or SAR may otherwise be repriced with a lower Option Price or Grant Price or otherwise replaced or regranted with an Award having an Option Price, Grant Price or other Share purchase price that is lower than its original Option Price or Grant Price.

16.5     Regulatory Requirements. In addition, and without in any way limiting the foregoing statements in this paragraph and notwithstanding anything else stated in this Plan or any Award Agreement, this Plan and each Award Agreement shall be subject to the following conditions:

i.	Any term or provision in this plan that is interpreted, deemed or found by any governmental agency or by the Company to be in violation or potential violation of any law, guidance, rule, regulation, regulatory action, order or decree (hereinafter individually and collectively referred to as “Law”) will be modified to conform to the Law.
ii.	Golden parachute payments are prohibited under this plan or agreement.
iii.	Payments that require regulatory or other approval are prohibited unless and until such approval is obtained, and the Company shall have no obligation to seek such approval.
iv.	The Company will not grant Awards that may constitute excessive compensation under Law or by the Company.
v.	The Company will not grant Awards that threaten the Company’s safety and soundness.
vi.	The Company will not grant Awards that encourage excessive risk taking.

Except and unless specifically stated otherwise elsewhere in the Plan or in an Award Agreement or other document to which this section is made a part of, this section and everything stated in this section shall prevail and control in the event of any ambiguity or inconsistency between what’s stated in this section and what may be stated elsewhere in the Plan, an Award Agreement or other document.

16.6     Clawback and Other Provisions for Recovery or Termination of Awards. Any bonus, retention award, incentive compensation or any other payment paid under this plan or agreement is subject to recovery (clawback) by any governmental agency or by the Company if it is based on materially inaccurate statements of earnings, revenues or gains, or any performance criteria/metric or other criteria or metric that is found by any governmental agency or the Company to be materially inaccurate or to have encouraged unnecessary and/or excessive risk taking or if it otherwise is subject to recovery or clawback under any policy adopted by the Company and in effect from time to time, including any such policy adopted pursuant to any Law or stock exchange listing requirement.

Article 17. Withholding

17.1     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

17.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that the Shares applied to such tax withholding with respect to an Award shall have a FMV that is no greater than the maximum statutory federal, state or local tax rates that could apply to the Award in the jurisdictions applicable to the Participant on the date that the amount of tax to be withheld is to be determined, or such other limitation as may be required by the accounting rules and regulations to maintain favorable equity accounting treatment for the Award. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

Article 18. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. General Provisions

19.1     Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

19.2     Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.3     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.4     Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.5     Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;
(b)	Determine which Employees and Consultants outside the United States are eligible to participate in the Plan;
(c)	Modify the terms and conditions of any Award granted to Employees or Consultants outside the United States to comply with applicable foreign laws:
(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and
(e)	Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

19.6     Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.7     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right

A-18	2023 Proxy Statement

EXHIBIT A: 2023 STOCK COMPENSATION PLAN

shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be an employee benefit plan subject to ERISA.

19.8     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.9     Retirement and Welfare Plans. The Awards under this Plans will not be included as “compensation” for purposes of computing benefits payable to any Participant under the Company’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.10     No Right to Continued Employment or Service. Participation in this Plan or the receipt of any Award shall not be construed as a promise or guarantee of future or continued employment, or as stating provisions or terms of employment. The Company and its employees recognize their mutual right to end their employment relationship at any time, and acknowledge that such relationship is one of employment-at-will. Regardless of the provisions of this Plan or of any Award Agreement, subject to the express terms and conditions of any applicable employment agreement or other services agreement, the Company may terminate the employment of any Employee or the services of any Consultant in its sole and absolute discretion and at any time and for any reason.

Article 20. Legal Construction

20.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.2     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.4     Securities Law Compliance. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.5     Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Hawaii, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Hawaii, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.6     Section 409A of the Code. It is the Company’s intent that payments under the Plan are exempt from, and do not constitute “deferred compensation” subject to, Section 409A of the Code and that the Plan be administered accordingly. If and to the extent that any payment is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Code and is payable hereunder to a Participant by reason of his termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Code and as determined by the Company), such payment shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or his earlier death). Neither the Company nor its affiliates shall have any liability to any Participant, Participant’s spouse or other beneficiary of any Participant’s spouse or other beneficiary of any Participant or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A of the Code.

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CENTRAL PACIFIC FINANCIAL CORP.
220 SOUTH KING ST. 22ND FLOOR
HONOLULU, HI 96813
ATTN: GLENN CHING

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTRAL PACIFIC FINANCIAL CORP.

REVOCABLE PROXY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christine H. H. Camp
02) Earl E. Fry
03) Jason R. Fujimoto
04) Jonathan B. Kindred
05) Paul J. Kosasa
06) Duane K. Kurisu
07) Christopher T. Lutes
08) Arnold D. Martines
09) A. Catherine Ngo
10) Saedene K. Ota
11) Crystal K. Rose
12) Paul K. Yonamine

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote EVERY YEAR on the following proposal:

	Every Year	Every Two Years	Every Three Years	Abstain
3. To cast a non-binding, advisory vote on the frequency of the advisory "Say-On-Pay" vote.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date